UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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RESOURCE AMERICA, INC.

(Name of Registrant as Specified in its Charter)

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One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

July 14, 2016

Dear Stockholder of Resource America, Inc.:

A special meeting of the stockholders of Resource America, Inc. will be held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103. You are cordially invited to attend.

On May 22, 2016, Resource America entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” with C-III Capital Partners LLC, pursuant to which C-III will acquire Resource America. Subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of C-III will merge with and into Resource America, with Resource America surviving the merger as a wholly owned subsidiary of C-III. We refer to this transaction as the “merger.” At the special meeting, you will be asked to adopt the merger agreement. The adoption of the merger agreement by the Resource America stockholders is a condition to the completion of the merger.

At the effective time of the merger, each share of Resource America stock issued and outstanding immediately prior to the effective time (other than certain shares as described in the merger agreement) will be converted into the right to receive $9.78 in cash, without interest and less any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The Resource America board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Resource America and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby and resolved to recommend that Resource America stockholders vote to adopt the merger agreement. The Resource America board of directors unanimously recommends that the Resource America stockholders vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the advisory (nonbinding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of Resource America in connection with the merger and (3) “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Resource America stock as of the close of business on July 13, 2016. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly, electronically or telephonically, as described in the accompanying proxy statement, or by completing, dating, signing and returning your proxy card. Voting by one of these methods will not preclude you from attending the special meeting and voting in person. Instructions regarding the methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from it to vote your shares.

We encourage you to join us in voting in favor of the proposal to adopt the merger agreement so that we may proceed with a transaction that our management team and the Resource America board of directors view as highly beneficial to our stockholders.

Very truly yours,

Jonathan Z. Cohen

Chief Executive Officer

The merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated July 14, 2016 and is first being mailed to our stockholders on or about July 14, 2016.

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on August 25, 2016

To the Stockholders of Resource America, Inc.:

Notice is hereby given that a special meeting of stockholders of Resource America, Inc. will be held at 10:00 a.m., local time, on August 25, 2016, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103, for the following purposes:

1.	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated May 22, 2016, which we refer to as the “merger agreement,” by and among Resource America, Inc., C-III Capital Partners LLC, and Regent Acquisition Inc., a wholly owned subsidiary of C-III (“Merger Sub”), pursuant to which Merger Sub will merge with and into Resource America, which we refer to as the “merger”;

2.	to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to Resource America’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

3.	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Your vote is very important. The merger cannot be completed unless the proposal to adopt the merger agreement receives the affirmative vote of holders of a majority of the outstanding shares of Resource America stock.

Only stockholders of record as of the close of business on July 13, 2016, which we refer to as the record date, are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

Holders of record of Resource America stock on the record date are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL,” in connection with the merger if they meet certain conditions. Please see the section of this proxy statement entitled “Appraisal Rights of Stockholders”. A copy of Section 262 of the DGCL is attached as Annex C to the accompanying proxy statement.

The Resource America board of directors carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Resource America board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of Resource America and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby and resolved to recommend that the Resource America stockholders vote to adopt the merger agreement.

The Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Please vote telephonically or electronically for the matters before our stockholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the special meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously voted.

By Order of the Board of Directors,

Michael S. Yecies, Secretary

July 14, 2016

-i-

Annexes
Annex A	Agreement and Plan of Merger, dated as of May 22, 2016, by and among Resource America, Inc., C-III Capital Partners LLC and Regent Acquisition Inc.

Annex B	Opinion Letter of Evercore Group, L.L.C., dated May 22, 2016

Annex C	Section 262 of the General Corporation Law of the State of Delaware

-ii-

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 25, 2016

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders of Resource America, Inc., which we refer to as “Resource America”. The special meeting will be held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103. We are furnishing this proxy statement to Resource America stockholders as part of the solicitation of proxies by the Resource America board of directors for use at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated July 14, 2016 and is first being mailed to our stockholders on or about July 14, 2016.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all of the questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On May 22, 2016, Resource America entered into the merger agreement with C-III and Merger Sub. You are receiving this proxy statement as a stockholder of Resource America in connection with the solicitation of proxies by the Resource America board of directors in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under the section of this proxy statement entitled “—What proposals will be considered at the special meeting?” The merger cannot be completed unless the proposal to adopt the merger agreement is approved by stockholders holding at least a majority of the outstanding shares of Resource America stock.

Q:	When and where is the special meeting of Resource America stockholders?

A:	The special meeting will be held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103.

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport). If your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of Resource America stock as of the close of business on July 13, 2016, the record date for the special meeting, are entitled to vote the shares of Resource America stock they held on the record date at the special meeting. As of the close of business on the record date, there were 20,786,261 shares of Resource America stock outstanding and entitled to vote, held by 249 stockholders of record. Each stockholder is entitled to one vote for each share of Resource America stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement;

•	a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to Resource America’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Why am I being asked to consider and vote on the nonbinding compensation proposal?

A:

Under Section 14A of the Securities Exchange Act of 1934, as amended, the U.S. Securities and Exchange Commission (the “SEC”) requires Resource America to conduct a nonbinding, advisory vote of stockholders regarding the compensation that may be paid or may become payable to Resource America’s named executive officers in connection with, or following, the consummation of the merger.

Q:	What constitutes a quorum for purposes of the special meeting?

A:	Resource America’s bylaws provide that a quorum will exist if holders representing a majority of the votes entitled to be cast by the stockholders at the special meeting are present, in person or by proxy. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” (as described under the section of this proxy statement entitled “The Special Meeting—Quorum”) will not be counted for purposes of determining the presence of a quorum unless the broker, bank, trust, custodian or other nominee (we refer to those organizations collectively as a “broker”) has been instructed to vote on at least one of the proposals presented in this proxy statement.

Q:	What vote of Resource America stockholders is required to approve each of the proposals?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Resource America stock entitled to vote at the special meeting. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Abstentions, failures to vote and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on Resource America, the Resource America~~’s~~ board of directors or C-III.

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the voting shares represented at the special meeting, without further notice other than by announcement at the meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Q:	How does the Board recommend that I vote?

A:	The Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For a discussion of the factors that the Resource America board of directors considered in resolving to recommend that Resource America stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Reasons for Recommending the Adoption of the Merger Agreement”. In addition, in considering the recommendation of the Resource America board of directors with respect to the merger agreement, you should be aware that some of Resource America’s directors and executive officers have interests that may be different from, or in addition to, the interests of Resource America stockholders generally. Please see the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger”.

Q:	What happens if I sell my shares of Resource America stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Resource America stock on the record date, but transfer your shares after the record date but before the effective time, you will retain your right to vote such shares at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares registered in your name, you may vote in person at the special meeting or by submitting a proxy for the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures”.

If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	How do I cast my vote if my shares of Resource America stock are held in “street name” by my broker?

A:	If you are a stockholder with shares held in “street name”, which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Unless you follow those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by submitting a new vote by telephone or the Internet;

•	by delivering a written revocation to Resource America’s Secretary at Resource America, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103 prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker, you must contact your broker to determine how to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Resource America stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Resource America stock. If you are a stockholder of record and your shares of Resource America stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Promptly after the effective time, each holder of record (other than the Depository Trust Company) of a certificate representing any Resource America stock that is entitled to receive the merger consideration will be sent a letter of transmittal and instructions for use in effecting the surrender of such holder’s shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment upon surrender of your certificates, together with your duly executed letter of transmittal and any other documents requested in the instructions. You should not return your certificates with the enclosed proxy card, and you should not forward your certificates to the paying agent without a letter of transmittal. If you hold shares of Resource America stock in non-certificated book-entry form, you will not be required to deliver a certificate or a letter of transmittal, and you will receive your cash payment automatically upon the effective time.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Resource America stock?

A:	Yes. Under the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, Resource America stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Resource America stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Resource America prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. For more information regarding appraisal rights, please see the section of this proxy statement entitled “Appraisal Rights of Stockholders”. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as practicable. If the merger agreement is approved at the special meeting, we anticipate that the merger will be completed by the end of the 2016 calendar year. However, because the merger cannot be completed until the conditions to closing (some of which, as described under the section of this proxy statement entitled “The Merger Agreement—Conditions to the Merger”) are satisfied, we cannot assure completion by any particular date, if at all.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations, by phone at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, 12th Floor, or by e-mail to pkamdar@resourceamerica.com. We will promptly send additional copies of this proxy statement upon receipt of any such request.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares, please contact Investor Relations, by phone at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, 12th Floor, or by e-mail to pkamdar@resourceamerica.com.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information”.

The Parties

(page 19)

Resource America is an asset management company that specializes in real estate and credit investments. Resource America’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America’s investments emphasize consistent value and long-term returns with an income orientation. Resource America has $22.4 billion in gross assets under management as of March 31, 2016, and owns and manages approximately 30,000 multifamily units in more than 20 states. Resource America manages the following five REITs: Resource Capital Corp., which we refer to as “RCC”; Resource Real Estate Opportunity REIT, Inc., which we refer to as “Opportunity REIT”; Resource Real Estate Opportunity REIT II, Inc., which we refer to as “Opportunity REIT II”; Resource Apartment REIT III, Inc., which we refer to as “Apartment REIT III”; and Resource Innovation Office REIT, Inc., which we refer to as “Innovation Office REIT.” We refer to these managed REITs collectively as the “Managed REITs.” It has raised $1.5 billion in the aggregate through the independent broker-dealer network, including $635 million in capital for Opportunity REIT and $556 million for Opportunity REIT II. Resource America’s principal executive offices are located at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112, its telephone number is (215) 546-5005, and its internet address is www.resourceamerica.com.

C-III Capital Partners LLC, which we refer to as C-III, was formed in 2010 and is a leading commercial real estate investment and services company engaged in a broad range of activities, including: (i) primary and special loan servicing (named special servicer for approximately $95 billion of securitized commercial real estate loans); (ii) investment management (approximately $4.2 billion of gross equity and debt assets under management); (iii) loan origination (approximately $4.6 billion since inception in 2010); (iv) multifamily property management (owner of US Residential, which manages more than 40,000 units located in 23 states); (v) sales and leasing brokerage and commercial property management (owner of NAI Global, which has more than 375 member offices worldwide, with over 6,700 professionals, managing over 380 million square feet of commercial property); (vi) online marketing of institutional commercial real estate capital markets transactions (owner of Real Capital Markets, which has marketed over $1.5 trillion of properties and debt since inception in 1999 and operates an online live auction platform); and (vii) zoning due diligence services (owner of The Planning & Zoning Resources Company, commonly known as PZR). C-III’s principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, its telephone number is (212) 705-5000 and its internet address is www.c3cp.com.

Regent Acquisition Inc., which we refer to as “Merger Sub”, is a wholly owned subsidiary of C-III formed solely for the purpose of effecting the merger. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 717 Fifth Avenue, New York, New York 10022 and its telephone number is (212) 705-5000.

The Merger

(page 25)

Resource America, C-III and Merger Sub entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement”, on May 22, 2016. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into Resource America, which we refer to as the “merger”. Resource America will survive the merger as a wholly owned subsidiary of C-III.

Upon the consummation of the merger, each share of Resource America’s stock that is issued and outstanding immediately prior to the effective time of the merger, which we refer to as the “effective time”, other than certain shares described in the merger agreement, will be converted into the right to receive $9.78 in cash, which we refer to as the “merger consideration”, without interest and less any applicable withholding taxes.

The Special Meeting

(page 20)

The special meeting will be held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103. At the special meeting, you will be asked to vote for the adoption of the merger agreement, the nonbinding compensation proposal (as described under “Questions and Answers About the Special Meeting and the Merger—What proposals will be considered at the special meeting?”) and, if necessary or appropriate, the adjournment of the special meeting. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Resource America stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

(page 21)

You may vote at the special meeting if you owned any shares of Resource America stock at the close of business on July 13, 2016, the record date for the special meeting. As of the close of business on the record date, there were 20,786,261 shares of Resource America stock outstanding and entitled to vote, held by 249 stockholders of record. You may cast one vote for each share of Resource America stock that you held on the record date on each of the proposals presented in this proxy statement. The adoption of the merger agreement by Resource America stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Resource America stock entitled to vote at the special meeting.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement

(page 31)

After careful consideration, the Resource America board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Resource America and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby and resolved to recommend that Resource America stockholders vote to adopt the merger agreement.

Accordingly, the Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the proposal to adopt the merger agreement. The Resource America board of directors also unanimously recommends that the Resource America stockholders vote “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For a discussion of the material factors that the Resource America board of directors considered in resolving to recommend that the Resource America stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Reasons for Recommending the Adoption of the Merger Agreement”.

Opinion of Financial Advisor

(page 35 and Annex B)

Evercore Group L.L.C. delivered its opinion to the Resource America board of directors that, as of May 22, 2016 and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $9.78 in cash per share of Resource America stock to be paid to the holders of the outstanding shares of Resource America stock entitled to receive such merger consideration pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Evercore’s written opinion, dated May 22, 2016, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Resource America urges stockholders to read the opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board of directors of Resource America in connection with its evaluation of whether the merger consideration to be received by the holders of the Resource America stock was fair, from a financial point of view, to the holders of Resource America stock entitled to receive such merger consideration and did not address any other aspects or implications of the merger. Evercore’s opinion does not constitute a recommendation to the board of directors of Resource America or to any other persons in respect of the merger, including as to how any holder of Resource America stock should vote or act in respect of the merger or any other matter. Evercore’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Resource America might engage or the merits of the underlying decision by Resource America to engage in the merger. The summary of Evercore’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

For a more complete description, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Opinion of Evercore Group, L.L.C.”.

Certain Effects of the Merger

(page 43)

Upon the consummation of the merger, Merger Sub will be merged with and into Resource America, and Resource America will continue to exist following the merger as a wholly owned subsidiary of C-III.

Following the consummation of the merger, shares of Resource America stock will no longer be traded on the NASDAQ Global Select Market, which we refer to as “NASDAQ”, or any other public market, and the registration of shares of Resource America stock under the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, will be terminated.

Effects on Resource America if the Merger is Not Completed

(page 43)

In the event that the proposal to adopt the merger agreement does not receive the required approval from Resource America stockholders, or if the merger is not completed for any other reason, Resource America stockholders will not receive any payment for their shares of Resource America stock in connection with the proposed merger. Instead, Resource America will remain an independent public company, and stockholders will continue to own their shares of Resource America stock. Under certain circumstances, if the merger agreement is terminated, Resource America may be obligated to pay to C-III a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee”.

Treatment of Equity Awards

(page 57)

Stock Options

Each option to purchase shares of Resource America stock that is outstanding and unexercised immediately prior to the effective time will become fully vested (to the extent not vested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such option multiplied by (2) the excess, if any, of the merger consideration over the exercise price per share of such option. Any option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled for no consideration.

Restricted Stock Awards

Each outstanding award of restricted Resource America stock that is outstanding as of immediately prior to the effective time will become fully vested (with any performance-based vesting conditions deemed fully satisfied), and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such restricted stock award multiplied by (2) the merger consideration.

Deferred Stock Unit Awards

Each award of deferred stock units that corresponds to shares of Resource America stock that is outstanding immediately prior the effective time will become fully vested (to the extent unvested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such deferred stock unit award multiplied by (2) the merger consideration.

Please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards” for additional information.

Interests of Resource America’s Directors and Executive Officers in the Merger

(page 44)

In considering the recommendation of the Resource America board of directors with respect to the merger agreement, you should be aware that some of Resource America’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Resource America stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Resource America stockholders generally include:

•	the merger agreement provides for the acceleration of the vesting and settlement of all Resource America stock options and all Resource America restricted stock and deferred stock unit awards;

•	certain of Resource America’s executive officers are parties to employment agreements with Resource America that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

•	under the merger agreement, C-III has agreed to provide severance benefits at specified levels to continuing Resource America employees, including one of Resource America’s executive officers, whose employment terminates in a qualifying termination during the one-year period following the closing;

•	in accordance with the merger agreement, Resource America has established a minimum bonus amount for each participant, including executive officers, in Resource America’s annual bonus or revenue-sharing plans or arrangements for the 2016 fiscal year based on the bonus the participant received in respect of the 2015 fiscal year;

•	under the merger agreement, Resource America may establish a cash-based retention program for its employees, including executive officers, which is designed to promote retention and reward extraordinary effort;

•	a trust that funds the supplemental executive retirement plan established for the benefit of Edward E. Cohen, Resource America’s Chairman, is required to be fully funded upon the consummation of the merger; and

•	Resource America’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

For more information, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger.”

Voting and Support Agreement

(Page 52)

On May 22, 2016, Jonathan Z. Cohen and Edward E. Cohen, who we refer to as the “specified stockholders”, and certain of their affiliates that are Resource America stockholders, entered into a voting and support agreement, which we refer to as the “voting agreement”, with C-III. Under the voting agreement, each such stockholder agreed, among other things, to vote all shares of Resource America stock owned by such stockholder in favor of the merger and against any action or agreement that would reasonably be likely to result in a material breach of any covenant or representation of Resource America in the merger agreement or prevent or materially delay Resource America’s or C-III’s ability to consummate the merger. As of the record date, the stockholders that are party to the voting agreement own a total of 4,756,784 shares of Resource America stock, or approximately 22.9% of the total outstanding shares of Resource America stock as of such date.

The voting agreement also generally requires that, from the date of the agreement until 18 months following the completion of the merger, each specified stockholder refrain from: (1) engaging in certain activities related to the distribution of real estate asset management products in the independent broker-dealer channel and engaging in direct lending to real estate operators or funds for the purchase of real estate assets; and (2) soliciting for employment or hiring individuals employed by Resource America, the Managed REITs and certain other funds managed by Resource America, subject to certain exceptions. Each specified stockholder, on the one hand, and C-III, on the other hand, has also agreed to customary non-disparagement covenants.

No Financing Condition

(page 44)

There is no financing condition to the merger.

Appraisal Rights

(page 23 and Annex C)

Under the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, Resource America stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Resource America stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Resource America prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel. See the section entitled “Appraisal Rights of Stockholders” on page 80. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement and is incorporated by reference herein.

Conditions to the Merger

(page 70)

The respective obligations of Resource America, C-III and Merger Sub to effect the merger are subject to the satisfaction or (if permissible under applicable law) waiver at or prior to the closing date of the following conditions:

•	the approval of the proposal to adopt the merger agreement by the holders of a majority of outstanding shares of Resource America stock;

•	the absence of any law, judgment, order, injunction, ruling or other finding or agency requirement of a governmental authority preventing, prohibiting or making illegal the consummation of the merger;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act”;

•	approval from the Financial Industry Regulatory Authority, which we refer to as “FINRA”, pursuant to NASD Rule 1017 (relating to a change of control), which will be deemed received if 31 days elapse after the submission of an application that FINRA deems substantially complete (as indicated in a written notice) and FINRA has not advised Resource America or C-III that it will impose substantial operating restrictions on C-III’s or Resource America’s broker-dealer subsidiaries;

•	to the extent required by law, approval by the Financial Conduct Authority of the United Kingdom of Great Britain and Northern Ireland, or the “FCA”, of C-III (and any other applicable potential controllers in C-III’s group) acquiring control of any of Resource America’s joint ventures or subsidiaries that are registered with the FCA; and

•	to the extent required by law, approval by the Jersey Financial Services Commission, which we refer to as the “JFSC”, of C-III (and any other applicable potential controllers in C-III’s group) acquiring control of any of Resource America’s joint ventures that are registered with the JFSC.

The obligations of C-III and Merger Sub to effect the merger are further subject to the satisfaction or (if permissible under applicable law) waiver at or prior to the closing date of the following additional conditions:

•	subject to certain material adverse effect or other materiality qualifiers, the accuracy of the representations and warranties made in the merger agreement by Resource America, and the receipt by C-III of a certificate signed by an executive officer of Resource America to such effect;

•	performance in all material respects by Resource America of its covenants and obligations under the merger agreement, and the receipt by C-III of a certificate signed by an executive officer of Resource America to such effect;

•	Resource America’s receipt of, and C-III’s having been furnished with copies of, the resignations described in the section of this proxy statement entitled “The Merger Agreement—Managed Entities”.

•	that no investment advisory contract with a Managed REIT or with Resource Real Estate Diversified Income Fund, which we refer to as “Diversified Income Fund”, shall have been terminated (except with respect to the automatic termination of the advisory contract with Diversified Income Fund that will occur under the Investment Company Act of 1940, as amended, which we refer to as “ICA”, as a result of the consummation of the merger), or, if applicable, not renewed, and the continuing full force and effect of each such investment advisory contract; and

•	Diversified Income Fund having entered into either an interim investment advisory contract or a new investment advisory contract meeting certain requirements set forth in the merger agreement that is in full force and effect.

The obligation of Resource America to effect the merger is further subject to the satisfaction or (if permissible under applicable law) waiver by Resource America on or prior to the closing date of the following additional conditions:

•	subject to certain material adverse effect or other materiality qualifiers, the accuracy of the representations and warranties made in the merger agreement by C-III and Merger Sub, and the receipt by Resource America of a certificate signed by an executive officer of C-III to such effect; and

•	performance in all material respects by C-III and Merger Sub of their covenants and obligations under the merger agreement, and the receipt by Resource America of a certificate signed by an executive officer of C-III to such effect.

Regulatory Waiting Periods and Approvals Required for the Merger

(page 53)

HSR. The merger is subject to the requirements of the HSR Act, which prevents C-III and Resource America from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice, which we refer to as the “DOJ”, and the United States Federal Trade Commission, which we refer to as the “FTC”, and the HSR Act waiting period is terminated or expires. On June 14, 2016, Resource America and C-III received notice from the FTC of the early termination of the HSR Act waiting period.

FINRA. Completion of the merger is subject to receipt of approval for a change of control or ownership from FINRA pursuant to NASD Rule 1017 for each subsidiary of Resource America that is a broker-dealer. Under the terms of the merger agreement, this condition shall be deemed satisfied, and the closing may occur prior to obtaining FINRA approval, if 31 days elapse after the submission of a FINRA application that FINRA deems substantially complete and FINRA has not advised Resource America or C-III that it will impose substantial operating restrictions on any of C-III’s or Resource America’s broker-dealer subsidiaries. Resource America has filed and submitted the required notices and applications to FINRA on June 9, 2016.

FCA. Pursuant to Section 178 of the Financial Services and Markets Act (2000) of the United Kingdom of Great Britain and Northern Ireland, which we refer to as the “FSMA”, Resource America and C-III must also obtain a notice from the FCA that it approves of C-III (or any other potential controllers in C-III’s group, to the extent required) acquiring control of any subsidiary or joint venture of Resource America that is registered with the FCA. Under the terms of the merger agreement, the FCA shall be treated as providing the required notice, pursuant to Section 189(6)(a) of FSMA, if 60 days elapse after the FCA acknowledges receipt of a completed change of control notice and the FCA has not advised the applicant that it proposes to approve the acquisition subject to conditions, proposes to object to the acquisition or that the change of control notice is incomplete. Completion of the merger is subject to the receipt of FCA approval. Resource America and C-III submitted the required notices and applications to the FCA on June 10, 2016. The applications were approved by the FCA on June 22, 2016.

JFSC. Completion of the merger is subject to the written approval from the Jersey Financial Services Commission that it approves of C-III acquiring control of any joint venture of Resource America that is registered with the JFSC. Resource America and C-III submitted the required notices and applications to the JFSC on June 10, 2016. The applications were approved by the JFSC on June 30, 2016.

For a description of C-III’s and Resource America’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Efforts to Obtain Regulatory Approvals”.

The merger agreement generally requires each party to use reasonable best efforts to eliminate impediments to the merger under applicable law and take all actions necessary to avoid or overcome any action that would delay, prevent, enjoin or otherwise prohibit the transactions contemplated by the merger agreement, subject to certain limitations (as described under the section of this proxy statement entitled “The Merger Agreement—Efforts to Obtain Regulatory Approvals”).

No Solicitation by Resource America

(page 63)

Resource America has agreed under the merger agreement, subject to certain exceptions described below, that Resource America, its subsidiaries and their respective officers and directors will not, and Resource America will instruct its affiliates and other representatives not to, directly or indirectly, until the earlier of the effective time or the termination of the merger agreement:

•	solicit, initiate, knowingly encourage or knowingly take any other action designed to facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as such term is described in the section of this proxy statement entitled “The Merger Agreement—Solicitation by Resource America”;

•	approve or recommend, or propose to approve or recommend, an acquisition proposal;

•	approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to an acquisition proposal or a superior proposal (as such term is described the section of this proxy statement entitled “The Merger Agreement—No Solicitation by Resource America”);

•	enter into, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

•	publicly announce an intention to do any of the foregoing.

Resource America may nevertheless furnish information and engage in discussions with a third party that makes an unsolicited bona fide written acquisition proposal that the Resource America board of directors determines in good faith, after consulting with Resource America’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal in circumstances not otherwise involving a breach of the merger agreement. Resource America is required to enter into a confidentiality agreement with certain terms described in the merger agreement prior to furnishing such information and to provide such nonpublic information to C-III promptly after (and in any event within twenty-four hours of) furnishing it to the third party.

Termination of the Merger Agreement

(page 71)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after stockholder approval has been obtained, in the following circumstances:

•	by mutual written consent of Resource America and C-III;

•	by either Resource America or C-III, if:

•	the merger is not consummated on or before February 22, 2017, which we refer to as the “end date”;

•	a governmental authority has issued an order permanently restraining, enjoining or otherwise prohibiting the merger and such order has become final and non-appealable;

•	a law has been promulgated, entered, enacted or issued or is applicable to the merger by any governmental authority that prohibits, prevents, or makes illegal the consummation of the merger;

•	Resource America stockholders’ approval of the proposal to adopt the merger agreement is not obtained at a duly held stockholders meeting (including adjournments or postponements thereof); or

•	the other party breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement and such breach or failure (a) would give rise to the failure of a condition to consummate the merger and (b) is incapable of being cured by the end date or, if capable of being cured, is not cured within 45 days after such other party receives written notice of such breach or failure, except that this right will not be available if the party attempting to terminate is in breach of any of its representations, warranties, covenants or agreements in such a way as would permit such other party to terminate the merger agreement.

The right to terminate the agreement for the first or second reasons set forth above will not be available to a party if the failure of the merger to be consummated or the order is primarily a result of a failure of such party to perform any of its obligations under the merger agreement.

•	by C-III if:

•	prior to Resource America stockholders’ approval of the proposal to adopt the merger agreement, the Resource America board of directors changes its recommendation that Resource America stockholders vote in favor of such proposal; or

•	by Resource America if:

•	prior to stockholder adoption of the merger agreement, in order to enter into an alternative acquisition agreement with respect to a superior proposal. In order to exercise this right, Resource America must (a) substantially concurrent with the termination of the merger agreement, enter into an alternative acquisition agreement providing for a superior proposal that did not result from Resource America’s breach of the merger agreement, and (b) prior to or concurrently with such termination, pay C-III the termination fee described under “The Merger Agreement—Termination Fee”.

Termination Fee

(page 72)

Resource America will be required to pay to C-III a termination fee equal to $6,725,000 if:

•	C-III terminates the merger agreement because, prior to Resource America stockholders’ approval of the proposal to adopt the merger agreement, the Resource America board of directors changes its recommendation that Resource America stockholders vote in favor of such proposal (or Resource America terminates the merger agreement because the stockholder approval was not obtained but C-III would have had the right to terminate the merger agreement for the foregoing reason);

•	Resource America terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	either (a) C-III or Resource America terminates the merger agreement because the approval by Resource America stockholders of the proposal to adopt the merger agreement was not obtained or (b) C-III terminates the merger agreement as a result of Resource America’s breach or failure to perform any covenant or agreement in the merger agreement or (in the case of the first bullet set forth below only) willful breach of any representation or warranty contained in the merger agreement and:

•	(i) an acquisition proposal was publicly announced or publicly made known prior to the special meeting or any adjournment or postponement thereof, and (ii) within nine months after such termination, Resource America enters into any acquisition proposal or any acquisition proposal is consummated (for these purposes, with the threshold in the definition of acquisition proposal set at 50% rather than 25%); or

•	prior to such termination, Resource America has (i) materially breached its non-solicitation obligations and such breach, if curable, has not been cured within five business days following Resource America’s receipt of written notice of such breach, and (ii) such breach results in an acquisition proposal being publicly made.

Each party has agreed that if the merger agreement is terminated under circumstances where the Resource America termination fee is payable, then the Resource America termination fee will be the sole and exclusive remedy of C-III against Resource America (other than in respect of claims for fraud), and C-III will not seek to recover any other money damages or seek any other remedy against Resource America in connection with the merger or the merger agreement.

Material U.S. Federal Income Tax Consequences

(page 74)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in the shares of Resource America stock converted into cash pursuant to the merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you.

You should read the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

(page 88)

You can find more information about Resource America in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. Please see “Where You Can Find Additional Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking information about Resource America, C-III and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Resource America and its subsidiaries. Readers are cautioned not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Resource America stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Resource America and its management; the effect of announcement of the transaction on Resource America’s ability to retain and hire key personnel and maintain relationships with any entities that it manages, suppliers and other third parties; difficult global economic and capital markets conditions; and changes in the legal and regulatory environment.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this proxy statement, as well as under Item 1.A in Resource America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Resource America’s Quarterly Report on Form 10-Q for the quarter ending on March 31, 2016, and in our other filings with the SEC incorporated by reference herein. Resource America cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Resource America, investors and stockholders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Resource America or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. Resource America expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

THE PARTIES

Resource America, Inc.

Resource America is an asset management company that specializes in real estate and credit investments. Resource America’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America’s investments emphasize consistent value and long-term returns with an income orientation. Resource America has $22.4 billion in gross assets under management as of March 31, 2016, and owns and manages approximately 30,000 multifamily units in more than 20 states. Resource America manages the following five REITs: Resource Capital Corp., which we also refer to as “RCC”; Resource Real Estate Opportunity REIT, Inc., which we also refer to as “Opportunity REIT”; Resource Real Estate Opportunity REIT II, Inc., which we also refer to as “Opportunity REIT II”; Resource Apartment REIT III, Inc., which we also refer to as “Apartment REIT III”; and Resource Innovation Office REIT, Inc., which we also refer to as “Innovation Office REIT.” It has raised $1.5 billion in the aggregate through the independent broker dealer network, including $635 million in capital for Resource Real Estate Opportunity REIT and $556 million for Resource Real Estate Opportunity REIT II. Resource America’s principal executive offices are located at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112, its telephone number is (215) 546-5005, and its internet address is www.resourceamerica.com.

C-III Capital Partners LLC

C-III Capital Partners LLC was formed in 2010 and is a leading commercial real estate investment and services company engaged in a broad range of activities, including: (i) primary and special loan servicing (named special servicer for approximately $95 billion of securitized commercial real estate loans); (ii) investment management (approximately $4.2 billion of gross equity and debt assets under management); (iii) loan origination (approximately $4.6 billion since inception in 2010); (iv) multifamily property management (owner of US Residential, which manages more than 40,000 units located in 23 states); (v) sales and leasing brokerage and commercial property management (owner of NAI Global, which has more than 375 member offices worldwide, with over 6,700 professionals, managing over 380 million square feet of commercial property); (vi) online marketing of institutional commercial real estate capital markets transactions (owner of Real Capital Markets, which has marketed over $1.5 trillion of properties and debt since inception in 1999 and operates an online live auction platform); and (vii) zoning due diligence services (owner of The Planning & Zoning Resources Company, commonly known as PZR). C-III’s principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, its telephone number is (212) 705-5000 and its internet address is www.c3cp.com.

Merger Sub

Merger Sub is a wholly owned subsidiary of C-III formed in Delaware in May 2016 solely for the purpose of effecting the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger and by reason of being a party to the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 717 Fifth Avenue, New York, New York 10022, and its telephone number is (212) 705-5000.

THE SPECIAL MEETING

We are furnishing this proxy statement to Resource America stockholders as part of the solicitation of proxies by the Resource America board of directors for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103.

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport). In addition, if your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on a proposal to adopt the merger agreement (please see the section of this proxy statement entitled “The Merger Agreement”);

•	to consider and vote on a nonbinding advisory proposal to approve the compensation that may be paid or may become payable to Resource America’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal” (please see the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger”); and

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Resource America Board of Directors

The Resource America board of directors carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Resource America board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Resource America and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby and resolved to recommend that Resource America stockholders vote to adopt the merger agreement. Accordingly, the Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the proposal to adopt the merger agreement. For a discussion of the material factors that the Resource America board of directors considered in resolving to recommend that Resource America stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Reasons for Recommending the Adoption of the Merger Agreement”.

The Resource America board of directors also unanimously recommends that the Resource America stockholders vote “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Stockholders Entitled to Vote

Only holders of record of Resource America stock as of the close of business on July 13, 2016, the record date for the special meeting, are entitled to vote the shares of Resource America stock they held on the record date at the special meeting. As of the close of business on the record date, there were 20,786,261 shares of Resource America stock outstanding and entitled to vote, held by 249 stockholders of record. Each stockholder is entitled to one vote for each share of Resource America stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Quorum

Resource America’s bylaws provide that a quorum will exist if holders representing a majority of the votes entitled to be cast by the stockholders at the special meeting are present, in person or by proxy. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement.

A “broker non-vote” occurs on a matter when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. You must follow instructions from your broker to authorize it to vote with respect to the proposal to adopt the merger agreement, the nonbinding compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Resource America stock entitled to vote at the special meeting, voting together as a single voting group. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger.

The failure to vote your shares of Resource America stock, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Nonbinding Compensation Proposal

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on Resource America, Resource America’s board of directors or C-III.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the voting shares represented at the special meeting, without further notice other than by announcement at the meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly.

To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting and vote in person, using one of the following three methods:

•	by telephone, by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries;

•	by accessing the Internet website at www.voteproxy.com and following the instructions on the website; or

•	by mail, by indicating your vote on each proxy card you receive, signing and dating each proxy card and returning each proxy card in the prepaid envelope that accompanied that proxy card.

If you are the record holder of your shares or your shares are held in street name, then telephone and Internet voting will be accessible until 11:59 p.m. Eastern time on August 24, 2016. Telephone and Internet voting are available 24 hours a day.

Resource America stockholders who hold their shares in “street name” by a broker should refer to the proxy card or other information forwarded by their broker for instructions on how to vote their shares.

If you have any questions or need assistance voting your shares, please contact Investor Relations, by phone at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, 12th Floor, or by e-mail to pkamdar@resourceamerica.com.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Revocation of Proxies

You have the right to revoke your proxy at any time prior to the time your shares are voted at the special meeting. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by submitting a new vote by telephone or the Internet;

•	by delivering a written revocation to Resource America’s Secretary at Resource America, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103 prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker you must contact your broker to determine how to revoke your proxy.

Voting in Person

If you plan to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Please note that admission to the special meeting is limited to Resource America stockholders or their representatives.

For holders of record of Resource America stock, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport). In each case, we will verify such documentation with our record date stockholder list. We reserve the right to limit the number of representatives who may attend the special meeting. Cameras and electronic recording devices are not permitted at the special meeting.

For stockholders holding shares in “street name”, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Otherwise, you will not be permitted to attend the special meeting. If your shares are held in the name of a broker, you must obtain and bring to the special meeting a proxy card issued in your name from the broker to be able to vote at the special meeting.

Appraisal Rights

Under the DGCL, Resource America stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Resource America stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Resource America prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel. Please see “Appraisal Rights of Stockholders”. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Solicitation of Proxies

Resource America will pay the costs of soliciting proxies from its stockholders. In addition to this mailing, proxies may be solicited by directors, officers or employees of Resource America or of C-III in person, by telephone or electronic transmission. None of the directors, officers or employees of either company will be directly compensated for such services.

The extent to which these proxy soliciting efforts will be undertaken depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay by mail, by telephone or via the Internet. Resource America also reimburses brokers, nominees, fiduciaries or other custodians for their expenses in sending these materials to you and getting your voting instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the shares of Resource America stock having voting power present in person or represented by proxy at the special meeting.

Even if a quorum is present, the special meeting could also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement if sufficient votes are cast in favor of proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the special meeting.

Voting by Resource America Directors and Executive Officers

As of the close of business on July 13, 2016, the record date for the special meeting, Resource America’s directors and executive officers owned, in the aggregate, 6,540,540 shares of Resource America stock (including restricted shares but excluding other equity awards), or collectively approximately 30.97% of the outstanding shares of Resource America stock. Resource America’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Resource America stock in favor of the matters before our stockholders as described in this proxy statement. In addition, Jonathan Z. Cohen and Edward E. Cohen, who we also refer to as the “specified stockholders”, and certain of their affiliates that are Resource America stockholders and which collectively own 4,756,784 shares of Resource America stock as of the record date, or approximately 22.9% of the total outstanding shares of Resource America stock as of such date, have agreed, pursuant to the terms of the voting agreement, to vote all shares of Resource America stock owned by such stockholders in favor of the merger, against any action or proposal in favor of an acquisition proposal, without regard to the terms thereof, and against any action, proposal, transaction or agreement that would reasonably be likely to result in a material breach of any covenant or representation of Resource America in the merger agreement or prevent or materially delay Resource America’s or C-III’s ability to consummate the merger. Certain of Resource America’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Resource America stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger”.

Assistance

If you have any questions or need assistance voting your shares, please contact Investor Relations, by phone at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, 12th Floor, or by e-mail to pkamdar@resourceamerica.com.

THE MERGER (PROPOSAL 1)

Overview

Resource America is seeking the adoption by its stockholders of the merger agreement Resource America entered into on May 22, 2016 with C-III and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into Resource America, with Resource America surviving the merger as a wholly owned subsidiary of C-III. The Resource America board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Resource America stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby and resolved to recommend that Resource America stockholders vote in favor of the proposal to adopt the merger agreement.

Upon the consummation of the merger, each share of Resource America stock issued and outstanding immediately prior to the effective time of the merger, which we refer to as the “effective time”, other than shares owned by Resource America, C-III, Merger Sub or their subsidiaries, shares owned by stockholders who have properly demanded appraisal rights under the DGCL and shares subject to restricted stock awards, will be converted into the right to receive $9.78 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

The board of directors and senior management of Resource America regularly review and evaluate Resource America’s strategic business plan and the possibility of pursuing various strategic transactions as part of their ongoing efforts to strengthen Resource America’s business, grow Resource America and enhance stockholder value, taking into account financial, industry, competitive and other conditions. As part of this process, from time to time, the board of directors and senior management of Resource America have reviewed potential strategic acquisitions and divestitures, including a sale of all or some of Resource America’s business and assets.

During the fourth calendar quarter of 2014, representatives of C-III contacted representatives of Resource America to discuss a potential acquisition of Resource America. Following that contact, in early December 2014, Jonathan Z. Cohen, Chief Executive Officer of Resource America, Jeffrey F. Brotman, Resource America’s Executive Vice President and Senior Counsel and Edward E. Cohen, Chairman of the Resource America board, met with Andrew Farkas, the Chief Executive Officer of C-III, and other representatives of C-III to discuss a potential transaction. The parties agreed at the meeting to have their representatives engage in further discussions. From December 2014 through February 2015, Resource America, C-III and their respective financial and legal advisors engaged in a series of discussions regarding a potential transaction as well as Resource America’s business. C-III and its financial and legal advisors also conducted due diligence of Resource America. The parties, however, never reached an agreement on price, and C-III terminated discussions on March 3, 2015 after informing Resource America that it planned to pursue other opportunities at the time. During the remainder of 2015, Resource America continued to implement its strategic plan and also to consider and review other potential strategic alternatives.

On November 13, 2015, a senior member of management of a real estate investment and management company, which we refer to as “Company A”, contacted Mr. Brotman and indicated that it was potentially interested in pursuing a strategic transaction with Resource America, including a potential acquisition of all or part of Resource America’s business. On November 18, 2015, Resource America and Company A entered into a confidentiality agreement, which included a customary standstill provision. Later that month, Mr. J. Cohen and Mr. Brotman met with members of management of Company A to discuss potential transactions, including an acquisition of all or a part of Resource America’s business. Shortly thereafter, Mr. Brotman and Thomas C. Elliott, Chief Financial Officer of Resource America, began to engage with Company A in providing due diligence materials and conducting telephone and in person meetings. Company A informed Resource

America that it had engaged financial advisors to assist in its review of a potential transaction with Resource America.

On December 18, 2015, the Resource America board of directors met telephonically. Mr. Brotman, Mr. Elliott and Michael Yecies, Chief Legal Officer of Resource America, were also present. At the meeting, Mr. J. Cohen informed the board of directors of the preliminary discussions with Company A. Mr. J. Cohen also reviewed with the board of directors, among other items, strategic alternatives available to Resource America.

On January 5, 2016, the Resource America board of directors held a telephonic meeting. Messrs. Brotman, Elliott and Yecies were also present. Members of management provided an update of its discussions with Company A, and also informed the directors of input that it had received from Resource America stockholders regarding Resource America’s strategic direction.

On January 18, 2016, the Resource America board of directors held a telephonic meeting. Messrs. Brotman, Elliott and Yecies were also present. Members of management discussed with the directors Resource America’s strategic plans, as well as the persistent undervaluation of Resource America’s shares in the market relative to the Resource America board of directors and management’s perceptions of Resource America’s long term value, and additional input that it had received from Resource America stockholders regarding Resource America’s strategic direction. After discussion, the board of directors determined that Resource America should begin the process of evaluating strategic and financial alternatives to enhance stockholder value, and authorized management to engage Evercore as Resource America’s financial advisor, based on its qualifications, experience and reputation, and to retain outside legal counsel to assist Resource America in reviewing these alternatives.

On January 26, 2016, Company A made a non-binding proposal to acquire all of the outstanding Resource America stock at a price of $7.00 per share.

On January 28, 2016, the Resource America board of directors held a telephonic meeting. Messrs. Brotman, Elliott and Yecies were also present. Members of management informed the Resource America board that, acting on the board’s January 18, 2016 authorization, Resource America had engaged Evercore and provided an update of the discussions with Company A that occurred on January 26. After discussion, the board of directors determined that Resource America should publicly announce that it had retained Evercore and was evaluating strategic and financial alternatives to enhance stockholder value.

On January 29, 2016, Resource America issued a press release announcing that it had decided to identify and evaluate strategic and financial alternatives for Resource America to enhance stockholder value and capitalize on Resource America’s established respected asset management platforms. Resource America announced that such alternatives could include adjusting Resource America’s businesses, monetizing non-core assets, expanding Resource America’s stock repurchase program, and a sale of all or part of Resource America.

Following the issuance of the press release, and throughout February 2016, Resource America and Evercore had discussions with over 20 different parties to determine whether they were interested in engaging in a transaction with Resource America. Resource America also began to negotiate confidentiality agreements with many of them.

On February 8, 2016, Andrew Farkas, the chief executive officer of C-III met with Mr. J. Cohen to discuss C-III’s potential interest in pursuing a transaction with Resource America.

On February 9, 2016, representatives of Evercore spoke with representatives from Company A. At that time, Company A requested exclusivity and a response to its proposal made on January 26 and stated that it may withdraw its proposal if Resource America did not provide it with exclusivity.

On February 18, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell, Lipton, Rosen & Katz, Resource America’s outside legal counsel, were also present. At the meeting, management and the advisors discussed with the directors the various strategic and financial alternatives potentially available to Resource America, including a potential sale of Resource America, alternatives to a sale, such as selling portions of Resource America or conducting a share repurchase or issuer tender offer. Representatives from Evercore informed the board of directors that, following Resource America’s January 29, 2016 press release, Evercore had discussions with more than 20 parties interested in pursuing a strategic transaction with Resource America, and that many of these parties were interested in purchasing the entire company or certain of its assets. The Resource America board of directors received an update on communications with the interested parties. The directors were also informed of the discussions with Company A, and that Company A indicated that it may withdraw its proposal if Resource America did not enter into an exclusivity agreement with Company A. Evercore also presented a review of the non-traded REIT industry and a preliminary business review of Resource America. After discussion, the board of directors directed Resource America management to continue engaging with the various interested parties, including Company A, but not to provide Company A with exclusivity.

On February 22, 2016, Mr. J. Cohen met with the chief executive officer of Company A. At the meeting, they continued to discuss the terms of a potential business combination, but Company A did not increase its previously proposed price of $7.00 per share.

On February 26, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, together with representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors updated the directors on the bid process that had occurred since the board’s February 18 meeting, including informing the board of the parties that were negotiating and executing confidentiality and standstill agreements, conducting due diligence and receiving management presentations on Resource America. The board also reviewed Evercore’s preliminary valuation analysis of Resource America stock.

Throughout February and March of 2016, Resource America continued to negotiate and execute confidentiality and standstill agreements with potentially interested parties and provide due diligence materials and management presentations to them. By March 10, 2016, 16 parties had signed confidentiality and standstill agreements with Resource America, and two parties (including C-III) were in the process of negotiating a confidentiality and standstill agreement with Resource America.

On March 10, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore, were also present. At an executive session of that board meeting that did not include non-director members of management except Mr. Yecies, Mr. J. Cohen and the advisors updated the directors on the bid process that had occurred since the board’s February 26 meeting, including informing the board of directors of the parties that were negotiating and executing confidentiality and standstill agreements, conducting due diligence and receiving management presentations on Resource America. Mr. J. Cohen and the advisors also discussed with the directors that they planned to request that the potentially interested parties submit their indicative proposals to Resource America by April 4, 2016.

By the end of March 2016, Messrs. Cohen, Brotman and Elliott and Evercore had conducted management presentations with 13 different potentially interested parties and held additional management meetings and phone calls as part of those parties’ due diligence.

On April 4 and 5, 2016, Resource America received eight indicative proposals. Of the eight proposals, six included proposals to acquire 100% of the outstanding Resource America stock, and two other proposals were to only acquire specific assets of Resource America. The six proposals to acquire 100% of the outstanding Resource America stock ranged in value from $6.38 per share to $8.50 per share, although the proposal for $8.50 per share (which was from Company A) consisted of (1) $7.50 per share in cash and (2) a contingent value right of up to $1.00 per share based on its assessment of the value of the liquidation of certain assets of Resource America. Of the two proposals to acquire specific assets of Resource America, one proposal was to acquire solely the management contracts associated with a fund family managed by Resource America, and another proposal was to acquire Resource America’s management agreement with Resource Capital Corp. and Resource America’s equity interest in Resource Capital Corp. Six of the proposals, including the proposal from Company A, included comments to the draft merger agreement that had been previously distributed to the interested parties. C-III did not submit an indicative proposal by this date.

On April 6, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors continued their review with the directors of Resource America’s strategic alternatives, including a review of the indicative proposals received to date. Representatives from Evercore and Wachtell Lipton described the key elements of the indicative proposals that Resource America had received. Evercore also presented a preliminary valuation analysis of the indicative proposals. After a discussion of the proposals as well as Resource America’s strategic and financial alternatives, the board of directors determined to invite the two parties that submitted the highest bids into the second round of bidding. One of these parties was Company A, which had submitted a proposal of $8.50 per share consisting of (1) $7.50 per share in cash and (2) a contingent value right of up to $1.00 per share based on its assessment of the value of the liquidation of certain assets of Resource America. The other party was an alternative asset manager, which we refer to as “Company B”, which had submitted an indicative price of between $7.50 and $8.00 per share in a mix of cash and stock (although the precise mix of cash and stock had not been specified by Company B). The board of directors also directed Resource America management to inform the remaining bidders that their bids would need to be increased to at least $8.00 per share or more in order for them to be invited into the next round of the bid process.

Over the next few days, representatives from Evercore conducted calls with the interested parties. Following these discussions, Resource America received revised bids of $8.00 per share in cash from two of the bidders: an investment company that invests in real estate markets, which we refer to as “Company C”, and an investment company that focuses on commercial real estate, which we refer to as “Company D”. Resource America also received a revised bid of $8.50 per share in cash from a financial services firm, which we refer to as “Company E”.

On April 15, 2016, the Resource America board of directors met telephonically. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors reviewed with the directors the revised proposals received by Resource America, as well as the status of discussions with the various interested parties. In addition, the board of directors was informed that Mr. J. Cohen had offered to consider waiving his right to receive that portion of the severance amounts for which an excise tax would be payable and for which Resource America was responsible for reimbursing, even though he was entitled to such amounts under his existing employment agreement in the event of a change of control of Resource America, if such waiver would result in an increase in the amount of cash consideration that the bidders would be willing to pay to all of the Resource America stockholders. Also on April 15, 2016, Resource America circulated further detailed management presentations to the bidders.

On April 25, 2016, Resource America sent a letter to the parties that were invited to the second round of the process—including Company A, Company B, Company C, Company D and Company E—indicating that they should submit a revised, final proposal by May 16, 2016.

Throughout April 2016, representatives of Resource America’s management and Wachtell Lipton discussed with the bidders and their legal counsel the terms of the merger agreement. On April 27, 2016, Resource America provided the interested parties with revised drafts of the merger agreement. The revisions reflected Resource America’s positions and reactions to the various comments that it had received from the bidders. Resource America requested that the interested parties provide mark-ups of the draft merger agreement by May 9, 2016.

Between April 21, 2016 and 26, 2016, Resource America entered into confidentiality and standstill agreements with a potential strategic buyer and a potential financial buyer that had not yet submitted a bid, and provided both with access to selected information on Resource America.

Between April 27, 2016 and May 9, 2016, representatives of Resource America management and Wachtell Lipton continued to discuss with the bidders and their legal counsel the draft of the merger agreement, as well as due diligence matters.

On May 2, 2016, the Resource America board of directors met telephonically. Messrs. Brotman, Elliot and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors discussed with the directors the status of the process. Mr. J. Cohen informed the board of directors that most of the interested parties had requested that Resource America obtain a waiver from Resource Capital Corp. of its right to terminate its management agreement with Resource America following a change of control of Resource America. Accordingly, Resource America had informed Resource Capital Corp.’s board of directors of Resource America’s possible transaction. Mr. J. Cohen noted that many of the interested parties had also requested that Resource America obtain the consent for the transaction from publicly registered but non-traded REITs managed by Resource America (that is, the other Managed REITs), and that Resource America planned to seek these consents prior to the signing of any definitive agreement with a party.

On May 3, 2016, Resource America entered into a confidentiality and standstill agreement with C-III and provided C-III with access to Resource America’s data room.

On May 4, 2016, Company E informed Resource America that it was withdrawing from the process and planned to pursue other opportunities.

On May 6, 2016, C-III provided a letter to Resource America proposing to acquire all of the outstanding shares of Resource America for $9.00 per share. The proposal assumed that Resource America’s existing debt of approximately $10 million of senior secured notes would remain outstanding.

On May 9, 2016, representatives of Resource America’s management and Evercore conducted a management presentation with C-III.

On May 9 and May 10, 2016, per Resource America’s instructions, three parties submitted mark-ups of the draft merger agreement—Company C, Company D and C-III. Company A did not submit a contract mark-up. In addition, on May 10, 2016, Company B informed Resource America that it was no longer interested in pursuing a transaction with Resource America because it had determined to pursue other strategic opportunities and therefore was withdrawing from the process.

Through May 16, 2016, representatives of Resource America’s management and Wachtell Lipton discussed with Company C, Company D and C-III and their respective legal counsel the draft of the merger agreement.

On May 16, 2016, per Resource America’s instructions, Resource America received second round bids from the four remaining bidders. C-III had increased its offer to $9.25 per share of Resource America stock. Company A had increased the cash component of its bid from $7.50 to $8.00 per share, but removed the approximate $1.00 contingent value right from its overall bid. Company C kept its bid at $8.00 per share, and noted that it was based on the assumption that Mr. J. Cohen would agree to decrease the severance payable to him in the event of a change of control of Resource America. Company D had decreased its bid from $8.00 per share to $7.00 per share and stated that the $7.00 per share price was subject to the sale of Resource America’s equity interest in two investments at a certain price. Company D also indicated that it needed an additional 14 days to complete due diligence. In addition, C-III and Company C submitted revised mark-ups of the merger agreement.

Later that day, Evercore informed C-III that it should revise its bid assuming that Mr. J. Cohen would agree to waive his right to receive that portion of the severance amounts for which an excise tax would be payable and for which Resource America was responsible for reimbursing, even though he was entitled to such amounts under his existing employment agreement in the event of a change of control of Resource America, and which Resource America management estimated would result in savings to Resource America of approximately $16.6 million, or $0.78 per share of Resource America stock. Based on the assumed cost savings from this waiver, C-III informed Resource America later that day that it would increase its bid to $10.00 per share, pending the completion of its analysis of the expected savings and its analysis of other transaction and employee-related costs. Company C’s $8.00 per share proposal already accounted for the waiver and cost savings.

On May 17, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors provided an update to the directors on the process and the proposals received to date. They also received an update on Resource America’s process of obtaining consents or waivers from Resource Capital Corp. and the non-listed REITs managed by Resource America prior to the signing of any definitive agreement. Evercore also presented its preliminary valuation analysis of the proposals received to date. After discussion, the directors determined that Resource America should continue engaging with C-III and Company C to determine whether it could reach a definitive agreement with either party. The directors determined that Resource America should not proceed with Company A given that Company A never submitted a markup to the merger agreement and continued to require exclusivity. The directors then directed management to see whether Company D would be willing to increase its proposed purchase price and remove the contingencies associated with its price. Following the meeting, representatives of Evercore asked whether Company D was willing to increase its proposed price, and Company D declined to do so.

During the week of May 16, 2016, representatives of Resource America’s management and Wachtell Lipton discussed with C-III and Company C and their respective legal counsel the draft of the merger agreement and the status of obtaining consents or waivers from Resource Capital Corp. and the non-listed REITs managed by Resource America.

On May 20, 2016, the Resource America board of directors met in person. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also in attendance. At the meeting, management and the advisors provided an update to the directors on their discussions with the bidders, as well as the progress of obtaining consents or waivers from Resource Capital Corp. and the non-listed REITs managed by Resource America. Representatives from Evercore presented a valuation analysis of the final bids that had been received from C-III and Company C for $10.00 and $8.00, respectively, but stated that the bid prices could change depending on each company’s final analysis of Resource America’s transaction and employee-related costs. Representatives of Wachtell Lipton reviewed with the board of directors the terms of the draft merger agreements with C-III and Company C.

On May 21, 2016, representatives of Resource America’s management and Wachtell Lipton continued to negotiate the terms of the merger agreement and other transaction agreements with C-III, Company C and their respective legal advisors. In addition, throughout the day, representatives of Resource America continued to discuss the expected transaction-related and employee-related costs with representatives of C-III and the effect of those transaction costs, if any, on the purchase price.

In the afternoon of May 22, 2016, a representative of Company C informed Resource America that Company C would increase its bid to $9.00 per share of Resource America stock in cash, and stated that $9.00 represented Company C’s “best and final” offer.

Later that afternoon, on May 22, 2016, the Resource America board of directors met telephonically. Messrs. Brotman, Elliott and Yecies, as well as representatives of Evercore and Wachtell Lipton, were also present. At the meeting, management and the advisors reviewed with the directors the final bids and the proposed transactions and informed the board that C-III planned to revise its offer after completing its review of the expected transaction-related costs, including employee-related costs, and that although the parties were still discussing the final price, management expected C-III to offer between $9.78 and $9.80 per share in cash. Representatives of Evercore reviewed the respective proposals of C-III and Company C. Representatives of Wachtell Lipton reviewed the terms of the draft merger agreements with C-III and Company C and the other transaction documents. Representatives of Evercore made a financial presentation concerning the proposed transaction with C-III and discussed the terms of Company C’s final offer. Evercore then rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion as to the final merger consideration of $9.78 per share in cash, to the board of directors, that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its opinion and the assumption that C-III’s final offer would be within a range of $9.78 to $9.80 per share, that the consideration to be paid to the holders of Resource America stock in the merger transaction with C-III was fair, from a financial point of view, to such holders. Following further discussion, the board of directors unanimously determined that, based on the expectation that C-III’s final offer price would be within a range of $9.78 to $9.80 per share, the merger with C-III and the other transactions contemplated by the merger agreement were fair to and in the best interests of Resource America stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, and resolved to recommend that Resource America’s stockholders vote to adopt the merger agreement.

Following the board meeting, C-III revised its offer to $9.78 per share in cash, and Resource America and C-III completed negotiations on the terms of the merger agreement and related transaction agreements and executed these agreements.

On May 23, 2016, the parties issued a press release announcing the transaction.

Reasons for Recommending the Adoption of the Merger Agreement

On May 22, 2016, the Resource America board of directors unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby were fair to and in the best interests of Resource America’s stockholders. Accordingly, the Resource America board of directors unanimously recommends that Resource America stockholders vote “FOR” the merger proposal.

As described above in the section entitled “—Background of the Merger”, prior to and in reaching this determination, the board of directors consulted with and received the advice of its financial advisor and outside counsel, discussed the proposed transaction with Resource America’s management and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

•	Attractive Value. The Resource America board of directors considered the current and historical market prices of Resource America stock including the market performance of Resource America stock relative to those of other participants in Resource America’s industry and general market indices, and the fact that the $9.78 per share merger consideration represented approximately a 51% premium to the market closing price of $6.46 on May 20, 2016, the last trading day prior to the announcement of the transaction, and an approximately 124% premium to the market closing price of $4.36 on January 29, 2016, the last trading day prior to Resource America’s issuance of a press release publicly announcing that Resource America had determined to identify and evaluate strategic and financial alternatives;

•	Best Alternative for Maximizing Shareholder Value. The Resource America board of directors considered that the merger consideration of $9.78 per share was more favorable to Resource America stockholders than the potential value that might result from other alternatives reasonably available to Resource America, including a merger with a different buyer, stock repurchases, a dutch auction tender offer or other issuer tender offer, the sale of certain assets, and the continued operation of Resource America on a stand-alone basis, in light of a number of factors, including the board’s understanding of the business, operations, financial condition, earnings, strategy and prospects of Resource America, as well as Resource America’s historical and projected financial performance;

•

Thorough and Well Publicized Process. The Resource America board of directors considered that Resource America had conducted a comprehensive and thorough process, directed by the board, during which representatives of Resource America contacted or were contacted by more than 20 potential participants, entered into confidentiality agreements with and engaged in due diligence or provided management presentations to more than 15 potential bidders, received first round proposals from 8 bidders, and ultimately negotiated with 6 of those bidders, none of which (other than C-III) ultimately made an offer at a price above $9.00, which was lower than the $9.78 price offered by C-III. The Resource America board of directors also considered that Resource America’s receptiveness to a sale transaction was well publicized, including as a result of Resource America’s public announcement on January 29, 2016 of its intent to explore a possible sale of Resource America;

•	Opinion of Evercore. The opinion of Evercore, dated May 22, 2016, that as of such date and based upon, and subject to the qualifications, assumptions and limitations set forth therein, the $9.78 in cash per share of Resource America stock to be paid to the holders of the outstanding shares of Resource America stock pursuant to the merger agreement was fair from a financial point of view to such holders, including the various analyses undertaken by Evercore in connection with its opinion as described below under “The Merger—Opinion of Evercore”;

•	Value of the Merger Consideration for Stockholders. The Resource America board of directors’ belief that the all-cash merger consideration will allow the Resource America stockholders to realize in the near term a fair value, in cash, for their shares, while avoiding medium and long-term market and business risks and the risks associated with realizing current expectations for Resource America’s future financial performance;

•	Likelihood of Completion. The Resource America board of directors considered the likelihood of completion of the merger in light of the terms of the merger agreement and the closing conditions, including that:

•	Resource America had obtained the consent of Resource Capital Corp. to waive its right to terminate its management agreement in the event of a change of control of Resource America and had obtained the consents of the non-traded REITs managed by Resource America to the transactions contemplated by the merger agreement under their respective management agreements;

•	the conditions to closing contained in the merger agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of most of Resource America’s representations and warranties, are generally subject to a “company material adverse effect” qualification; and

•	the absence of a financing condition in the merger agreement and the representation of C-III in the merger agreement that as of the effective time of the merger it will have sufficient available funds to consummate the merger.

•	Opportunity to Receive Alternative Proposals and Terminate the Merger Agreement in Order to Accept a Superior Proposal. The Resource America board of directors considered the terms of the merger agreement permitting Resource America to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:

•	Resource America’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made before the time Resource America’s stockholders approve the proposal to adopt the merger agreement; and

•	the provision of the merger agreement allowing the Resource America board of directors to terminate the merger agreement, in specified circumstances relating to a superior proposal subject, in specified cases, to payment of a termination fee of $6,725,000, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals.

The Resource America board of directors also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

•	the risk that the merger will be delayed or will not be consummated, as well as the potential loss of value to the Resource America stockholders and the potential negative impact on the financial position, operations and prospects of Resource America if the merger is delayed or is not consummated for any reason;

•	the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of Resource America and its subsidiaries with their respective advisory clients;

•	that Resource America stockholders will have no ongoing equity participation in Resource America or C-III following the merger, and that the Resource America stockholders will cease to participate in Resource America’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of Resource America in the future;

•	the risk of incurring substantial expenses related to the merger;

•	the substantial management time and effort required to effectuate the merger and the related disruption to Resource America’s day-to-day operations during the pendency of the merger;

•	the terms of the merger agreement that place restrictions on the conduct of Resource America’s business prior to the consummation of the merger, which may delay or prevent Resource America from undertaking business opportunities that may arise prior to consummation of the merger, and the resultant risk if the merger is not consummated;

•	that the receipt of cash in exchange for shares of Resource America stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many Resource America stockholders; and

•	the possibility that, under certain circumstances under the merger agreement, Resource America will be required to pay a termination fee of $6,725,000, as described more fully under “The Merger Agreement— Termination Fee”.

In addition, the Resource America board of directors was aware of and considered the interests described in the section entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Resource America board of directors is not meant to be exhaustive, but includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Resource America board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Resource America board of directors recommended the merger agreement and the merger based upon the totality of the information it considered.

The foregoing description of Resource America’s consideration of the factors supporting the merger agreement, the merger and the other transactions contemplated by the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 18 of this proxy statement.

THE RESOURCE AMERICA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT RESOURCE AMERICA STOCKHOLDERS VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT, “FOR” THE APPROVAL, BY ADVISORY (NON-BINDING) VOTE, OF CERTAIN COMPENSATION ARRANGEMENTS FOR RESOURCE AMERICA’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND “FOR” ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

Prospective Financial Information

Resource America does not as a matter of course make specific public projections as to future financial results due to the inherent unpredictability of the assumptions and estimates underlying such projections.

However, in connection with the Resource America board of directors’ evaluation of the merger and other strategic alternatives available to Resource America, Resource America’s management provided to the Resource America board of directors and Evercore certain non-public, unaudited prospective financial information, which we refer to as “prospective financial information”.

Summaries of the prospective financial information are provided below. The prospective financial information reflects numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to Resource America’s business, all of which are difficult to predict and many of which are beyond Resource America’s control. The prospective financial information is subjective in many respects and is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in Resource America’s periodic reports. For additional information regarding these risks, see the section of this proxy statement entitled “Forward-Looking Statements”. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The prospective financial information should not be considered a reliable predictor of future results and should not be relied upon as such. The prospective financial information covers multiple years and such information by its nature becomes less predictive with each successive year.

The prospective financial information was based upon various assumptions that relate only to the periods presented and should not be relied upon for any other purpose. The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the merger. The prospective financial information does not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

The prospective financial information was not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the prospective financial information is unaudited and neither Resource America’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. Readers of this document are urged not to place undue reliance on the unaudited prospective financial information set forth below.

The inclusion of the prospective financial information herein is not deemed an admission or representation by Resource America that either the projected financial performance or the projected cash flow are viewed by Resource America as material information of Resource America or the surviving corporation. The prospective financial information is not included in this proxy statement in order to induce any holder of Resource America stock to approve the proposal to adopt the merger agreement. RESOURCE AMERICA DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

Subject to the foregoing qualifications, the following is a summary of the prospective financial information:

Prospective Financial Information

($ in millions, except per share data)

	Projected Periods
	12/31/16	12/31/17	12/31/18	12/31/19
EBITDA	$22.9	$28.9	$38.2	$35.5
EBIAT	$13.3	$16.9	$22.4	$20.7
Depreciation and Amortization	$1.0	$1.0	$0.8	$0.8
Capital Expenditures	$0.6	$0.3	$0.3	$0.3
Earnings per share	$0.61	$0.75	$1.00	$0.92

EBITDA as presented in the prospective financial information included herein excludes the effects of interest expense, income tax (expense) benefit, depreciation and amortization expense. EBIAT as presented in the prospective financial information included herein excludes the effects of interest expense but includes the effects of income tax (expense) benefit, and depreciation and amortization expense. EBITDA and EBIAT are non-GAAP financial measures and should not be considered as an alternative to net earnings, operating earnings, cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, Resource America’s management believes that EBITDA and EBIAT may provide additional information with respect to Resource America’s performance or ability to meet its future debt service, capital expenditures and working capital requirements. A reconciliation of EBITDA to net income for each period presented is set forth below:

	2016E	2017E	2018E	2019E
EBITDA	$22.9	$28.9	$38.2	$35.5
Depreciation and amortization	(1.0)	(1.0)	(0.8)	(0.8)
Income taxes	(8.6)	(10.9)	(15.0)	(14.0)
EBIAT	$13.3	$16.9	$22.4	$20.7
Interest expense, net	(0.3)	(0.5)	0.1	0.3

Net Income	$13.0	$16.4	$22.5	$21.0

Opinion of Evercore Group, L.L.C.

Pursuant to an engagement letter dated January 28, 2016, Resource America retained Evercore to act as its financial advisor in connection with the merger. As part of this engagement, Resource America requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Resource America stock that are entitled to receive such consideration in the merger. At a meeting of the board of Resource America held to evaluate the merger on May 22, 2016, Evercore rendered its oral opinion to the board, subsequently confirmed by delivery of a written opinion, that, as of May 22, 2016, and based upon and subject to the factors, procedures, assumptions, qualifications, limitations and other matters set forth in its written opinion, the merger consideration to be received by the holders of Resource America stock that are entitled to receive such consideration in the merger is fair, from a financial point of view, to such holders of Resource America stock. At the time of the Resource America board meeting on May 22, 2016, Resource America and C-III had not yet agreed on the amount of the merger consideration, and in delivering its oral opinion at such meeting, Evercore informed the board of directors of Resource America that its oral opinion assumed that the merger consideration would be within a range of $9.78 to $9.80 per share. The merger consideration of $9.78 per share ultimately agreed to by Resource America and C-III after the completion of the May 22, 2016 board meeting was included in Evercore’s written opinion.

The full text of Evercore’s written opinion, dated May 22, 2016, which sets forth, among other things, the factors considered, procedures followed, assumptions made and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. Resource America urges stockholders to read the opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board of directors of Resource America in connection with its evaluation of whether the merger consideration to be received by the holders of the Resource America stock was fair, from a financial point of view, to the holders of Resource America stock entitled to receive such merger consideration and did not address any other aspects or implications of the merger. Evercore’s opinion does not constitute a recommendation to the board of directors of Resource America or to any other persons in respect of the merger, including as to how any holder of Resource America stock should vote or act in respect of the merger or any other matter. Evercore’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which Resource America might engage or the merits of the underlying decision by Resource America to engage in the merger. The summary of Evercore’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Resource America that Evercore deemed to be relevant;

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to Resource America prepared and furnished to Evercore by management of Resource America;

•	reviewed certain non-public projected financial data relating to Resource America prepared and furnished to Evercore by management of Resource America;

•	reviewed certain non-public historical and projected operating data relating to Resource America prepared and furnished to Evercore by management of Resource America;

•	discussed the past and current operations, financial projections and current financial condition of Resource America with management of Resource America (including management’s views on the risks and uncertainties of achieving such projections);

•	reviewed the reported prices and the historical trading activity of the Resource America stock;

•	compared the financial performance of Resource America and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of Resource America and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

•	reviewed a draft of the merger agreement, dated May 22, 2016, which Evercore assumed was in substantially final form and from which Evercore assumed the final form would not vary in any respect material to Evercore’s analysis; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor.

With respect to the projected financial data relating to Resource America referred to above, which we refer to as the “Management Projections,” Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good-faith judgments of management of Resource America as to the future financial performance of Resource America under the assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to Resource America, or the assumptions on which they are based. Evercore also relied, at the direction of management of Resource America, without independent verification, upon the assessment of management of Resource America as to the value of certain investment and operating assets and liabilities, which we refer to as the “Specified Assets and Liabilities.”

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Resource America or the consummation of the merger or materially reduce the benefits of the merger to the holders of Resource America stock.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Resource America, nor was it furnished with any such appraisals, nor did it evaluate the solvency or fair value of Resource America under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. It should be understood that subsequent developments may have affected or may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the merger consideration, from a financial point of view, to the holders of Resource America stock entitled to receive such merger consideration pursuant to the merger agreement. Evercore did not express any view on, and its opinion did not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of Resource America, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Resource America, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Resource America, nor did it address the underlying business decision of Resource America to engage in the merger. Evercore did not express any opinion as to the price at which the common shares of Resource America would trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Resource America and its advisors with respect to legal, regulatory, accounting and tax matters.

Except as described above, the Resource America board imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore’s opinion was only one of many factors considered by the Resource America board in its evaluation of the merger and should not be viewed as determinative of the views of the Resource America board with respect to the merger or the consideration payable in the merger.

Summary of Financial Analyses

The following is a summary of the material financial analyses reviewed by Evercore with the Resource America board on May 22, 2016 in connection with rendering Evercore’s opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 20, 2016, the last trading date prior to announcement of the merger, and is not necessarily indicative of current market conditions.

The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses performed by Evercore. The tables alone do not constitute a complete description of the financial analyses performed by Evercore. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Resource America to calculate the estimated present value as of December 31, 2015 of the unlevered, after-tax free cash flows that Resource America was projected to generate from January 1, 2016 through December 31, 2019, based on the Management Projections (without adding back stock option amortization to such projected unlevered, after-tax free cash flows or the portions of Resource America’s deferred tax asset that are not usable in the absence of certain asset sales). In performing this analysis, Evercore excluded cash flows generated by and expenses arising out of the Specified Assets and Liabilities. The Specified Assets and Liabilities consist of Resource America’s investments in certain real estate assets and partnerships, certain receivables due from managed entities and certain investment vehicles and securities managed or issued by affiliates of Pearlmark Real Estate Partners, CVC Capital Partners, Apidos Capital Management, Trapeza Capital Management, Pelium Capital Partners, Ischus Capital Management, Compass Island Partners and Cradle Cove Partners. Evercore also calculated a terminal value for Resource America by applying a range of perpetuity growth rates, based on its professional judgment given the nature of Resource America and its business and the industry in which it operates, from (2.0)% to 4.0%, to the projected unlevered, after-tax free cash flows of Resource America (excluding those arising out of the Specified Assets and Liabilities) in the terminal year. The cash flows and the terminal value were then discounted to present value using a discount rate of 13.0% to 16.0%, based on Resource America’s weighted average cost of capital calculated using the capital asset pricing model, to derive a range of implied enterprise values for Resource America. A range of implied equity values for Resource America was then calculated by reducing the range of implied enterprise values by the amount of Resource America’s net debt (calculated as debt less cash and cash equivalents, subject to certain adjustments) and adding the net value of the Specified Assets and Liabilities as provided to Evercore by Resource America management for use in Evercore’s analysis, which reflected the management of Resource America’s estimates of the value of those assets and liabilities. For purposes of its analysis, Evercore considered potential net values for the Specified Assets and Liabilities ranging from 75% to 125% of the value provided to Evercore by management.

This analysis indicated an implied equity value per share reference range for Resource America of $6.02 to $10.36, as compared to the merger consideration of $9.78 per share.

Trading Multiples Analysis

In performing a trading multiples analysis of Resource America, Evercore reviewed publicly available financial and market information for Resource America and the selected public companies listed in the table below, which we refer to as “Selected Public Companies,” which Evercore deemed most relevant to consider in relation to Resource America, based on its professional judgment and experience, because they include businesses that are non-traded REIT managers or are U.S. traditional asset managers with operations that for purposes of this analysis Evercore considered similar to the operations of one or more of the business lines of Resource America. Evercore noted that the Selected Public Companies are generally substantially larger and more diversified than Resource America.

Evercore reviewed, among other things, the per share closing price of each Selected Public Company as on May 20, 2016 as a multiple, which we refer to as the “Price/EPS multiple,” of the earnings per share for calendar year 2015 and estimated earnings per share estimated for calendar year 2016 for such Selected Public Company. The financial data of the Selected Public Companies used by Evercore for this analysis was based on publicly available research analysts’ estimates and, in the case of Resource America, on the Management Projections.

The Price/EPS multiples for each of the Selected Public Companies are set forth in the table below.

Selected Public Company	Price/EPS (2015A)	Price/EPS (2016E)
Non-Traded REIT Managers
Resource America	13.7x	10.5x
Resource America (calculated on a Cash Available for Distribution, which we refer to as “CAD,” basis)	9.8x	7.5x
NorthStar Asset Management Group Inc.	19.4x	16.4x
NorthStar Asset Management Group Inc. (calculated on a CAD basis)	11.5x	9.4x

Other U.S. Traditional Asset Managers
BlackRock, Inc.	18.1x	18.1x
Franklin Resources, Inc.	11.3x	13.0x
T. Rowe Price Group, Inc.	16.2x	16.2x
Ameriprise Financial, Inc.	10.5x	10.4x
Invesco Ltd.	12.1x	12.7x
Affiliated Managers Group, Inc.	13.2x	12.3x
AllianceBernstein L.P.	12.3x	12.7x
Eaton Vance Corp.	18.1x	16.6x
Legg Mason, Inc.	NM	18.6x
Federated Investors, Inc.	19.5x	16.4x
Janus Capital Group, Inc.	15.5x	15.8x
Artisan Partners Asset Management Inc.	11.7x	13.7x
Cohen & Steers, Inc.	22.6x	19.3x
OM Asset Management plc	11.2x	11.7x
Waddell & Reed Financial, Inc.	6.7x	9.6x
WisdomTree Investments, Inc.	18.7x	32.5x
GAMCO Investors, Inc.	10.3x	9.5x
Manning & Napier, Inc.	9.7x	11.8x
Calamos Asset Management, Inc.	NM	32.3x
Virtus Investment Partners, Inc.	10.5x	15.2x
Pzena Investment Management, Inc.	17.1x	21.9x
Mean	14.0x	16.2x
Median	12.3x	15.2x

Based on its review of the Selected Public Companies and its experience and professional judgment, Evercore derived a reference range of last-twelve-month, or “LTM,” Price/EPS multiples of 10.0x to 13.0x and a reference range of illustrative forward Price/EPS multiples of 8.5x to 11.5x, which Evercore applied to Resource America’s earnings per share for calendar year 2015 and estimated earnings per share for calendar year 2016. This analysis indicated implied equity value per share reference ranges for Resource America of $4.70 to $6.11 and $5.21 to $7.05, based on Resource America’s earnings per share for calendar year 2015 and estimated earnings per share for calendar year 2016, respectively, as compared to the merger consideration of $9.78 per share.

Present Value of Future Stock Price Analysis

Evercore calculated illustrative future stock prices for Resource America stock as of December 31, 2016 and December 31, 2017 by applying a range of illustrative forward Price/EPS multiples of 8.5x to 11.5x, based on the Trading Multiples Analysis described above, to Resource America’s estimated earnings per share for the calendar years 2017 and 2018, based on the Management Projections.

The illustrative prices for Resource America stock as of December 31, 2016 and December 31, 2017 were then discounted back to December 31, 2015, using an equity discount range of 14.5% to 17.5% (which was based on Evercore’s professional judgment and experience, taking into account Resource America’s cost of equity derived using the capital asset pricing model), and the amount of estimated dividends for fiscal years 2016 and 2017 based on management guidance and discounted back to December 31, 2015, using the same equity discount range described above, were added to the total. This analysis indicated implied equity value per share reference ranges for Resource America of $5.64 to $7.75 and $6.57 to $9.20, based on illustrative future stock prices for Resource America stock as of December 31, 2016 and December 31, 2017, respectively, as compared to the merger consideration of $9.78 per share.

Precedent Transaction Analysis

Evercore reviewed, to the extent publicly available, financial information relating to seven transactions involving real estate-related asset management businesses. Evercore selected these transactions because they represented transactions of which Evercore was aware that were announced between February 2011 and January 2016, which Evercore considered, in its professional judgment and experience, relevant to the merger.

No company, business or transaction used in this analysis is identical or directly comparable to Resource America or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Resource America and the merger were compared.

Evercore reviewed transaction values and calculated the enterprise value implied for each target company based on the consideration paid in the selected transaction, as a multiple of the target company’s LTM earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” (in each case, to the extent publicly available and calculated for the LTM period available prior to the date of announcement of such transaction). The financial data used by Evercore for the selected transactions were based on publicly available information, which in some cases was incomplete and required Evercore to make certain assumptions it deemed appropriate in connection with its analysis.

The enterprise value to LTM EBITDA multiples for each of the precedent transactions used by Evercore for purposes of its analysis are set forth in the table below.

Announced Date	Acquiror	Target	Enterprise Value to LTM EBITDA Multiple
January 22, 2016	Legg Mason, Inc.	Clarion Partners, LLC	10.1x
June 15, 2015	Sun Life Financial, Inc.	Bentall Kennedy Group	10.0x
January 26, 2015	Cromwell Property Group	Valad Europe	6.4x
May 9, 2013	Ares Management, L.P.	AREA Property Partners, L.P.	6.3x
June 18, 2012	Palmer Capital Partners Ltd.	Invista Real Estate Investment Management Holdings plc	15.3x
April 29, 2011	Blackstone Group LP	Valad Property Group	5.5x
February 15, 2011	CB Richard Ellis Group, Inc.	ING Real Estate Investment Management	9.0x
Mean			8.9x
Median			9.0x

Based on its review of the foregoing and its experience and professional judgment, Evercore derived a reference range of enterprise value to LTM EBITDA multiples of 6.0x to 10.0x, which Evercore applied to Resource America’s EBITDA for calendar year 2015. This analysis indicated an implied equity value per share reference range for Resource America of approximately $6.45 to $10.63, as compared to the merger consideration of $9.78 per share.

Premiums Paid Analysis

Evercore reviewed the premiums paid for (i) closed acquisitions of U.S. public targets whose pre-offer price per share was less than $10.00 per share, which we refer to as the “Targets Under $10.00 Per Share,” and where the consideration paid was 100% cash, from January 1, 2010 through May 20, 2016, of which there were 345, (ii) all closed acquisitions of Targets Under $10.00 Per Share from January 1, 2010 through May 20, 2016, regardless of the form of consideration, of which there were 514, (iii) closed acquisitions of U.S. public targets whose pre-offer price per share was less than $5.00 per share (“Targets Under $5.00 Per Share”), and where the consideration paid was 100% cash, from January 1, 2010 through May 20, 2016, of which there were 173, and (iv) all closed acquisitions of Targets Under $5.00 Per Share from January 1, 2010 through May 20, 2016, regardless of the form of consideration, of which there were 257, in each case excluding acquisitions of targets whose pre-offer price per share was less than $1.00 per share. Using information from Securities Data Corp., premiums paid were calculated as the percentage by which the per share consideration paid in each such acquisition exceeded the closing price per share of the target companies one day, one week and four weeks prior to transaction announcements. The results of this analysis are provided in the table below:

	Premium of Offer to Historical Share Prices
	1 Day Prior (%)	1 Week Prior (%)	4 Weeks Prior (%)
Targets Under $10.00 Per Share
100% Cash Consideration
Mean	55.3	57.2	61.8
Median	41.0	42.4	44.9
All Transactions
Mean	55.4	57.3	61.3
Median	40.0	42.4	44.9
Targets Under $5.00 Per Share
100% Cash Consideration
Mean	64.6	65.8	72.9
Median	49.1	50.0	48.9
All Transactions
Mean	67.6	68.9	74.2
Median	46.8	49.8	49.7

Based on the above analysis and Evercore’s professional judgment and experience, Evercore then applied a range of premiums derived from the selected transactions of 40.00% to 70.00% to the closing price per share of Resource America stock on January 29, 2016 (the date of Resource America’s press release, issued after the market closing, stating that it was exploring strategic alternatives). Based on this analysis, Evercore derived an implied equity value per share reference range for Resource America of $6.10 to $7.41, as compared to the merger consideration of $9.78 per share.

Historical Trading Range Analysis

Evercore also reviewed, for reference and informational purposes only and not as part of its financial analysis in connection with rendering its advice, the public trading prices for the Resource America stock for the 52 weeks ended on May 20, 2016. Evercore noted that during this time period the closing trading price of the Resource America stock ranged from a low of $3.60 to a high of $8.55, as compared to the merger consideration of $9.78 per share.

General

In connection with the review of the merger by the Resource America board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore’s view of the value of Resource America. No company used in the above analyses as a comparison is directly comparable to Resource America, and no transaction used is directly comparable to the merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Resource America or its advisors.

Evercore prepared these analyses solely for the purpose of providing an opinion to the Resource America board as to the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of the Resource America stock entitled to receive such merger consideration pursuant to the merger agreement. These analyses do not purport to be appraisals of Resource America or to necessarily reflect the prices at which Resource America or its securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The issuance of the fairness opinion was approved by an opinion committee of Evercore.

Under the terms of Evercore’s engagement, Evercore provided the Resource America board with financial advisory services and delivered a fairness opinion in connection with the merger. Pursuant to the terms of its engagement letter, Resource America has agreed to pay Evercore fees for its services in connection with its engagement, including a quarterly retainer fee of $250,000 per quarter, an opinion fee of $2,000,000 and a success fee in the event the merger is consummated of 2.5% of the transaction value (against which the opinion fee is creditable). Evercore earned the opinion fee of $2,000,000 upon delivery of its fairness opinion to the Resource America board on May 22, 2016. In addition, Resource America has agreed to reimburse Evercore for its reasonable out-of-pocket expenses (including reasonable legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of its engagement and any related transaction.

During the two-year period prior to the date hereof, Evercore and its affiliates have also provided certain other financial advisory services to Resource America for which no compensation was or is expected to be received. During the two-year period prior to the date hereof, no material relationship existed between Evercore and its affiliates and C-III pursuant to which compensation was received by Evercore or its affiliates as a result of such relationship. Evercore or its affiliates may provide financial or other services to Resource America, C-III or their respective affiliates in the future and in connection with any such services Evercore and its affiliates may receive compensation. In the ordinary course of business, Evercore and its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Resource America, C-III and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The Resource America board engaged Evercore to act as a financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Certain Effects of the Merger

If the proposal to adopt the merger agreement receives the affirmative vote of the holders of a majority of outstanding shares of Resource America stock entitled to vote at the special meeting, and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into Resource America upon the terms set forth in the merger agreement. As the surviving corporation in the merger, Resource America will continue to exist following the merger as a wholly owned subsidiary of C-III.

Following the merger, all of Resource America’s equity interests will be beneficially owned by a wholly owned subsidiary of C-III and none of Resource America’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, Resource America, the surviving corporation or C-III. As a result, Resource America’s current stockholders will neither benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Resource America stock. Following the merger, C-III will benefit from any increase in Resource America’s value and also will bear the risk of any decrease in Resource America’s value.

At the effective time, each share of Resource America stock issued and outstanding immediately prior to the effective time, other than shares owned by Resource America, C-III, Merger Sub or their subsidiaries, shares owned by stockholders who have properly demanded appraisal rights under the DGCL and shares subject to restricted stock awards, will be converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes, and all shares of Resource America stock so converted will, at the effective time, be cancelled. Please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration and Conversion of Resource America Stock”.

For information regarding the effects of the merger on Resource America’s outstanding equity awards, please see the section below entitled “—Resource America’s Directors and Executive Officers in the Merger” and the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards”.

The Resource America stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol “REXI”. Following the consummation of the merger, shares of Resource America stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of Resource America stock under the Exchange Act will be terminated, and Resource America will no longer be required to file periodic and other reports with the SEC with respect to Resource America stock. Termination of registration of Resource America stock under the Exchange Act will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Resource America.

Effects on Resource America if Merger is Not Completed

In the event that the proposal to adopt the merger agreement does not receive the required approval from Resource America stockholders, or if the merger is not completed for any other reason, Resource America stockholders will not receive any payment for their shares of Resource America stock in connection with the merger. Instead, Resource America will remain an independent public company, Resource America stock will continue to be listed and traded on NASDAQ, Resource America stock will continue to be registered under the

Exchange Act and Resource America stockholders will continue to own their shares of Resource America stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Resource America stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Resource America stock, including the risk that the market price of Resource America stock may decline if the current market price of Resource America’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to Resource America will be offered or that the business, operations, financial condition, earnings or prospects of Resource America will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances Resource America is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement— Termination of the Merger Agreement”.

Under certain circumstances, if the merger agreement is terminated, Resource America may be obligated to pay a termination fee to C-III. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee”.

Financing of the Merger

There is no financing condition to the merger. C-III has represented in the merger agreement that it had on May 22, 2016 and will have, at the effective time, unrestricted funds, including cash and other liquid assets, sufficient to consummate the merger and the other transactions contemplated by the merger agreement and to satisfy C-III’s and Merger Sub’s obligations under the merger agreement.

Interests of Resource America’s Directors and Executive Officers in the Merger

In considering the recommendations of the Resource America board of directors with respect to the merger, Resource America’s stockholders should be aware that the directors and executive officers of Resource America have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Resource America’s stockholders generally. The Resource America board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendations that Resource America’s stockholders adopt the merger agreement. See the section entitled “The Merger (Proposal 1)—Background of the Merger” and the section entitled “The Merger (Proposal 1)—Reasons for Recommending the Adoption of the Merger Agreement.” These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Resource America Equity Awards

Stock Options. Each option to purchase shares of Resource America stock that is outstanding and unexercised immediately prior to the effective time will become fully vested (to the extent not vested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such option multiplied by (2) the excess, if any, of the merger consideration over the exercise price per share of such option. Any option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled for no consideration.

Restricted Stock Awards. Each outstanding award of restricted Resource America stock that is outstanding as of immediately prior to the effective time will become fully vested (with any performance-based vesting conditions deemed fully satisfied), and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such restricted stock award multiplied by (2) the merger consideration.

Deferred Stock Unit Awards. Each award of deferred stock units that corresponds to shares of Resource America stock that is outstanding immediately prior to the effective time will become fully vested (to the extent unvested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such deferred stock unit award multiplied by (2) the merger consideration.

Quantification of Payments. For an estimate of the amounts that would be payable to each of Resource America’s named executive officers on settlement of their unvested Resource America equity awards, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below. The estimated aggregate amount that would be payable to Resource America’s two executive officers who are not named executive officers in settlement of their unvested equity-based awards if the effective time occurred on July 13, 2016 is $190,377. We estimate that the aggregate amount that would be payable to Resource America’s eight non-employee directors for their unvested Resource America equity awards if the effective time occurred on July 13, 2016 is $406,995.

Employment Agreement with Jonathan Z. Cohen

Jonathan Z. Cohen, Resource America’s President and Chief Executive Officer, has entered into an employment agreement with Resource America that provides for severance benefits upon his termination of employment (1) by Mr. J. Cohen with cause or upon a change of control or potential change of control or (2) by Resource America for any reason (each of which we refer to as a “qualifying termination” for Mr. J. Cohen). The merger will constitute a change of control for purposes of this employment agreement.

Mr. J. Cohen’s employment agreement provides that, upon a qualifying termination, he will be entitled to:

•	an amount equal to his average compensation for the then-remaining three-year term under his agreement, payable in a single lump sum within 30 days following termination of employment;

•	if he elects to continue to participate in Resource America’s health plans, reimbursement for COBRA premiums, less the portion of the premiums paid by active employees, during the 36-month period following the termination of employment;

•	an amount equal to the cost Resource America would incur for life, disability, and accident insurance coverage, less the premium charge that is paid by active employees, during the 36-month period following the termination of employment; and

•	automatic vesting of all Resource America and Resource Capital Corp. stock and option awards held by Mr. J. Cohen.

In addition, in connection with Resource America’s entry into the merger agreement, Resource America entered into an employment agreement amendment with Mr. J. Cohen that will become effective immediately prior to the effective time. Under the amendment, Mr. J. Cohen waived his right to a tax gross-up for any excise tax to which he may become subject under Section 4999 of the Code, and instead agreed that any payments or benefits payable to him in connection with the merger will be reduced to the extent necessary such that no portion of such payments or benefits would be subject to the excise tax under Section 4999 of the Code. Mr. J. Cohen has also agreed under the amendment to waive the tax gross-up payments to which he otherwise would be entitled in respect of reimbursement of COBRA premiums and the cost of life, disability, and accident insurance coverage described above.

For an estimate of the value of the payments and benefits described above that would be payable to Mr. J. Cohen upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below.

Employment Agreements with Jeffrey F. Brotman, Thomas C. Elliott, and Michael S. Yecies

Each of Jeffrey F. Brotman, Resource America’s Executive Vice President and Chief Operating Officer, Thomas C. Elliott, Resource America’s Executive Vice President and Chief Financial Officer, and Michael S. Yecies, Resource America’s Senior Vice President, Chief Legal Officer, and Secretary, has entered into an employment agreement with Resource America that provides for change of control severance benefits upon a termination of employment (1) by the executive officer at any time for any reason within six months following a change of control or (2) by Resource America in anticipation of or within six months following a change of control (in the case of Mr. Brotman), or at any time following the change of control (in the case of Messrs. Elliott and Yecies) (each of which we refer to as a “qualifying termination” for Messrs. Brotman, Elliott, and Yecies). The merger will constitute a change of control for purposes of those employment agreements.

The employment agreements with Messrs. Brotman, Elliott, and Yecies provide that, in the event of a qualifying termination, the executive officer will be entitled to the following, subject to his execution and non-revocation of a release of claims in favor of Resource America:

•	an amount equal to 12 months (in the case of Mr. Yecies), 24 months (in the case of Mr. Elliott), or 30 months (in the case of Mr. Brotman) of his base compensation, and any incentive compensation, excluding stock option grants, that he would otherwise have earned if he had remained employed for a period of 12 months, 24 months, or 30 months, as applicable, payable in a single lump sum within 30 days following termination of employment;

•	if the executive officer elects to continue to participate in Resource America’s health plan, reimbursement of the COBRA premium cost, less the premium charge that is paid by active employees, during the 12-month (in the case of Mr. Yecies), 24-month (in the case of Mr. Elliott), or 30-month (in the case of Mr. Brotman) period following the termination of employment (grossed-up for income taxes);

•	an amount equal to the cost Resource America would incur for life, disability, and accident insurance coverage, less the premium charge that is paid by active employees, during the 12-month (in the case of Mr. Yecies), 24-month (in the case of Mr. Elliott), or 30-month (in the case of Mr. Brotman) period following the termination of employment (grossed-up for income taxes); and

•	automatic vesting of all Resource America and Resource Capital Corp. restricted stock awards and Resource America option awards held by the executive officer and outstanding on the date of termination.

The employment agreements with Messrs. Brotman, Elliott, and Yecies also include customary confidentiality and non-solicitation provisions. Under the merger agreement, Resource America has the right to enter into a noncompetition agreement with Mr. Brotman that provides for cash consideration to him in an amount not to exceed the amount of any severance waived by Mr. Brotman. To that end, C-III is engaged in discussions with Mr. Brotman about a potential consulting role and noncompetition arrangement with Resource America after the consummation of the merger. Although these discussions have not resulted in any additional agreements as of the date of this proxy statement, it is expected that any consulting agreement entered into with Mr. Brotman would provide for an aggregate consulting fee not to exceed $400,000, and additional cash consideration not to exceed any severance waived by him in exchange for a two-year noncompetition covenant in favor of Resource America and its subsidiaries after the merger.

For an estimate of the value of the payments and benefits described above that would be payable to Messrs. Brotman and Elliott upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below. The estimated aggregate amount (excluding the value of accelerated vesting of unvested equity awards, which is described in “—Treatment of Resource America Equity Awards” above) that would be payable to Mr. Yecies under his employment agreement if the merger were to be completed and he were to experience a qualifying termination on July 13, 2016 is $401,214.

Amended and Restated Employment Agreement with Thomas C. Elliott

On May 22, 2016, Resource America entered into an Amended and Restated Employment Agreement with Mr. Elliott, which will become effective as of and subject to the occurrence of the effective time and supersede

Mr. Elliott’s current employment agreement (described above in “—Employment Agreements with Jeffrey F. Brotman, Thomas C. Elliott, and Michael S. Yecies”) at that time.

The amended and restated employment agreement with Mr. Elliott provides for an initial term of two years, with automatic extensions (absent notice to the contrary) commencing on the first anniversary of the closing date so that, on any day on which the agreement is in effect following the first anniversary of the closing date, it will have a then-current term of one-year. Under this employment agreement, Mr. Elliott will be entitled to base compensation of $400,000 per year, incentive compensation based on his performance as determined by the Resource America board of directors or Chief Executive Officer (subject to a minimum payment of $1 million in respect of each of 2016 and 2017, if the closing date occurs in 2016, or a minimum payment of $1 million in respect of 2017, if the closing date occurs in 2017), and a signing bonus of $1.65 million. The amended and restated employment agreement also provides for a retention bonus in an aggregate amount equal to $1.65 million, $1 million of which will vest on the second anniversary of the effective time, $500,000 of which will vest on the third anniversary of the effective time, and $150,000 of which will vest on the date that is 39 months following the effective time, subject, in each case, to Mr. Elliott’s continued employment with Resource America. If, however, Resource America elects not to extend the term under the amended and restated employment agreement as described above, any unvested portion of the retention bonus will vest as of the expiration of the then-current term.

If Mr. Elliott is terminated without cause, he resigns with good reason, or during the period commencing on the date that is nine months following the closing date and ending on the second anniversary of the closing date, Mr. Elliott resigns without good reason, he will be entitled to receive severance as follows, subject to his execution and non-revocation of a release of claims in favor of Resource America: (1) in the case of a termination (other than a resignation without good reason) that occurs prior to the second anniversary of the closing date, an amount equal to the sum of $1.65 million, plus one year’s base compensation, plus his incentive compensation for the prior fiscal year; (2) in the case of a resignation without good reason during the period commencing on the date that is nine months following the closing date and ending on the second anniversary of the closing date, an amount equal to $1.55 million; and (3) in the case of a termination (other than a resignation without good reason) on or after the second anniversary of the closing date, an amount equal to the sum of one year’s base compensation, his incentive compensation for the prior fiscal year, and any unpaid portion of the retention bonus.

The amended and restated employment agreement also includes customary confidentiality, non-solicitation, and non-interference covenants.

Employment Agreements with Jeffrey D. Blomstrom and Alan F. Feldman

Each of Jeffrey D. Blomstrom, Resource America’s Senior Vice President, and Alan F. Feldman, Resource America’s Senior Vice President and Chief Executive Officer of Resource Real Estate, has entered into an employment agreement with Resource America that provides for severance benefits upon a termination of employment (1) by the executive officer with good reason or (2) by Resource America without cause (each of which we refer to as a “qualifying termination” for Messrs. Blomstrom and Feldman).

The employment agreements with Messrs. Blomstrom and Feldman provide that, in the event of a qualifying termination, the executive officer will be entitled to the following, subject to his execution and non-revocation of a release of claims in favor of Resource America:

•	the lesser of (1) the sum of the executive officer’s base compensation for one year and incentive compensation equal to the prior fiscal year’s incentive compensation and (2) $1 million, payable in regular payroll installments;

•	in the case of Mr. Feldman, if the executive officer elects to continue to participate in Resource America’s health plan, reimbursement of the COBRA premium cost, less the premium charge that is paid by active employees, during the 12-month period following the termination of employment (grossed-up for income taxes);

•	in the case of Mr. Feldman, an amount equal to the cost Resource America would incur for life, disability, and accident insurance coverage, less the premium charge that is paid by active employees, during the 12-month period following termination of employment (grossed-up for income taxes);

•	in the case of Mr. Blomstrom, automatic vesting of all time-based equity awards held by him; and

•	in the case of Mr. Feldman, automatic vesting of all outstanding Resource America and Resource Capital Corp. restricted stock awards and option awards held by the executive officer.

The employment agreements with Messrs. Blomstrom and Feldman also include customary confidentiality, noncompetition, and nonsolicitation provisions.

For an estimate of the value of the payments and benefits described above that would be payable to Messrs. Blomstrom and Feldman upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below.

Employment Agreement Amendment with Alan F. Feldman

On May 22, 2016, Resource America entered into an amendment to the employment agreement with Mr. Feldman, which will become effective immediately prior to the effective time.

The amendment provides for base compensation of $375,000, and incentive compensation based on Mr. Feldman’s performance as determined by the Resource America board of directors or Chief Executive Officer (subject to a minimum payment of $1.462 million in respect of each of 2016, 2017 and 2018, if the closing date occurs in 2016, or a minimum payment of $1.462 million in respect of each of 2017 and 2018, if the closing date occurs in 2017). In addition, if the closing date occurs in 2016 or 2017, Resource America will recommend to the board of directors of Resource Capital Corp. that Mr. Feldman receive a restricted stock grant having a grant date value of not less than $100,000 for the year in which the closing date occurs and each year thereafter through and including 2018.

If Mr. Feldman’s employment is terminated by Resource America without cause or by Mr. Feldman with good reason, then Mr. Feldman will be entitled to severance as follows, subject to his execution and non-revocation of a release of claims in favor of Resource America: (1) an amount equal to one year of base compensation and his incentive compensation for the prior fiscal year; and (2) if such termination occurs prior to the first anniversary of the closing date, then an additional amount equal to the sum of (a) one year of base compensation multiplied by a fraction, the numerator of which is the number of days remaining from the date of termination through the first anniversary of the closing date and the denominator of which is 365, plus (b) his incentive compensation for the prior fiscal year.

Severance Plan

Under the merger agreement, C-III has agreed to provide specified severance benefits to continuing Resource America employees who are terminated without cause during the one-year period following the closing. Arthur J. Miller, Resource America’s Vice President and Chief Accounting Officer, is eligible for severance benefits under this arrangement.

If, during the one-year period following the closing, Mr. Miller’s employment is terminated without cause (which we refer to as a “qualifying termination” with respect to Mr. Miller), he will be entitled, subject to his execution and non-revocation of a release of claims in favor of Resource America, to receive a lump sum cash payment equal to the sum of (1) his annual base salary and (2) his target annual bonus as in effect immediately prior to such qualifying termination (or, if higher, his target annual bonus as in effect immediately prior to the closing), payable within 60 days following the qualifying termination.

The estimated aggregate amount (excluding the value of accelerated vesting of unvested equity awards, which is described in “—Treatment of Resource America Equity Awards” above) that would be payable to Mr. Miller pursuant to the severance plan if the merger were to be completed and he were to experience a qualifying termination on July 13, 2016 is $275,000.

2016 Fiscal Year Annual Bonus

In accordance with the merger agreement, Resource America established a bonus amount pursuant to Resource America’s annual bonus or revenue-sharing plans or arrangements for each participant therein, including Resource America’s executive officers, for the portion of the 2016 fiscal year that ends on the earlier of December 31, 2016 and the closing date in an amount no greater than the annual cash bonus received by such participant in respect of the 2015 fiscal year (prorated if the closing date occurs prior to December 31, 2016 for the number of days in the 2016 fiscal year through and including the closing date) (which we refer to as a “2016 bonus amount”).

If the effective time occurs prior to the time Resource America would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then, no later than March 15, 2017, Resource America will pay each participant who continues to be employed through the payment date a bonus for the entire 2016 fiscal year, which bonus amount will not be less than the participant’s 2016 bonus amount; however, if prior to the payment of such bonus amounts, a participant’s employment is terminated without cause or in a manner entitling the participant to severance or termination payments under an employment or other agreement, then the participant will be entitled to receive a prorated bonus for the 2016 fiscal year equal to the annual cash bonus received by such participant in respect of the 2015 fiscal year (prorated for the number of days in the 2016 fiscal year through and including the date on which such participant’s employment terminates). Any such prorated bonus will be paid within 60 days of termination, subject to the participant’s execution and non-revocation of a release of claims in favor of C-III and its affiliates. If the effective time has not occurred by the time Resource America would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then Resource America will pay each participant, including Resource America’s executive officers, a bonus for the 2016 fiscal year equal to his or her 2016 bonus amount. See the section entitled “The Merger Agreement—Other Covenants and Agreements—Employee Matters” elsewhere in this proxy statement.

For an estimate of the prorated annual bonuses payable to Resource America’s named executive officers upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below. The estimated aggregate prorated annual bonuses payable to Resource America’s two executive officers who are not named executive officers if the effective time were to occur and they were to experience a qualifying termination on July 13, 2016 is $80,000.

Retention Program

Under the merger agreement, Resource America may establish a cash-based retention program in an aggregate amount not to exceed $11.03 million for Resource America employees identified by the Chief Executive Officer of Resource America (or his designee) that is designed to promote retention and reward extraordinary effort. Each award under the program (other than an award granted to Messrs. Brotman or Yecies) will become payable as to 50% of the award as of immediately prior to the effective time, and as to the remaining 50% of the award as of the date that is 180 days following the effective time, subject, in each case, to continued employment through the applicable vesting date and to accelerated vesting upon an earlier qualifying termination. Awards granted to Messrs. Brotman and Yecies will vest and become payable as of immediately prior to the effective time, subject to the individual’s continued employment through the effective time.

For an estimate of the amounts granted to Resource America’s named executive officers under the retention program, see “—Quantification of Payments and Benefits to Resource America’s Named Executive Officers” below. The estimated aggregate amounts granted to Resource America’s two executive officers who are not named executive officers under the retention program is $200,000.

Supplemental Executive Retirement Plan for Edward E. Cohen

Edward E. Cohen, Resource America’s Chairman, has previously entered into an employment agreement with Resource America related to his service as Chief Executive Officer of Resource America between 1998 and 2004. Under his employment agreement, Mr. E. Cohen is entitled to a supplemental executive retirement benefit that accrued during his tenure as Chief Executive Officer of Resource America. Resource America has established two trusts to fund Mr. E. Cohen’s supplemental executive retirement benefit, one of which was funded with $2,673,286 at the time it was established and provides that, upon the occurrence of a change of control (or upon a determination by the board for any other corporate purpose that a change of control is imminent), Resource America will contribute additional funds. Assuming for purposes of this proxy statement a closing date of July 13, 2016, $3,180,553 will be contributed to the trust.

Senior Notes

As a result of the closing of the merger, approximately $10 million aggregate principal amount of Resource America’s outstanding senior secured notes, which we refer to as the “senior notes,” will automatically become due and payable within five business days of the closing. Approximately $3.14 million of the senior notes are currently held by directors and executive officers of Resource America.

Management Agreement with Resource Capital Corp.

Since March 2005, Resource America has had a management agreement with Resource Capital Corp. pursuant to which Resource America provides certain services, including investment management and certain administrative services, to Resource Capital Corp. On May 21, 2016, Resource America entered into a letter agreement with Resource Capital Corp. pursuant to which Resource Capital Corp. irrevocably waived its right to terminate the management agreement as a result of a “Change of Control” (as defined in the management agreement) resulting from the merger. Resource America agreed to pay $1.5 million to Resource Capital Corp. at the closing of the merger. Mr. J. Cohen is the Chief Executive Officer and a member of the board of directors of Resource Capital Corp., and Messrs. Blomstrom and Brotman are executive officers of Resource Capital Corp. Directors and officers of Resource America own an aggregate of 828,878 shares of Resource Capital Corp.

Director and Officer Indemnification and Insurance

Pursuant to the terms of the merger agreement, Resource America’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the surviving corporation. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Director and Officer Indemnification and Insurance.”

Quantification of Payments and Benefits to Resource America’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of Resource America’s named executive officers would receive in connection with the merger, assuming that the merger were consummated and each such executive officer experienced a qualifying termination on July 13, 2016, but without giving effect to the amended and restated employment agreement with Mr. Elliott and the employment agreement amendment with Mr. Feldman described above. The amounts below are determined using a per share price of Resource America stock of the merger consideration of $9.78, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. The table below does not include compensation that is contingent upon services provided to the surviving corporation following the effective time, including under any employment arrangements entered into in connection with Resource America’s execution of the merger agreement that will become effective as of the closing of the merger.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Jonathan Z. Cohen	4,960,502	3,065,563	71,124	—	8,097,189
Jeffrey F. Brotman	5,301,667	1,463,952	42,210	35,824	6,843,653
Thomas C. Elliott	4,476,667	1,472,152	46,799	45,820	6,041,438
Alan F. Feldman	3,393,333	1,457,298	16,884	16,531	4,884,046
Jeffrey D. Blomstrom	1,933,333	1,127,222	—	—	3,060,555

(1)

The cash payments payable to each of the named executive officers consist of (a) a severance payment in an amount equal to (i) in the case of Mr. J. Cohen, his average compensation for the then-remaining three-year term under his agreement, payable in a single lump sum within 30 days following termination of employment, (ii) in the case of Messrs. Brotman and Elliott, 30 months (in the case of Mr. Brotman) or 24 months (in the case of Mr. Elliott) of his base compensation for one year and any incentive compensation, excluding stock option grants, that he would otherwise have earned if he had remained employed for a period of 30 months or 24 months, as applicable, payable in a single lump sum within 30 days following termination of employment; and (iii) in the case of Messrs. Feldman and Blomstrom, the lesser of (A) the sum of the executive officer’s base compensation and incentive compensation equal to the prior fiscal year’s incentive compensation and (B) $1 million, payable in regular payroll installments over the one-year period following termination; (b) the amount of the executive officer’s prorated annual bonus for Resource America’s 2016 fiscal year, payable within 60 days following termination of employment; and (c) the amount of the retention bonus granted to such executive officer, if any, payable as of immediately prior to the effective time (in the case of Mr. Brotman) or within 60 days following termination of employment (in the case of other named executive officers). Both the severance payment and the prorated annual bonus payment are “double-trigger” (i.e., payable upon a qualifying termination following the occurrence of a change of control), while the retention bonus payment is either “single-trigger” (i.e., payable upon the occurrence of a change of control) (in the case of Mr. Brotman) or “double-trigger” (in the case of other named executive officers). In the case of Mr. J. Cohen, the aggregate cash severance has been reduced such that no portion of the payments owed to Mr. J. Cohen will be subject to the excise tax under

Section 4999 of the Code. Set forth below are the separate values of each of the severance payment, the prorated annual bonus payment, and the retention bonus payment.

Name	Severance Payment ($)	Prorated Annual Bonus Payment ($)	Retention Bonus Payment ($)
Jonathan Z. Cohen	4,560,502	400,000	—
Jeffrey F. Brotman	4,125,000	426,667	750,000
Thomas C. Elliott	3,300,000	426,667	750,000
Alan F. Feldman	1,000,000	693,333	1,700,000
Jeffrey D. Blomstrom	1,000,000	333,333	600,000

(2)	As described above, all unvested Resource America equity-based awards held by the named executive officers will become vested and will be settled at the effective time (i.e., “single-trigger” vesting) and all unvested Resource Capital Corp. equity awards held by the named executive officers will become vested and will be settled upon a qualifying termination (i.e., “double-trigger” vesting). Set forth below are the values of each type of equity-based award that would be payable upon the effective time, based on a price per share of Resource America stock of $9.78 and less the applicable exercise price in the case of unvested stock options, and a price per share of Resource Capital Corp. common stock of $12.49, the closing price on July 8, 2016.

Name	Company Stock Options ($)	Company Restricted Stock Awards ($)	Resource Capital Corp. Restricted Stock Awards ($)
Jonathan Z. Cohen	—	1,745,495	1,320,068
Jeffrey F. Brotman	—	1,189,884	274,068
Thomas C. Elliott	8,200	1,189,884	274,068
Alan F. Feldman	8,200	1,262,647	186,451
Jeffrey D. Blomstrom	8,200	967,281	151,741

(3)	The amount in the table equals the estimated value of COBRA premium reimbursement and the cost of life, disability, and accident insurance coverage for Messrs. J. Cohen, Brotman, Elliott, and Feldman for 12 months (in the case of Mr. Feldman), 24 months (in the case of Mr. Elliott), 30 months (in the case of Mr. Brotman), and 36 months (in the case of Mr. J. Cohen), in each case, following a qualifying termination. All such benefits are “double-trigger.”
(4)	Each of Messrs. Brotman, Elliott, and Feldman are entitled to tax gross-up payments in respect of the COBRA premiums and cost of life, disability, and accident insurance coverage provided to such individuals upon a qualifying termination. Estimated income tax reimbursements are subject to change based on the actual effective time, date of termination of employment (if any) of the named executive officer, and certain other assumptions used in the calculations. All such reimbursements are “double-trigger.”

Voting and Support Agreement

On May 22, 2016, Jonathan Z. Cohen and Edward E. Cohen, who we also refer to as the “specified stockholders”, and certain of their affiliates that are Resource America stockholders, entered into the voting agreement with C-III. Under the voting agreement, each such stockholder agreed, among other things, to vote all shares of Resource America stock owned by such stockholder in favor of the merger, against any action or proposal in favor of an acquisition proposal, without regard to the terms thereof, and against any action, proposal, transaction or agreement that would reasonably be likely to result in a material breach of any covenant or representation of Resource America in the merger agreement or prevent or materially delay Resource America’s or C-III’s ability to consummate the merger. As of the record date, the stockholders that are party to the voting agreement own a total of 4,756,784 shares of Resource America stock, or approximately 22.9% of the total outstanding shares of Resource America stock as of such date.

The voting agreement also generally requires that, from the date of the agreement until 18 months following the completion of the merger, each specified stockholder refrain from: (1) engaging in certain activities related to the distribution of real estate asset management products in the independent broker-dealer channel and engaging in direct lending to real estate operators or funds for the purchase of real estate assets; and (2) soliciting for employment or hiring individuals employed by Resource America, the Managed REITs and certain other funds managed by Resource America, subject to certain exceptions. Each specified stockholder, on the one hand, and C-III, on the other hand, has also agreed to customary non-disparagement covenants.

Pursuant to the terms and conditions of the voting agreement, C-III will pay each specified stockholder $125,000 per year in respect of business expenses (including, without limitation, labor and office expenses) for the first five years after the closing of the merger.

The voting agreement will generally terminate upon the earliest to occur of (i) the consummation of the merger, (ii) the termination of the merger agreement in accordance with its terms, or (iii) with respect to each stockholder, the entry without the prior consent of such stockholder into any amendment or modification of the merger agreement that results in a decrease in, or change in the composition of, the merger consideration or imposes any material restrictions or constraints on the payment of the merger consideration, except that the covenants described in the preceding two paragraphs will continue in accordance with their terms unless the merger agreement is terminated in accordance with its terms.

Regulatory Waiting Periods and Approvals Required for the Merger

HSR. The merger is subject to the requirements of the HSR Act, which prevents C-III and Resource America from completing the merger until required information and materials are furnished to the Antitrust Division of the DOJ and FTC and the HSR Act waiting period is terminated or expires. On June 14, 2016, Resource America and C-III received notice from the FTC of the early termination of the HSR Act waiting period.

FINRA. Completion of the merger is subject to receipt of approval for a change of control or ownership from FINRA pursuant to NASD Rule 1017 for each subsidiary of Resource America that is a broker-dealer. Under the terms of the merger agreement, this condition shall be deemed satisfied, and the closing may occur prior to obtaining FINRA approval if 31 days elapse after the submission of a FINRA application that FINRA deems substantially complete and FINRA has not advised Resource America or C-III that it will impose substantial operating restrictions on any of C-III’s or Resource America’s broker-dealer subsidiaries. Resource America has filed and submitted the required notices and applications to FINRA on June 9, 2016.

FCA. Pursuant to Section 178 of the Financial Services and Markets Act (2000) of the United Kingdom of Great Britain and Northern Ireland, which we refer to as the “FSMA”, Resource America and C-III must also obtain a notice from the FCA that it approves of C-III (or any other potential controllers in C-III’s group, to the extent required) acquiring control of any subsidiary or joint venture of Resource America that is registered with the FCA. Under the terms of the merger agreement, the FCA shall be treated as providing the required notice, pursuant to Section 189(6)(a) of FSMA, if 60 days elapse after the FCA acknowledges receipt of a completed change of control notice and the FCA has not advised the applicant that it proposes to approve the acquisition subject to conditions, proposes to object to the acquisition or that the change of control notice is incomplete. An acquisition of control by the proposed controller during the FCA assessment period without prior approval from the FCA is a criminal offense under the FSMA. In addition, a failure by the relevant Resource America subsidiaries to make the relevant notification to the FCA under the FCA’s rule could result in action being taken against those subsidiaries by the FCA. Completion of the merger is subject to the receipt of FCA approval. Resource America and C-III submitted the required notices and applications to the FCA on June 10, 2016. The applications were approved by the FCA on June 22, 2016.

JFSC. Completion of the merger is subject to the written approval from the JFSC that it approves of C-III acquiring control of any joint venture of Resource America that is registered with the JFSC. Resource America and C-III submitted the required notices and applications to the JFSC on June 10, 2016. The applications were approved by the JFSC on June 30, 2016.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the DOJ or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither C-III nor Resource America believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

For a description of C-III’s and Resource America’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Efforts to Obtain Regulatory Approvals”.

Litigation Related to the Merger

As of the date of this proxy statement, a putative class action lawsuit challenging the proposed merger was filed that names Resource America, its board of directors, C-III and Merger Sub as defendants. The complaint, captioned Gansman v. Resource America et al. (Case No. 160601492) was filed on June 15, 2016 in the Court of Common Pleas of Philadelphia County by a purported stockholder of Resource America. The lawsuit seeks to enjoin the transaction and alleges, among other things, that the members of the Resource America board of directors breached their fiduciary duties by agreeing to the transaction at an inadequate price and through an inadequate process. On July 11, 2016, plaintiff filed a stipulation in the Court of Common Pleas of Philadelphia County seeking an order discontinuing the action without prejudice.

Delisting and Deregistration of Resource America stock

If the merger is completed, the shares of Resource America stock will be delisted from NASDAQ and deregistered under the Exchange Act, and shares of Resource America stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

Additional information about Resource America and C-III may be found elsewhere in this proxy statement and, for Resource America, in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled “Where You Can Find Additional Information”.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. The merger agreement is not intended to be a source of factual, business or operational information about Resource America, C-III or Merger Sub, and the following summary of the merger agreement and the copy thereof attached hereto as Annex A are not intended to modify or supplement any factual disclosure about Resource America in any documents it publicly files with the SEC. The representations, warranties and covenants made in the merger agreement by Resource America, C-III and Merger Sub were qualified and subject to important limitations agreed to by Resource America, C-III and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this proxy statement or Resource America’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into Resource America, and the separate corporate existence of Merger Sub will cease. After the merger, Resource America will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of C-III. At the effective time, all of the property, rights, privileges, immunities, powers and franchises of Resource America and Merger Sub will vest in the surviving corporation, and all of the obligations, liabilities and duties of Resource America and Merger Sub will become the obligations, liabilities and duties of the surviving corporation, as provided under the DGCL. At the effective time, the certificate of incorporation of Resource America will be amended and restated to conform to Exhibit B of the merger agreement. Also at the effective time, the bylaws of Merger Sub that are in effect immediately before the effective time will become the bylaws of the surviving corporation, except that all references to Merger Sub’s name will be replaced with references to the name of the surviving corporation, “Resource America, Inc.”

The individuals holding positions as directors of Merger Sub immediately before the effective time will become the initial directors of the surviving corporation, and C-III will designate the initial officers of the surviving corporation.

Closing and Effective Time of the Merger

Unless the parties otherwise agree, the closing of the merger, which we refer to as the “closing”, will take place on the second business day following the date on which the conditions to closing (described in the section of this proxy statement entitled “—Conditions to the Merger”), other than those conditions that by their terms can only be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at closing), have been satisfied or (to the extent permitted by the merger agreement) waived.

The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as C-III and Resource America will agree and specify in the certificate of merger, which we refer to as the “effective time”.

Merger Consideration and Conversion of Resource America Stock

At the effective time, each share of Resource America stock issued and outstanding immediately prior to the effective time, other than shares owned by Resource America, C-III, Merger Sub or their respective subsidiaries, which will be cancelled, shares owned by stockholders who have properly demanded appraisal rights under the DGCL and shares subject to restricted stock awards, will be automatically cancelled and converted into the right to receive the per share merger consideration, without interest, less any withholding taxes.

Surrender and Payment Procedures

Prior to the effective time, C-III will appoint a nationally recognized financial institution (reasonably acceptable to Resource America), to act as paying agent, and will deposit with such paying agent, for the benefit of the holders of Resource America stock, cash sufficient to pay the aggregate merger consideration (the “Merger Fund”). As promptly as practicable (and no later than the third business day) after the effective time, C-III will cause the paying agent to mail to each holder of record of shares of Resource America stock whose shares were converted into the right to receive the merger consideration (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of certificates representing shares of Resource America stock in exchange for payment of the merger consideration. Upon surrender of certificates to the paying agent together with the letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the paying agent, the holder of such certificates or book-entry shares will be entitled to receive the merger consideration (less any amount that may be withheld with respect to any applicable withholding taxes). If you are a stockholder of record holding certificates, you will not be entitled to receive the merger consideration until you surrender your certificates along with a duly executed letter of transmittal to the paying agent.

You should not return your certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Stockholders of record who hold their shares in book-entry form will not be required to deliver a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration to which they are entitled. As promptly as practicable after the effective time, C-III will cause the paying agent to pay and deliver to each such stockholder whose shares of Resource America stock were converted into the right to receive the merger consideration, the merger consideration with respect to such book-entry shares.

C-III, Merger Sub, Resource America, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is withheld from the merger consideration otherwise payable to any person (and is paid over to the applicable taxing authorities), that amount will be treated as having been paid to the person from whom such amounts were originally deducted and withheld.

Lost Certificates

If any certificate has been lost, stolen or destroyed, then the person claiming the certificate to be lost, stolen or destroyed must make an affidavit of that fact, in form and substance reasonably acceptable to C-III, in order to be entitled to receive the merger consideration in respect of such certificate and, if required by C-III or the paying agent, such person must post a bond in a reasonable amount (as C-III or the paying agent may direct) as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate. The procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Transfers Following the Effective Time

At the effective time, the share transfer books of Resource Capital will be closed, and there will be no further recording or registration of transfers of shares of Resource America stock. Any certificate formerly representing shares of Resource America stock presented to the surviving corporation or the paying agent after the effective time will be cancelled and exchanged for the applicable merger consideration that has become payable with respect thereto.

Investment and Termination of the Merger Fund

The paying agent will invest the Merger Fund as directed by C-III. Any interest, gains and other income resulting from such investment will be the sole and exclusive property of C-III payable to C-III upon its request. Any such investment of the cash included in the Merger Fund will be limited to investments that are obligations of, or guaranteed by, the United States government. No such investment or loss thereon will affect the amounts payable to holders of shares of Resource America stock. In the event the Merger Fund is at any time insufficient to pay the amounts to which former holders of Resource America stock are entitled pursuant to the merger agreement, C-III will promptly deposit cash in to the Merger Fund in an amount equal to the deficiency. Any portion of the Merger Fund that remains undistributed to former holders of Resource America stock for one year after the effective time will be returned to C-III, upon demand, and any holders of shares formerly representing shares of Resource America stock who have not yet surrendered their shares must look to C-III for payment of its claim for the per share merger consideration.

None of C-III, Merger Sub, Resource America, the surviving corporation or the paying agent, nor their respective employees, officers, directors, agents or affiliates, will be liable to any person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration remaining unclaimed by the former holders of Resource America stock immediately prior to such time as such amounts would otherwise escheat to or become property of any government authority will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.

Treatment of Equity Awards

Stock Options. Each option to purchase shares of Resource America stock that is outstanding and unexercised immediately prior to the effective time will become fully vested (to the extent not vested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such option multiplied by (2) the excess, if any, of the merger consideration over the exercise price per share of such option. Any option that has an exercise price per share that equals or exceeds the merger consideration will be cancelled for no consideration.

Restricted Stock Awards. Each outstanding award of restricted Resource America stock that is outstanding as of immediately prior to the effective time will become fully vested (with any performance-based vesting conditions deemed fully satisfied), and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such restricted stock award multiplied by (2) the merger consideration.

Deferred Stock Unit Awards. Each award of deferred stock units that corresponds to shares of Resource America stock that is outstanding immediately prior the effective time will become fully vested (to the extent unvested) and will be cancelled and converted into the right to receive an amount in cash equal to the product of (1) the total number of shares of Resource America stock subject to such deferred stock unit award multiplied by (2) the merger consideration.

Representations and Warranties

The merger agreement contains representations and warranties made by Resource America, C-III and Merger Sub to each other. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement (including in the disclosure letters delivered by Resource America to C-III and by C-III to Resource America in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts.

The representations and warranties made by Resource America (including, in certain cases, with respect to its subsidiaries and certain joint ventures) to C-III and Merger Sub relate to, among other things, the following:

•	organization, good standing and qualification to do business;

•	corporate authority to enter into the merger agreement and enforceability of the merger agreement;

•	required governmental approvals;

•	the absence of any breach or violation of organizational documents, law or contracts as a result of the execution of the merger agreement or consummation of the merger;

•	the receipt of and effectiveness of certain consents or waivers from the Managed REITs;

•	capital structure;

•	subsidiaries of Resource America;

•	Resource America’s SEC filings and the financial statements included therein;

•	the accuracy of the information to be supplied by Resource America for inclusion in this proxy statement;

•	Resource America’s systems of internal controls over financial reporting;

•	the absence of certain material events or changes to the business of Resource America, including the absence of a company material adverse effect (as defined below);

•	the absence of material undisclosed liabilities;

•	the absence of legal proceedings and governmental orders;

•	compliance with applicable laws, governmental orders and permits;

•	title and rights to real property;

•	intellectual property matters;

•	the payment of taxes, the filing of tax returns and other tax matters;

•	employee benefits and labor matters;

•	environmental matters and compliance with environmental laws;

•	material contracts and the absence of any default under, or termination or cancellation of, material contracts;

•	the absence of undisclosed brokers’ fees or finders’ fees relating to the merger;

•	the receipt by the Resource America board of directors of the fairness opinion from Evercore;

•	the absence of certain affiliate transactions;

•	the inapplicability of state and federal anti-takeover laws to the merger;

•	insurance matters;

•	broker-dealer and other regulatory matters, including compliance with applicable law by Resource America’s subsidiaries that are broker-dealers or registered investment advisors;

•	Resource America’s (including any of its subsidiaries) advisory contracts with the Managed REITs and Diversified Income Fund;

•	Resource America’s joint ventures;

•	organization, good standing and qualification to do business of, and compliance with applicable law by and SEC filings (where applicable) of the Managed REITs, Diversified Income Fund and the other funds managed by Resource America (including any of its subsidiaries);

•	the compliance of Resource America and its subsidiaries with applicable anti-corruption laws;

•	material third-party broker-dealers;

•	the qualification of the Managed REITs as REITs under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”; and

•	issuers of collateralized debt and loan obligations, which we refer to as “CDOs”, managed by Resource America, its affiliates or joint ventures.

Many of Resource America’s representations and warranties are qualified as to, among other things, “materiality” or “company material adverse effect.” For purposes of the merger agreement, “company material adverse effect” means any effect, change, development, occurrence or event that has a material adverse effect on the business or financial condition of Resource America and its subsidiaries, taken as a whole. Effects, changes, developments, occurrences or events resulting from the following events are excluded in determining whether a company material adverse effect has occurred:

•	any failure by Resource America or its subsidiaries to meet any internal or published projections, forecasts, or predictions in respect of financial or operating performance for any period;

•	changes or proposed changes to, or the implementation of, the proposed amendments to NASD Rule 2340 and FINRA Rule 2310 described in FINRA Regulatory Notice 15-02 and any changes or proposed changes to, or the implementation of, the United States Department of Labor’s proposed amendments to the definition of “fiduciary” and related proposals, including the Best Interest Contract Exemption and Exemption for Principal Transactions in Certain Debt Securities;

•	changes in GAAP or authoritative interpretation thereof;

•	the taking of any action expressly required or permitted by the merger agreement, or the failure to take any such action;

•	any change in the market price or trading volume of Resource America’s securities or in its credit ratings; and

•	the negotiation, execution, delivery, announcement, pendency or performance of the merger agreement or the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of Resource America or any of its subsidiaries with investors, employees, customers, suppliers or partners and including any litigation arising in connection with or relating to the merger agreement or the transactions contemplated thereby.

The following events are also excluded in determining whether a company material adverse effect has occurred, but will be taken into account to the extent such have a materially disproportionate effect on Resource America and its subsidiaries, taken as a whole, relative to other participants in the industries in which Resource America and its subsidiaries operate:

•	changes in or affecting the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any foreign jurisdiction, including changes in interest and exchange rates;

•	changes or conditions generally affecting the asset management business or the subsegments thereof in which Resource America operates;

•	geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters or pandemics; and

•	changes or proposed changes in law or authoritative interpretation thereof.

The representations and warranties made by C-III and Merger Sub to Resource America are more limited and relate to, among other things, the following:

•	organization, good standing and qualification to do business;

•	authority to enter into the merger agreement and enforceability of the merger agreement;

•	required governmental approvals;

•	the absence of any breach or violation of organizational documents, law or contracts as a result of the execution of the merger agreement or consummation of the merger;

•	Merger Sub having not carried out any other business or operations other than the execution of the merger agreement;

•	the accuracy of information supplied by the C-III and Merger Sub for inclusion in this proxy statement;

•	availability of funds to pay the aggregate merger consideration and all other required cash amounts in connection with the merger;

•	C-III’s audited financial statements;

•	the solvency of C-III and its subsidiaries;

•	the absence of legal proceedings and governmental orders;

•	the absence of any required C-III member vote to consummate the merger; and

•	the absence of undisclosed broker’s fees or finder’s fees relating to the merger.

Certain of the representations and warranties of C-III and Merger Sub are qualified as to, among other things, “materiality” or “Parent material adverse effect.” For purposes of the merger agreement, “Parent material adverse effect” means any effect, change, development, occurrence or event that would prevent, materially delay or materially impair the consummation by C-III or Merger Sub of the merger and other transactions contemplated by the merger agreement (including payment of the merger consideration).

Subject to certain exceptions, the representations and warranties contained in the merger agreement will terminate upon the earlier of the effective time or the termination of the merger agreement pursuant to its terms.

Covenants Relating to the Conduct of Business

Resource America has agreed to covenants in the merger agreement that affect the conduct of its business and that of its subsidiaries between the date of the merger agreement and the effective time.

Prior to the effective time, except as expressly required or expressly permitted by the merger agreement, as specified in the disclosure letter delivered by Resource America in connection with the merger agreement, or as C-III may otherwise consent in writing (which cannot be unreasonably withheld, conditioned or delayed), or as required by applicable law, Resource America will, and will cause each of its subsidiaries to, use reasonable best efforts to (i) conduct its business in the ordinary course consistent with prior practice, (ii) to the extent consistent with the foregoing, preserve intact its business operations, organization and its ongoing business relationships with third parties, (iii) obtain the renewal and prevent the termination or nonrenewal of any advisory contract (except for the automatic termination of an advisory contract with a fund that is registered under ICA), and (iv) not take any action or fail to take any action that would reasonably be expected to cause any Managed REIT to fail to qualify as a REIT.

In addition, except as expressly required or expressly permitted by the merger agreement or as specified in the disclosure letter delivered by Resource America in connection with the merger agreement, unless C-III gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), Resource America and its subsidiaries are restricted from:

•	amending (or materially amending in the case of a material subsidiary) its certificate of incorporation, bylaws or other similar organizational documents;

•	splitting, combining or reclassifying any of its capital stock, paying dividends (other than quarterly dividends on Resource America stock and equity awards of not more than $0.06 per share), or redeeming, repurchasing or otherwise acquiring shares of Resource America or its subsidiaries;

•	issuing, delivering or selling any additional capital stock, other than upon the exercise of stock options or the settlement of equity awards that are outstanding on May 22, 2016 and the sale of subsidiary securities to Resource America or another subsidiary of Resource America;

•	acquiring assets, securities, properties, interests or businesses for more than $1,000,000 in the aggregate other than supplies and materials in the ordinary course of business of Resource America and its subsidiaries in a manner that is consistent with past practice;

•	selling, licensing, leasing or otherwise transferring or incurring a lien on any of Resource America’s or its subsidiary’s assets, properties, interests or businesses for more than $1,000,000 in the aggregate, other than (i) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales, leases or transfers that are pursuant to contracts in effect as of May 22, 2016 and set forth in Resource America’s disclosure letter, (iii) permitted liens, or (iv) sales, licenses, leases or other transfers to Resource America or any of its wholly owned subsidiaries

•	making any loans, advances, or capital contributions to or investments in any person other than Resource America or one of its wholly owned subsidiaries;

•	creating, incurring or assuming indebtedness in excess of $1,000,000 in the aggregate, except for (i) indebtedness under Resource America’s and its subsidiaries’ revolving working capital credit facilities in effect as of May 22, 2016, (ii) guarantees of indebtedness of Resource America or any of its wholly owned subsidiaries (which indebtedness is in effect as of May 22, 2016, or is entered into after such date in compliance with the terms of the merger agreement) and (iii) indebtedness or guarantees between or among Resource America and any of its subsidiaries or between or among any of Resource America’s wholly owned subsidiaries;

•	assuming, guaranteeing or endorsing or otherwise becoming liable for the obligations of any person except wholly owned subsidiaries, except as otherwise permitted pursuant to the terms of the merger agreement;

•	incurring or committing to any capital expenditures in excess of $1,000,000, except as otherwise permitted pursuant to the terms of the merger agreement or the capital expenditure budget included in Resource America’s disclosure letter;

•	settling or compromising any suit, claim, or investigation against Resource America or a subsidiary, other than solely for monetary damages (without admission of liability) below $500,000 individually or $1,000,000 in aggregate;

•	entering into any materially different line of business;

•	forming any non-wholly owned subsidiaries or new funds;

•	other than as may be reasonably necessary to comply with the terms of the merger agreement or in connection with any other action specifically permitted under certain of the interim covenants, (i) terminating any material contract (other than the automatic termination of any such contract, other than an advisory contract, in accordance with its terms), (ii) amending or modifying any material contract (other than immaterial amendments or modifications) or waiving, releasing or assigning any material rights, claims or benefits under any material contract, or (iii) entering into any contract that would have been a material contract if it were entered into before May 22, 2016 (except in the case of clauses (ii) and (iii), in the ordinary course of business consistent with past practice with respect to a limited number of material contracts);

•	except as required pursuant to a Resource America benefit plan in effect on May 22, 2016 and made available to C-III or as otherwise required by applicable law, (i) grant, pay or provide any severance or termination payments or benefits to any employee, individual independent contractor or director of Resource America or any of its subsidiaries (except as provided in the ordinary course of business consistent with past practice with respect to non-management level employees of Resource America or its subsidiaries), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any employee, individual independent contractor or director of Resource America or any of its subsidiaries, (iii) other than in the ordinary course of business consistent with past practice (including employee promotions) and other than Resource America’s annual increases in base salaries or hourly base wage rates, as applicable, for non-management level employees having an annual base salary rate under $200,000, increase the compensation or benefits payable to any employee, individual independent contractor or director of Resource America or any of its subsidiaries, (iv) enter into, amend or terminate any employment agreement or enter into any severance or retention agreement with any employee, individual independent contractor, officer or director of Resource America or any of its subsidiaries, subject to certain exceptions, (v) adopt, enter into, terminate or amend any Resource America benefit plan, (vi) hire any person to be an employee with a title of “Vice President” or above or having an annual base salary rate of $200,000 or more, subject to certain exceptions, or (vii) terminate the employment (other than for cause) of any employee of Resource America or any of its subsidiaries having an annual base salary rate of $200,000 or more;

•	changing Resource America’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, any governmental authority or applicable law;

•	making, changing or rescinding any material tax election, changing any material method of tax accounting other than as required by any governmental authority or applicable law, amending any material tax return or agreeing or settling certain any material claim or assessment in respect of taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on Resource America’s balance sheet;

•	adopting a plan of complete or partial liquidation;

•	selling, transferring, or disposing of all or part of the interest in a subsidiary that is party to an advisory contract with a Managed REIT or Diversified Income Fund, or assigning or transferring any advisory contracts with a Managed REIT or Diversified Income Fund by merger, consolidation, or sale;

•	amending or modifying the compensation payable to Evercore or any other material obligations of Resource America contained in the engagement letter with Evercore; or

•	agreeing or committing to do any of the foregoing.

No Solicitation by Resource America

Resource America has agreed under the merger agreement, subject to certain exceptions described below, that Resource America, its subsidiaries and their respective officers and directors will not, and Resource America will instruct its affiliates and other representatives not to, directly or indirectly, until the earlier of the effective time or the termination of the merger agreement:

•	solicit, initiate, knowingly encourage or knowingly take any other action designed to facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as such term is described below);

•	approve or recommend, or propose to approve or recommend, an acquisition proposal; or

•	approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to an acquisition proposal or a superior proposal (as such term is described below);

•	enter into, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

•	publicly announce an intention to do any of the foregoing.

Resource America may nevertheless furnish information and engage in discussions with a third party that makes an unsolicited bona fide written acquisition proposal that the Resource America board of directors determines in good faith, after consulting with Resource America’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal in circumstances not otherwise involving a breach of the merger agreement. Resource America is required to enter into a confidentiality agreement with certain terms described in the merger agreement prior to furnishing such information and to provide such nonpublic information to C-III promptly (and in any event within twenty-four hours) of furnishing it to the third party.

Under the merger agreement, an “acquisition proposal” is any proposal, indication of interest or offer from any person or “group” related to (i) any direct or indirect acquisition or purchase of the business or assets of Resource America or any subsidiary representing 25% or more of the consolidated revenues, income or assets of Resource America, (ii) any issuance, sale or other disposition, directly or indirectly, to any person or group of securities representing 25% or more of the total voting power of Resource America, (iii) any tender or exchange offer that if consummated would result in any person or group beneficially owning more than 25% or more of any class of Resource America’s equity securities, (iv) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction that would (A) result in any person owning 25% or more of the total voting power of Resource America’s outstanding stock or (B) result in Resource America stockholders immediately prior to the consummation of the transactions beneficially owning less than 75% of the total voting power of Resource America’s outstanding stock or the surviving corporation, or (v) any combination of the foregoing.

Under the merger agreement, a “superior proposal” is a bona fide written acquisition proposal (except that references to “25% or more” in the definition of acquisition proposal will be deemed to be references to “50% or more”) providing for a transaction that the Resource America board of directors has determined in its good faith judgment is more favorable to its stockholders from a financial point of view than the merger after taking into account the likelihood and timing of consummation (as compared to the merger) and such other matters that the Resource America board of directors deems relevant, including legal, financial, regulatory and other aspects of the acquisition proposal.

Required Notification to C-III

Resource America is required to (i) promptly (and in any event within 48 hours) notify C-III orally and in writing of any proposal, indication of interest or offer which constitutes an acquisition proposal that is received by, or if any discussions or negotiations are sought to be initiated regarding an acquisition proposal with, Resource America (or any of its representatives), indicating, in connection with such notice, the identity of the person or group of persons making the proposal, indication of interest or offer and the material terms and conditions of any such proposal, indication of interest or offer (including, if applicable, copies of any written proposals or offers, including proposed agreements), (ii) keep C-III reasonably informed, on a reasonably prompt basis (and in any event within 48 hours) of the status of any discussions or negotiations with respect to any such proposals or offers and the details of any material changes to the status or material terms of any such proposal, indication of interest or offer (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of definitive agreements), and (iii) indicate to C-III promptly (and in any event within 48 hours) whether Resource America has furnished nonpublic information to such person or group of persons.

Changes in the Resource America Board’s Recommendation

The Resource America board has unanimously recommended that Resource America stockholders vote “FOR” the proposal to adopt the merger agreement, which we refer to as the “Resource America board recommendation.” The merger agreement permits the Resource America board of directors to make an “adverse recommendation change” only in certain limited circumstances, as described below.

Except as expressly permitted by the merger agreement, the Resource America board may not:

•	withhold, withdraw (or modify or qualify in a manner adverse to C-III) or propose publicly to withhold or withdraw (or modify or qualify in a manner adverse to C-III) the Resource America board recommendation;

•	fail to include the Resource America board recommendation in this proxy statement;

•	approve or recommend, or otherwise declare to be advisable, or publicly propose to approve, recommend or otherwise declare to be advisable, an acquisition proposal;

•	following any acquisition proposal structured as a tender offer or exchange offer, fail, within ten business days of the commencement of such offer pursuant to Rule 14d-2 of the Exchange Act, to recommend against acceptance of any tender offer or exchange offer by Resource America stockholders; or

•	publicly announce an intention or resolve to do any of the foregoing.

The actions described in the bullet points above are referred to in this proxy statement as an “adverse recommendation change.”

However, at any time after May 22, 2016 and prior to the time Resource America stockholders approve the proposal to adopt the merger agreement, if the Resource America board of directors determines in good faith, after consultation with outside financial advisors and outside legal counsel, that a written acquisition proposal made after May 22, 2016 (that was not solicited in breach of the non-solicitation provision of the merger agreement and has not been withdrawn) constitutes a superior proposal, then the Resource America board of directors may (1) make an adverse recommendation change or (2) cause Resource America to terminate the merger agreement in order to enter into a definitive agreement relating to such superior proposal, subject to paying the $6,725,000 termination fee due to C-III under the terms of the merger agreement, in each case if the Resource America board of directors concludes in good faith, after consultation with outside legal counsel, that the failure to make such adverse recommendation change or terminate the merger agreement would be reasonably likely to be inconsistent with the Resource America board of directors’ fiduciary duties under applicable law.

Prior to making any such adverse recommendation change or terminating the merger agreement to enter into a definitive agreement relating to a superior proposal, (1) Resource America must have given C-III at least four business days’ prior written notice of its intention to take such action, and have provided C-III the material terms and conditions of, and the identity of the person making, any such superior proposal, and a complete copy of the superior proposal, (2) during the notice period, the Resource America board of directors and its representatives must have negotiated in good faith with C-III (to the extent C-III desires to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement in response to the superior proposal, and (3) at the end of the notice period, the Resource America board of directors must have concluded in good faith, after consultation with outside legal counsel and financial advisors, and taking into account any adjustment or modification to the terms of the merger agreement proposed in writing by C-III, that the acquisition proposal continues to be a superior proposal and that the failure to make an adverse recommendation change or terminate the merger agreement would still be reasonably likely to be inconsistent with the Resource America board of directors’ fiduciary duties under applicable law.

In the event of any material amendment or modification to any superior proposal (including any change to its financial terms), Resource America must satisfy the notice requirement described above with a new written notice to C-III, and comply with the negotiation requirements described above (provided that any such subsequent notice period will only be three business days).

In addition, at any time after May 22, 2016 and prior to the time Resource America stockholders approve the proposal to adopt the merger agreement, the Resource America board of directors may make an adverse recommendation change in response to an intervening event if prior to taking such action, the Resource America board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. Prior to making an adverse recommendation change in response to an intervening event, (1) Resource America must have given C-III at least four business days’ prior written notice of its intention to take such action and the reasons underlying the Resource America board of directors’ decision, including a description of the intervening event, (2) during the notice period, the Resource America board of directors and its representatives must have negotiated in good faith with C-III (to the extent C-III desires to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement in response to the intervening event, and (3) at the end of such notice period, the Resource America board of directors must have concluded in good faith, after consultation with outside legal counsel, and taking into account any adjustment or modification to the terms of the merger agreement made or irrevocably committed to in writing by C-III, that the failure to make an adverse recommendation change in response to the intervening event would still reasonably be expected to be inconsistent with the Resource America board of directors’ fiduciary duties under applicable law. Under the merger agreement, an “intervening event” means an effect, change, development, occurrence or event that was not known to the Resource America board of directors as of or prior to May 22, 2016 or, if known, the material consequences of which were not known by the Resource America board of directors. However, the following will not constitute an intervening event: (i) the receipt, existence or terms of an acquisition proposal; and (ii) changes in the market price or trading volume of Resource America stock, in and of itself.

The non-solicitation provisions of the merger agreement do not prohibit Resource America or the Resource America board of directors from taking and disclosing to Resource America stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, from making a “stop, look and listen” statement or from making any other disclosure to Resource America stockholders if the Resource America board of directors determines in good faith, after consultation with outside counsel, that the failure to make such other disclosure would reasonably be likely to be inconsistent with the Resource America board of directors’ exercise of their fiduciary obligations under applicable law.

Stockholders Meeting

Resource America has agreed under the merger agreement to give notice of a meeting of its stockholders as promptly as practicable, which we refer to as the special meeting, and in any event within five business days, after this proxy statement is cleared by the SEC staff for mailing, for the purpose of voting on the approval and adoption of the merger agreement, and to cause this proxy statement to be disseminated to Resource America stockholders. Resource America may only adjourn or postpone the special meeting (1) to solicit additional proxies and votes in favor of adoption of the merger agreement if sufficient votes to constitute the Resource America stockholder approval have not been obtained, or (2) to the extent necessary to ensure any amendment or supplement to this proxy statement is timely provided to Resource America stockholders. Resource America has also agreed under the merger agreement for the Resource America board of directors to recommend to Resource America stockholders the adoption and approval of the merger agreement and the related transactions contemplated thereby, subject to the provisions of the merger agreement described above under the section of this proxy statement entitled “No Solicitation by Resource America” and “Changes in the Resource America Board’s Recommendation”. Resource America has also agreed to use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Efforts to Obtain Regulatory Approvals

The merger agreement requires Resource America and C-III to use their respective reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable under applicable law or order to consummate and make effective the merger and other transactions contemplated by the merger agreement as soon as practicable. Resource America, C-III and Merger Sub have also agreed to cooperate and to cause each of their respective subsidiaries to use their reasonable best efforts to: (1) prepare and file as promptly as practicable all documentation with any governmental authority that is necessary to consummate the merger; (2) furnish as promptly as practicable all required information to any governmental authority as may be required; (3) obtain all consents, registrations, approvals, permits and authorizations necessary, proper or advisable to be obtained from or renewed with any person in order to consummate the merger as promptly as practicable; and (4) obtain consents, approvals and authorizations that are necessary or advisable as a result of the merger under certain arrangements with Resource America’s advisory clients and between certain entities managed by Resource America and third parties. However, the failure to obtain any consents that are not expressly identified as closing conditions to the merger will not constitute the failure to satisfy a condition to the obligations of either party to consummate the merger.

The parties have also agreed to: (1) file any and all required notifications under the HSR Act (which occurred on June 6, 2016) and seek early termination of any waiting periods under the HSR Act; (2) to the extent required by applicable law or pursuant to an advisory contract, inform each advisory client and other required persons in writing of the transactions contemplated by the merger agreement and use reasonable best efforts to seek such persons’ consent to the continuation of its applicable advisory contract, which may take the form of a so-called implied negative consent, if permitted by law and the terms of the advisory contract; and (3) prepare and submit each required FSMA Section 178 notification and any filings required to be made with the JFSC with respect to the merger. Resource America has also agreed to prepare and submit to FINRA as promptly as practicable following the execution of the merger agreement a substantially complete continuing membership application for approval of a change in control of ownership pursuant to FINRA (NASD) Rule 1017(a)(4) for each of its subsidiaries that is a broker-dealer that satisfies the standards of FINRA (NASD) Rule 1014. Each party has agreed to furnish such information or assistance that may be necessary in connection with the preparation of any necessary filings or submissions to any governmental authority. C-III has agreed to pay all filing fees in connection with approvals of government authorities for the transactions contemplated by the merger agreement, except for the costs and expenses associated with any continuing membership application pursuant to FINRA Rule 1017(a)(4), which will be shared 50-50 by Resource America and C-III.

Resource America, C-III and Merger Sub must also each use their respective reasonable best efforts to promptly provide the information and documents requested by any governmental authority in connection with obtaining the necessary consents and approvals, promptly take any actions necessary to eliminate each impediment under applicable law to the transactions contemplated by the merger agreement, and promptly take all actions necessary to avoid or overcome the entry of any action that would materially delay, restrain, restrict, prevent enjoin or otherwise prohibit the consummation of the merger, except that Resource America and its subsidiaries will not be obligated to change their respective businesses or operations pursuant to the process of securing the approval of governmental authorities unless such actions are conditional or contingent on the closing occurring in accordance with the terms of the merger agreement. If a governmental authority does require any acts, omissions or restrictions in order to obtain a consent or approval, no adjustment will be made to the merger consideration. Each party will keep the other apprised of the status of seeking the various governmental authority approvals.

Managed Entities

Resource America has agreed that, with respect to each Managed REIT and certain other entities, which we refer to collectively as the “managed entities,” Resource America will, and will cause its controlled affiliates to, obtain resignations from certain directors and officers of Resource America as a director, trustee and/or officer of each of the managed entities, which will be effective immediately prior to the effective time, and use reasonable best efforts to cause the appointment of individuals designated by C-III to fill the vacancies that are created upon such resignations, which will also be effective immediately prior to the effective time.

Resource America has also agreed to promptly notify C-III in writing if, to Resource America’s knowledge, Resource America or any of its affiliates receives a bona fide proposal or offer relating to a merger, consolidation, asset acquisition, share exchange, business combination or similar transaction or the acquisition of 50% or more of the equity interests in any of the managed entities, and to keep C-III reasonably informed of the status and material terms of any such bona fide proposals or offers on a current basis. Resource America will also use reasonable best efforts to permit the attendance of a C-III representative, solely in an observer status, at each meeting of the investment committee for any of Resource America’s advisory clients and provide the C-III representative with the same information that is provided to the members of such investment committee in connection with the meeting.

Public Funds

As promptly as practicable after the execution of the merger agreement, Resource America will use (and cause its subsidiaries to use) reasonable best efforts to obtain the approvals required under the ICA of the trustees and shareholders (as applicable) of Diversified Income Fund and Resource Credit Income Fund, which we refer to as “public funds,” for a new investment advisory contract that contains terms substantially the same as (and identical advisory fees as set forth in) the advisory contract between such public fund and Resource America’s subsidiary that manages such public fund as of May 22, 2016 as well as an “interim agreement” (as defined in Rule 15a-4 under the ICA) on the same terms that would be effective if shareholder approval of the new investment advisory contract is not obtained prior to the closing of the merger. Resource America and C-III have agreed to cooperate with each other in obtaining such approvals. Resource America has also agreed to use reasonable best efforts to prepare, mail and file proxy materials for the meetings of the public funds’ shareholders required to approve the new investment advisory contracts and to elect certain existing trustees of Diversified Income Fund.

On June 2, 2016, the boards of directors of each of the public funds met and approved interim and new investment advisory contracts with C-III.

Access to Information

Resource America has agreed that, upon reasonable notice, it will, and will cause its subsidiaries to, afford to C-III, its subsidiaries and its and their respective officers, agents, employees, financing sources, consultants and professional advisers, reasonable access during normal business hours, under the direct supervision of a designated Resource America employee, and upon reasonable notice to Resource America during the period prior to the effective time, to all Resource America’s and its subsidiaries’ properties, books, contracts, commitments, records, officers and employees, and during such period as C-III may reasonably request, furnish promptly to

C-III all other information concerning it, its subsidiaries and each of their respective businesses, properties and personnel as C-III may reasonably request. Resource America may restrict the foregoing access and disclosure of information to the extent that, in the reasonable good faith judgment of Resource America, (i) any applicable law requires Resource America or its subsidiaries to restrict or prohibit such access, (ii) the information is subject to confidentiality obligations to a third party, (iii) such disclosure would result in disclosure of any trade secrets of third parties, (iv) the disclosure would reasonably be expected to result in the loss of attorney-client privilege, or (v) such access would unreasonably disrupt the operations of Resource America or any of its subsidiaries. In relevant instances, Resource America will use reasonable best efforts to enter into joint defense agreements or other arrangements to allow for disclosure of information in a way that does not violate any laws, obligations to a third party, or result in the loss of attorney-client privilege.

Financing

There is no financing condition to the merger. C-III has represented in the merger agreement that it had on May 22, 2016 and will have, at the effective time, unrestricted funds, including cash and other liquid assets, sufficient to consummate the merger and the other transactions contemplated by the merger agreement and to satisfy C-III’s and Merger Sub’s obligations under the merger agreement.

In the event that C-III and Merger Sub seek to obtain any financing in connection with the transactions contemplated by the merger agreement, Resource America will cooperate and cause its subsidiaries to provide all reasonable cooperation as necessary for the arrangement of such financing and as may be reasonably requested by C-III and Merger Sub, subject to various limitations.

Director and Officer Indemnification and Insurance

C-III has agreed to cause the surviving corporation to indemnify, for six years, each individual who was a director or officer of Resource America or a subsidiary of Resource America at or prior to the effective time with respect to all acts or omissions by such individual in such capacity at any time prior to the effective time to the fullest extent permitted by applicable law or required by the organizational documents of Resource America or its subsidiaries or the indemnification agreements in effect as of the date of the merger agreement.

For six years after the merger, the surviving corporation will obtain and maintain director and officer insurance for the present and former officers and directors of Resource America in respect of the pre-closing acts, subject to an annual premium cap of 300% of the current annual premium. If the aggregate premiums exceed that amount, the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost below the cap. Resource America has the option to purchase a prepaid “tail policy” that covers a period of no more than six years after the effective time.

Employee Matters

From and after the effective time, the surviving corporation will honor all Resource America benefit plans in accordance with their terms as they were in effect immediately prior to the effective time. During the one-year period following the effective time, C-III has agreed to cause to be provided to each employee of Resource America and its subsidiaries who continues to be employed by C-III or its subsidiaries (including the surviving corporation and its subsidiaries) immediately following the effective time (who we refer to as “continuing employees”) with (1) a base salary or hourly rate that is at least equal to the base salary or hourly rate provided to such continuing employee immediately prior to the closing date, (2) commission, cash bonus and long-term incentive opportunities that are no less favorable than the commission, cash bonus and long-term incentive opportunities provided to each continuing employee immediately prior to the closing date (except that no equity-based compensation will be taken into account for purposes of determining whether opportunities are no less favorable), and (3) employee benefits, that are in the aggregate no less favorable than provided to such employees as of the closing date. During that period, C-III will also provide (or cause to be provided) to each employee who is terminated without cause with specified severance benefits, provided that the receipt of such severance will be conditioned upon and subject to the employee’s execution and non-revocation of a release of claims in favor of C-III and its affiliates.

C-III has also agreed under the merger agreement to provide continuing employees who become eligible to participate in an employee benefit plan maintained by C-III or its subsidiaries with credit for the continuing employee’s service with Resource America or any of its subsidiaries under such employee benefit plan for purposes of eligibility to participate, benefit accrual and vesting, subject to certain limitations. Under the merger agreement, C-III will use commercially reasonable efforts to (1) waive, or caused to be waived, all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to continuing employees under any welfare benefit plan maintained by C-III or its subsidiaries in which such continuing employees may be eligible to participate after the effective time solely to the extent such conditions and exclusions and waiting periods were satisfied or did not apply to such employees under the corresponding welfare plan maintained by Resource America prior to the effective time, and (2) provide each continuing employee with credit for any copayments and deductibles paid prior to the closing date during the plan year in which the effective time occurs in satisfying any applicable deductible or out-of-pocket requirements under any such welfare benefit plan maintained by C-III or its subsidiaries solely to the extent credited under the corresponding welfare plan maintained by Resource America prior to the effective time.

Resource America will establish a bonus amount pursuant to Resource America’s annual bonus or revenue-sharing plans or arrangements for each participant therein for the portion of the 2016 fiscal year that ends on the earlier of December 31, 2016 and the closing date in an amount no greater than the annual cash bonus received by such participant in respect of the 2015 fiscal year (prorated if the closing date occurs prior to December 31, 2016 for the number of days in the 2016 fiscal year through and including the closing date) (which we refer to as a “2016 bonus amount”). If the effective time occurs prior to the time Resource America would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then, no later than March 15, 2017, Resource America will pay each participant who continues to be employed through the payment date a bonus for the entire 2016 fiscal year, which bonus amount will not be less than his or her 2016 bonus amount; provided that, if prior to the payment of such bonus amounts, a participant’s employment is terminated without cause or in a manner entitling the participant to severance or termination payments under an employment or other agreement, then the participant will be entitled to receive a prorated bonus for the 2016 fiscal year equal to the annual cash bonus received by such participant in respect of the 2015 fiscal year (prorated for the number of days in the 2016 fiscal year through and including the date on which such participant’s employment terminates). Any such pro-rated bonus will be paid within 60 days of termination conditioned on the participant’s execution and non-revocation of a release of claims in favor of C-III and its affiliates. If the effective time has not occurred by the time Resource America would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then Resource America will pay each participant an annual bonus equal to the participant’s 2016 bonus amount.

Other Covenants and Agreements

The merger agreement contains additional agreements between Resource America and C-III relating to, among other things, the following:

•	preparation of this proxy statement;

•	furnishing the other party with all information as may be reasonably necessary in connection with this proxy statement;

•	coordination of introductions and meetings between Resource America’s third party broker-dealers and C-III;

•	keeping the other party apprised of the status of matters relating to the completion of the merger, including promptly furnishing the other party with any information or notices or other correspondence received from any third party or any governmental authority;

•	transaction litigation;

•	ensuring exemptions of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act; and

•	with respect to the public funds, satisfying the conditions of Section 15(f) of the ICA in connection with the merger.

Conditions to the Merger

The respective obligations of Resource America, C-III and Merger Sub to effect the merger are subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following conditions:

•	the approval of the proposal to adopt the merger agreement by the holders of a majority of outstanding shares of Resource America stock;

•	the absence of any law, judgment, order, injunction, ruling or other finding or agency requirement of a governmental authority preventing, prohibiting or making illegal the consummation of the merger;

•	the expiration or termination of the applicable waiting period under the HSR Act;

•	approval from FINRA pursuant to NASD Rule 1017 (relating to a change of control), which will be deemed satisfied, and the closing may occur prior to obtaining FINRA approval if 31 days elapse after the submission of a FINRA application that FINRA deems substantially complete (as indicated in a written notice) and if FINRA has not advised Resource America or C-III that it will impose substantial operating restrictions on any of C-III’s or Resource America’s broker-dealer subsidiaries;

•	to the extent required by law, approval by the FCA of C-III (and any other applicable potential controllers in C-III’s group) acquiring control of any of Resource America’s joint ventures or subsidiaries that are registered with the FCA; and

•	to the extent required by law, approval by the JFSC of C-III (and any other applicable potential controllers in C-III’s group) acquiring control of any of Resource America’s joint ventures that are registered with the JFSC.

The obligations of C-III and Merger Sub to effect the merger are further subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following additional conditions:

•	(i) the representations and warranties of Resource America regarding change of control consents and no company material adverse effect must be true and correct in all respects as of the date of the merger agreement and as of the closing as if made at and as of the closing; (ii) the representations and warranties of Resource America regarding capitalization must be true and correct in all but de minimis respects, at and as of the date of the merger agreement and as of the closing as though made on and as of the closing (except that representations and warranties that by their terms speak specifically as of another time which must be true and correct in all but de minimis respects as of such time); (iii) the representations and warranties made by Resource America regarding corporate existence and power, corporate authorization, employee benefits, finders’ fees, the opinion of the financial advisor, antitakeover statutes, material broker-dealers, and REIT status for RCC must be true and correct in all material respects, in each case at and as of the date of the merger agreement and as of the closing as though made on and as of the closing; and (iv) all other representations and warranties of Resource America must be true and correct (without giving effect to the materiality qualifications set forth in the merger agreement), in each case at and as of the date of the merger agreement and as of the closing as though made on and as of the closing (except that representations and warranties that by their terms speak specifically as of another time which must be true and correct as of such time), except in cases where the failure of such representations and warranties to be true would not reasonably have, individually or in the aggregate, a company material adverse effect;

•	Resource America’s performance in all material respects of its covenants and obligations under the merger agreement at or prior to the closing date;

•	the receipt by C-III and Merger Sub of a certificate signed on behalf of Resource America by an executive officer of Resource America certifying that the preceding two conditions have been satisfied;

•	Resource America’s receipt of, and C-III’s having been furnished with copies of, the resignations described in the section of this proxy statement entitled “The Merger Agreement—Managed Entities”;

•	no investment advisory contract with a Managed REIT or with Diversified Income Fund shall have been terminated (except with respect to the automatic termination of the advisory contract with Diversified Income Fund that will occur under the ICA as a result of the consummation of the merger), or, if applicable, not renewed, and the continuing full force and effect of each such investment advisory contract; and

•	Diversified Income Fund having entered into either an interim investment advisory contract or a new investment advisory contract meeting certain requirements set forth in the merger agreement that is in full force and effect.

The obligation of Resource America to effect the merger is further subject to the satisfaction or (if permissible under applicable law) waiver by Resource America on or prior to the closing date of the following additional conditions:

•	(i) the representations and warranties of C-III and Merger Sub set forth regarding existence and power, authorization and finders’ fees must be true and correct in all material respects at and as of the date of the merger agreement and as of the closing as though made on and as of the closing date (except that representations and warranties that by their terms speak specifically as of another time, which must be true and correct as of such time), and (ii) all other representations and warranties of the C-III and Merger Sub in the merger agreement must be true and correct (without giving effect to the materiality qualifications set forth in the merger agreement), in each case at and as of the date of the merger agreement and as of the closing date as though made on and as of the closing (except that representations and warranties that by their terms speak specifically as of another time, which must be true and correct as of such time), except in cases where the failure of such representations and warranties to be true and correct has not and would not be reasonably expected to have a C-III material adverse effect;

•	performance in all material respects by C-III and Merger Sub of their covenants and obligations under the merger agreement; and

•	the receipt by Resource America of a certificate signed by an executive officer of C-III certifying that the two preceding conditions have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent of Resource America and C-III, or either Resource America or C-III if any of the following events occur:

•	the merger is not consummated on or before February 22, 2017, which we refer to as the “end date”;

•	a governmental authority has issued an order permanently restraining, enjoining or otherwise prohibiting the merger and such order has become final and nonappealable;

•	a law has been promulgated, entered, enacted or issued or is applicable to the merger by any governmental authority that prohibits, prevents or makes illegal the consummation of the merger;

•	Resource America stockholders’ approval of the proposal to adopt the merger agreement is not obtained at a duly held stockholders meeting (including adjournments or postponements thereof); or

•	the other party breaches or fails to perform any of its representations, warranties, covenants or agreements under the merger agreement and such breach or failure (a) would give rise to the failure of a condition to consummate the merger and (b) is incapable of being cured by the end date or, if capable of being cured, is not cured within 45 days after such other party receives written notice of such breach or failure, except that this right will not be available if the party attempting to terminate is in breach of any of its representations, warranties, covenants or agreements in such a way as would permit such other party to terminate the merger agreement.

The right to terminate the agreement for the first or second reasons set forth above will not be available to a party if the failure of the merger to be consummated or the order is primarily a result of a failure of such party to perform any of its obligations under the merger agreement.

C-III may also terminate the merger agreement if:

•	prior to Resource America stockholders’ approval of the proposal to adopt the merger agreement, the Resource America board of directors changes its recommendation that Resource America stockholders vote in favor of such proposal.

Resource America may also terminate the merger agreement if:

•	prior to adoption of the merger agreement by Resource America stockholders, in order to enter into an alternative acquisition agreement with respect to a superior proposal. In order to exercise this right, Resource America must (i) substantially concurrently with the termination of the merger agreement, enter into an alternative acquisition agreement providing for a superior proposal that did not result from Resource America’s breach of the merger agreement, and (ii) prior to or concurrently with such termination, pay to C-III the termination fee described below under “The Merger Agreement—Termination Fee”.

Termination Fee

Resource America will be required to pay to C-III a termination fee equal to $6,725,000 if:

•	C-III terminates the merger agreement because, prior to Resource America stockholders’ approval of the proposal to adopt the merger agreement, the Resource America board of directors changes its recommendation that Resource America stockholders vote in favor of such proposal (or Resource America terminates the merger agreement because the stockholder approval was not obtained but C-III would have had the right to terminate the merger agreement for the foregoing reason);

•	Resource America terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	either (a) C-III or Resource America terminates the merger agreement because the approval by Resource America stockholders of the proposal to adopt the merger agreement was not obtained or (b) C-III terminates the merger agreement as a result of Resource America’s breach or failure to perform any covenant or agreement in the merger agreement or (in the case of the first bullet set forth below only) willful breach of any representation or warranty contained in the merger agreement and:

•	(i) an acquisition proposal was publicly announced or publicly made known prior to the special meeting or any adjournment or postponement thereof, and (ii) within nine months after such termination, Resource America enters into any acquisition proposal or any acquisition proposal is consummated (for these purposes, with the threshold in the definition of acquisition proposal set at 50% rather than 25%); or

•	prior to such termination, Resource America has (i) materially breached its non-solicitation obligations and such breach, if curable, has not been cured within five business days following Resource America’s receipt of written notice of such breach, and (ii) such breach results in an acquisition proposal being publicly made.

Each party has agreed that if the merger agreement is terminated under circumstances where the Resource America termination fee is payable, then the Resource America termination fee will be the sole and exclusive remedy of C-III against Resource America (other than in respect claims for fraud), and C-III will not to seek to recover any other money damages or seek any other remedy against Resource America in connection with the merger or the merger agreement.

Closing Payment

Immediately prior to the closing of the merger, C-III will, or cause one of its subsidiaries to, make a payment to Resource America by wire transfer of immediately available funds, which will be used by Resource America to make certain payments required or permitted to be made by Resource America at the closing in connection with the consummation of the merger, including to repay outstanding indebtedness that will become due at the closing of the merger, to satisfy certain severance payments that will become payable to employees of Resource America, including executive officers, in connection with the closing of the merger, as described in the section of this proxy statement entitled “Interests of Resource America’s Directors and Executive Officers in the Merger” and to pay certain transaction expenses Resource America incurred in connection with the merger. If this payment is made to Resource America prior to the effective time and the closing does not occur for any reason, then the entire amount of the payment will be promptly returned to C-III.

Remedies; Specific Enforcement

The parties to the merger agreement have agreed that irreparable damage would occur, for which there would be no adequate remedy at law, in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement in the Court of Chancery of the State of Delaware, or if applicable, any federal court in the State of Delaware, without proof of actual damages or otherwise. In the event a claim or action is brought in equity to enforce any of the merger agreement’s provisions, no party will allege, and each party waives the defense, that there is an adequate remedy under applicable law or that specific performance is not an appropriate remedy.

Each of the parties has submitted itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in Delaware, or if neither of those courts have subject matter jurisdiction, has agreed not to attempt to deny or defeat personal jurisdiction by motion or other request of leave from another court. Each party has also agreed that it will not bring any action relating to the merger agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or if neither of those courts has jurisdiction, any state court of the State of Delaware having subject matter jurisdiction.

Amendment of the Merger Agreement

At any time prior to the closing date, the merger agreement may be amended, modified and supplemented in any and all respects by the parties, as long as any amendment or waiver that takes place after Resource America stockholder approval is obtained would not require the further approval of Resource America stockholders.

Governing Law

The merger agreement is governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Resource America stock. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Resource America stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Resource America stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Resource America stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Resource America stock through the exercise of options or otherwise as compensation, holders who hold their Resource America stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who exercise appraisal rights, and holders who own or have owned (directly, indirectly or constructively) five percent or more of Resource America’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any consequences or requirements of or relating to the Foreign Account Tax Compliance Act, or any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Resource America stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service, which we refer to as the “IRS”, may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Resource America stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Resource America stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws and the application of any U.S. federal tax rules not addressed in this discussion) of the receipt of cash in exchange for shares of Resource America stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Resource America stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Resource America stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Resource America stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses (including for individual U.S. holders) is subject to limitations. If a U.S. holder acquired different blocks of Resource America stock at different times or at different prices, such U.S. holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of Resource America stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	Resource America is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in Resource America stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Resource America’s outstanding stock at any time during the applicable period. Although there can be no assurances in this regard, Resource America does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

ADVISORY VOTE REGARDING MERGER-RELATED EXECUTIVE COMPENSATION (PROPOSAL 2)

Resource America is required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding, advisory vote on the compensation payable to each of its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger pursuant to arrangements entered into with Resource America, and Resource America is therefore asking its stockholders to approve the following resolution:

“RESOLVED, that the Resource America stockholders hereby approve, on an advisory, non-binding basis, the compensation that will or may become payable by Resource America to the named executive officers of Resource America as disclosed pursuant to Item 402(t) of Regulation S-K in the table found in the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger— Quantification of Payments and Benefits” and the accompanying footnotes.”

The description of the payments contained in the section of this proxy statement entitled “The Merger (Proposal 1)—Interests of Resource America’s Directors and Executive Officers in the Merger” including the section therein entitled “—Quantification of Payments and Benefits,” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of Resource America’s named executive officers that is based on or otherwise relates to the merger and will or may become payable either by Resource America or C-III.

The Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the approval of the nonbinding compensation proposal.

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the compensation and vice versa. This nonbinding compensation proposal relates only to already existing contractual obligations of Resource America that may result in a payment to Resource America’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between Resource America’s named executive officers and C-III or, following the merger, the surviving corporation and its subsidiaries. Because the vote is advisory in nature only, it will not be binding on Resource America or Resource America’s board of directors. Accordingly, because Resource America is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on Resource America, Resource America’s board of directors or C-III.

VOTE ON ADJOURNMENT (PROPOSAL 3)

Resource America stockholders are being asked to approve a proposal that will give the Resource America board authority to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned by the Resource America board of directors to any date. In addition, the Resource America board of directors could postpone the special meeting before it commences. Pursuant to the merger agreement, Resource America may only postpone or adjourn the Resource America stockholders’ meeting (1) to solicit additional proxies for the purpose of obtaining the approval of Resource America stockholders of the proposal to adopt the merger agreement, whether or not a quorum is present, (2) to the extent necessary to ensure that any amendment or supplement to this proxy statement is timely provided to Resource America stockholders, or (3) with the written consent of C-III. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of Resource America stock will be voted in favor of the adjournment proposal.

Resource America does not anticipate calling a vote on this proposal if Proposal 1 is approved by the requisite number of shares of Resource America stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the voting shares represented at the special meeting, without further notice other than by announcement at the meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

The Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the adjournment proposal, if a vote on such proposal is called.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of Resource America’s common stock as of July 13, 2016 (except as otherwise noted) by:

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our present directors or named executive officers; and

•	all of our executive officers and directors as a group.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

	Common Stock		Percent of class
	Amount and nature of beneficial ownership
Directors(1)
Michael J. Bradley	45,044	(3)(4)	*
Carlos C. Campbell	74,763	(2)(3)(4)	*
Edward E. Cohen	3,008,600	(5)(7)(8)(9)	14.47%
Jonathan Z. Cohen	3,373,416	(5)(7)(8)(9)	16.23%
Donald W. Delson	0		*
Hersh Kozlov	89,367	(3)(4)	*
Andrew M. Lubin	73,488	(2)(3)(4)	*
Richard Reiss, Jr.	0		*
John S. White	73,648	(2)(3)(4)	*

Non-director executive officers(1)
Jeffrey D. Blomstrom	202,910	(5)(6)	*
Jeffrey F. Brotman	284,426	(5)(6)	1.37%
Thomas C. Elliott	280,852	(5)(6)	1.35%
Alan F. Feldman	429,559	(5)(6)	2.07%
Arthur J. Miller	32,505	(5)(6)	*
Michael S. Yecies	105,525	(5)(6)	*
All named executive officers and directors as a group (15 persons)	6,540,540	(2)(3)(4)(5)(6)(7)(8)(9)	30.97%

Other owners of more than 5% of outstanding shares
Leon G. Cooperman	2,067,500	(10)	9.95%
Dimensional Fund Advisors LP	1,482,390	(11)	7.13%

*	Less than 1%
(1)	The address for all our directors and officers is One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112.
(2)	Includes vested units representing the right to receive one share of common stock per unit granted under our 1997 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell – 34,690 units; Mr. Lubin – 34,690 units; and Mr. White – 34,690 units.

(3)	Includes vested units representing the right to receive one share of common stock per unit granted under our 2002 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Bradley – 22,361 units; Mr. Campbell – 26,759 units; Mr. Kozlov – 20,756 units; Mr. Lubin – 26,759 units; and Mr. White – 26,759 units.
(4)	Includes vested units representing the right to receive one share of common stock per unit granted under our 2012 Non-Employee Directors Deferred Stock Plan in the following amounts: Mr. Bradley – 7,683 units; Mr. Campbell – 11,199 units; Mr. Kozlov – 8,411 units; Mr. Lubin – 11,199 units; and Mr. White – 11,199 units.
(5)	Includes shares allocated under our Investment Savings Plan, or 401(k) plan, in the following amounts: Mr. Blomstrom – 1,435 shares; Mr. Brotman – 24,399 shares; Mr. E. Cohen – 26,182 shares; Mr. J. Cohen – 65,487 shares; Mr. Elliott – 42,954 shares; Mr. Feldman – 42,192 shares; Mr. Miller – 16,062 shares; and Mr. Yecies – 8,826 shares, as to which each has voting power.
(6)	Includes shares issuable on exercise of options granted under our Amended and Restated Omnibus Equity Compensation Plan in the following amounts: Mr. Blomstrom – 5,000 shares; Mr. Brotman – 30,000 shares; Mr. Elliott – 5,000 shares; Mr. Feldman – 5,000 shares; Mr. Miller – 3,000 shares; and Mr. Yecies – 5,000 shares.
(7)	Includes 1,487,313 shares held by a private charitable foundation of which Messrs. E. Cohen and J. Cohen serve as co-trustees. Messrs. E. Cohen and J. Cohen disclaim beneficial ownership of these shares.
(8)	Includes 46,250 shares held in trusts for the benefit of Mr. E. Cohen’s spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares.
(9)	Includes 46,250 shares held in a trust of which Mr. J. Cohen is a co-trustee and co-beneficiary.
(10)	This information is based on Form 4 filed with the SEC on May 31, 2016. Mr. Cooperman’s address is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.
(11)	This information is based on Form 13F filed with the SEC as of March 31, 2016. Dimensional Fund Advisors’ address is 6300 Bee Cave Road, Building One, Austin, TX 78746.

APPRAISAL RIGHTS OF STOCKHOLDERS

Holders of Resource America stock who do not vote for the adoption of the merger and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will have the right to obtain an appraisal of the value of their shares of Resource America stock in connection with the merger. This means that stockholders are entitled to obtain the “fair value” of their shares of Resource America stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery and entitled to receive payment based upon that valuation, together with a fair rate of interest, in lieu of any consideration to be received under the merger agreement.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached hereto as Annex C and is incorporated herein by reference. The perfection of appraisal rights requires strict and timely adherence to the applicable provisions of the DGCL. Failure to follow the requirements of Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights (and each share of Resource America stock held by such stockholder will be deemed to have been converted at the effective time into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes). All references in this summary to a “stockholder” are to the record holder of Resource America stock on the record date for the special meeting unless otherwise indicated.

If you wish to consider demanding your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C hereto and should consult your legal advisor since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. All demands for appraisal must be received prior to the vote on the merger agreement and should be addressed to Resource America, Inc., Attn: Corporate Secretary, 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103, and should be executed by, or on behalf of, the record holder of the shares of Resource America stock. Holders of Resource America stock who desire to demand their appraisal rights must not vote in favor of the merger agreement, must continuously hold their shares of Resource America stock through the effective time and must not submit a letter of transmittal.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of Resource America’s special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This document constitutes such notice to the holders of Resource America stock and Section 262 of the DGCL is attached to this document as Annex C.

If you wish to demand appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Resource America, before the vote on the merger proposal, a written demand for appraisal of your shares of Resource America stock. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to demand appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

A demand for appraisal will be sufficient if it reasonably informs Resource America of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of

Resource America stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to demand appraisal rights, you must be the record holder of such shares of Resource America stock on the date the written demand for appraisal is made, and you must continue to hold such shares of record through the effective time. Accordingly, a stockholder who is the record holder of shares of Resource America stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Resource America stock on the record date for Resource America special meeting is entitled to assert appraisal rights for such shares of Resource America stock registered in that holder’s name. To be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, such stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears, with respect to shares evidenced by certificates, on his or her stock certificate, or, with respect to book-entry shares, on the stock ledger. Beneficial owners who do not also hold their shares of Resource America stock of record may not directly make appraisal demands to Resource America. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Resource America stock. If shares of Resource America stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary. If the shares of Resource America stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Resource America stock as a nominee for others, may demand his or her right of appraisal with respect to the shares of Resource America stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Resource America stock as to which appraisal is sought. Where no number of shares of Resource America stock is expressly mentioned, the demand will be presumed to cover all shares of Resource America stock held in the name of the record owner.

If you hold your shares of Resource America stock in a brokerage account or in other nominee form and you wish to demand appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If a stockholder who demands appraisal under Delaware law fails to perfect, or effectively withdraws or loses his or her rights to appraisal as provided under Delaware law, each share of Resource America stock held by such stockholder will be deemed to have been converted at the effective time into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes. A stockholder may withdraw his or her demand for appraisal and agree to accept the per share merger consideration by delivering to Resource America a written withdrawal of his or her demand for appraisal and acceptance of the per share merger consideration within 60 days after the effective time (or thereafter with the consent of the surviving corporation). Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal action or joined that proceeding as a named party may withdraw his or her demand for appraisal and agree to accept the per share merger consideration offered within 60 days after the effective time.

Within ten days after the effective time, the surviving corporation will notify each stockholder who properly demanded appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective time. Within 120 days after the effective time, but not thereafter, either the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Resource America stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Resource America stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are stockholders that have demanded their appraisal rights. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of such shares of Resource America stock. Accordingly, stockholders who desire to have their shares of Resource America stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

The costs of the appraisal action may be determined by the Delaware Court of Chancery and made payable by the parties as the Court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Resource America stock and with whom agreements as to the value of their shares of Resource America stock have not been reached by the surviving corporation. After notice to stockholders who demanded appraisal of their shares of Resource America stock, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares of Resource America stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

Within 120 days after the effective time, any stockholder (including any beneficial owner of shares entitled to appraisal rights) that has complied with the requirements for demand of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Resource America stock not voted in favor of the merger and with respect to which demands for appraisal have been timely received and the aggregate number of holders of those shares. These statements must be mailed to the stockholder within ten days after a written request by such stockholder for the information has been received by the surviving corporation, or within ten days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

After determination of the stockholders entitled to appraisal of their shares of Resource America stock, the Delaware Court of Chancery will appraise the shares of Resource America stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such stockholders of their certificates and book-entry shares.

In determining the fair value of the shares of Resource America stock, the Delaware Court of Chancery is required to take into account all relevant factors. Accordingly, such determination could be based upon considerations other than, or in addition to, the market value of the shares of Resource America stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. The surviving corporation may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Resource America stock is less than the per share merger consideration. Therefore, the value so determined in any appraisal proceeding could be the same as, or more or less than, the per share merger consideration. Stockholders considering appraisal should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL.

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Any Resource America stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Resource America stock as of a date prior to the effective time.

If you desire to demand your appraisal rights, you must not vote for the adoption of the merger agreement, and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the demand of appraisal rights will result in the termination or waiver of such rights.

MARKET PRICE AND DIVIDEND INFORMATION

Resource America common stock trades on NASDAQ under the symbol “REXI”. The table below provides the high and low prices of Resource America common stock for the periods indicated, as reported by NASDAQ.

	Market Price		Dividend Declared
	High	Low
Year ended December 31, 2014
First Quarter	$8.90	$7.89	$0.05
Second Quarter	$8.95	$7.72	$0.05
Third Quarter	$9.34	$8.61	$0.05
Fourth Quarter	$9.08	$8.33	$0.06

Year ended December 31, 2015
First Quarter	$9.04	$8.17	$0.06
Second Quarter	$8.70	$7.70	$0.06
Third Quarter	$8.13	$6.42	$0.06
Fourth Quarter	$7.71	$3.53	$0.06

Year ending December 31, 2016
First Quarter	$6.35	$4.02	$0.06
Second Quarter	$9.75	$5.56	$0.06
Third Quarter (through July 13, 2016)	$9.95	$9.67	$0.06

On May 20, 2016, the last trading day prior to the announcement of the transaction, the last sale price of Resource America common stock as reported on NASDAQ was $6.46 per share. On July 13, 2016, the latest practicable trading date before the filing of this proxy statement, the last sale price of Resource America common stock as reported on NASDAQ was $9.75 per share. You are encouraged to obtain current market quotations for shares of Resource America common stock in connection with voting your shares of Resource America common stock.

As of the close of business on the record date, there were 20,786,261 shares of Resource America common stock outstanding and entitled to vote, held by 249 stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders who reside at the same address and share the same last name, unless such stockholders have notified Resource America of their desire to receive multiple copies of this proxy statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Resource America will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, 12th Floor, New York, New York 10019, or by e-mail to pkamdar@resourceamerica.com. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of a proxy statement be mailed in the future.

STOCKHOLDER PROPOSALS

If the merger is completed, we will no longer have public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and to participate in our stockholders meetings. We intend to hold an annual stockholders meeting in 2017 only if the merger is not completed, or if we are required to do so by our bylaws or applicable law. If the 2017 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for Resource America’s 2017 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and Resource America’s bylaws, as described below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2017 annual meeting of stockholders, the written proposal must have been received by our Secretary at our principal executive offices on or before December 23, 2016. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2017 annual meeting of stockholders.

Other Proposals and Nominations

In addition to the requirements of the SEC, and as more specifically provided for in our bylaws, a stockholder may bring a nomination of directors for election to our board or a proposal for a matter of business to be brought before our annual meeting of stockholders, only if (1) such business may otherwise be properly brought before the meeting, (2) such stockholder gives, and Resource America has received at its principal executive offices addressed to our secretary, written notice in proper form of such matter not less than 90 days prior to the first anniversary date of the mailing date of Resource America’s proxy solicitation materials for the previous year’s annual meeting of stockholders. For stockholder proposals to be timely for our 2017 annual meeting, a stockholder must deliver written notice to our secretary at our principal executive offices not later than January 23, 2017.

In addition, to be in proper form a stockholder’s notice to the secretary must include:

(1)	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

(2)	a representation that the stockholder is a holder of record of stock of Resource America entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(3)	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(4)	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Resource America board of directors; and

(5)	if applicable, the consent of each nominee to serve as director of Resource America if so elected.

The chairman of our 2017 annual meeting will have the discretion to refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

Resource America, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, PA 19103

Attention: Corporate Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Restated Certificate of Incorporation and our bylaws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy cards solicited by the Resource America board of directors for the 2017 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Resource America is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

Resource America will make available a copy of the documents we file with the SEC on the “Investor Relations” section of our website at www.resourceamerica.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website or by contacting Investor Relations by phone, at (212) 506-3899, by mail to Resource America, Inc., 712 Fifth Avenue, New York, New York 10019, or by e-mail to pkamdar@resourceamerica.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and

•	our Current Reports on Form 8-K filed on February 1, 2016, May 23, 2016, May 24, 2016 and June 6, 2016.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or Resource America that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

May 22, 2016

by and among

RESOURCE AMERICA, INC.,

C-III CAPITAL PARTNERS LLC,

and

REGENT ACQUISITION INC.

A-i

A-ii

DISCLOSURE LETTERS

Company Disclosure Letter

Parent Disclosure Letter

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 22, 2016, is by and among Resource America, Inc., a Delaware corporation (the “Company”), C-III Capital Partners LLC, a Delaware limited liability company (“Parent”), and Regent Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent, Merger Sub and the Company are referred to individually as a “Party” and collectively as “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”) and each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Company Stock”), other than shares of Company Stock owned, directly or indirectly, by Parent, the Company or Merger Sub, will be converted into the right to receive the Merger Consideration (as defined herein);

WHEREAS, the Boards of Directors of the Company and Merger Sub and the manager of Parent have each unanimously (i) determined that the Merger, this Agreement and the transactions contemplated hereby, are fair and in the best interests of their respective companies and stockholders or members, as applicable, and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, Parent, as sole stockholder of Merger Sub, has adopted this Agreement and approved the Merger by written consent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a mutual inducement to Parent and Merger Sub’s willingness to enter into this Agreement, each of the stockholders listed on Schedule 1 has entered into a voting agreement with Parent, substantially in the form attached hereto as Exhibit A (each, a “Voting Agreement”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a mutual inducement to Parent and Merger Sub’s willingness to enter into this Agreement, each of the individuals listed on Schedule 2 has entered into an employment agreement with the Company (together, the “Employment Agreements”), each of which shall become effective at the time of Closing;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and a mutual inducement to Parent and Merger Sub’s willingness to enter into this Agreement, each of the individuals listed on Schedule 3 has entered into an amendment to his employment agreement with the Company (together, the “Employment Agreement Amendments”), which shall become effective as of immediately prior to the Closing; and

WHEREAS, Parent, the Company and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Advisers Act” means the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder, as amended.

“Advisory Client” shall mean any Person to which the Company or any of its Subsidiaries or Trapeza, directly or indirectly, provides investment advisory services pursuant to an Advisory Contract.

“Advisory Contract” shall mean any investment advisory, sub-advisory, investment management, collateral management, collateral administration, trust or similar agreement with any Advisory Client to which the Company or any of its Subsidiaries or Trapeza is a party, including those with the Public Funds, Private Funds, Managed REITs and CDO Issuers.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such Person.

“Apartment REIT III” means Resource Apartment REIT III, Inc., a Maryland corporation.

“Broker-Dealer” shall mean a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the 1934 Act).

“Business Day” means any day that is not a Saturday, a Sunday or other day that (i) is a statutory holiday under the federal Laws of the United States or (ii) is otherwise a day on which banks in New York, New York are authorized or obligated by Law or executive order to close.

“CDO Issuer” means an issuer of any collateralized debt obligation or collateralized loan obligation that is a party to an Advisory Contract with the Company or any of its Subsidiaries or Trapeza pursuant to which the Company or any of its Subsidiaries or Trapeza serves as a collateral manager, collateral administrator or in a similar capacity.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any proposal, indication of interest or offer from any Person or “group” (as defined under Section 13(d) of the 1934 Act and the rules and regulations thereunder) (other than Parent and its Subsidiaries or Affiliates) relating to (i) any direct or indirect acquisition or purchase of the business or assets (including equity interests in Subsidiaries) of the Company or any of its Subsidiaries representing 25% or more of the consolidated revenues, net income or assets of the Company, (ii) any issuance, sale or other disposition, directly or indirectly, to any Person or group of securities representing 25% or more of the total voting power of the Company, (iii) any tender offer or exchange offer that if consummated would result in any Person or group, directly or indirectly, beneficially owning 25% or more of any class of equity securities of the Company, (iv) any merger, consolidation, amalgamation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any of its Subsidiaries that would (A) result in any Person or group, directly or indirectly, beneficially owning 25% or more of the total voting power of the outstanding common stock of the Company or the surviving entity or (B) result in the Company’s stockholders immediately prior to the consummation of such transaction beneficially owning less than 75% of the total voting power of the outstanding common stock of the Company or the surviving entity, or (v) any combination of the foregoing.

“Company Adverse Recommendation Change” means any of the following actions by the Company Board: (i) withholding or withdrawing (or modifying or qualifying in a manner adverse to Parent) or proposing publicly to withhold or withdraw (or modify or qualify in a manner adverse to Parent), the Company Board Recommendation, (ii) failing to include the Company Board Recommendation in the Proxy Statement, in each case, subject to the terms and conditions of this Agreement, (iii) approving, recommending, or otherwise declaring to be advisable or publicly proposing to approve, recommend or determine to be advisable any Company Acquisition Proposal, (iv) following any Company Acquisition Proposal structured as a tender offer or exchange offer, failing, within ten (10) Business Days of the commencement thereof pursuant to Rule 14d-2 of the 1934 Act, to recommend against acceptance of any such tender offer or exchange offer by the Company’s stockholders (it being understood that the Company Board or any committee thereof may elect to take no position with respect to a Company Acquisition Proposal until the close of business on the tenth (10th) Business Day after the commencement of such tender offer or exchange offer pursuant to Rule 14e-2 under the 1934 Act without such action in and of itself being considered a Company Adverse Recommendation Change) or (v) publicly announcing an intention, or resolve, to take any of the foregoing actions.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of March 31, 2016 and the footnotes thereto.

“Company Balance Sheet Date” means March 31, 2016.

“Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each other plan, policy, program, agreement or arrangement relating to stock options, stock purchases, equity compensation, deferred compensation, bonus, severance, retention, employment, profit-sharing, change of control, vacation, fringe benefits, supplemental benefits or other employee benefits, in each case, maintained, sponsored or contributed to (or required to be maintained, sponsored or contributed to) by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, other than a Multiemployer Plan.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with, and upon the execution of, this Agreement.

“Company Material Adverse Effect” means: any effect, change, development, occurrence or event that has a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, excluding any effect, change, development, occurrence or event resulting from or arising out of (A) changes in or affecting the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any foreign jurisdiction, including changes in interest and exchange rates, except to the extent any such effect, change, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (B) changes or conditions generally affecting the asset management business or the subsegments thereof in which the Company operates, except to the extent any such effect, change, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (C) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes) or pandemic, except to the extent any such effect, change, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (D) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any period (it being understood that this clause (D) shall not prevent a Party from asserting that any effect, change, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect), (E) changes or proposed changes in Law or authoritative interpretation thereof, except to the extent any such effect, change, development, occurrence or event has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company operates, (F) changes or proposed changes to, or the implementation of, the proposed amendments to NASD Rule 2340 and FINRA Rule 2310 described in FINRA Regulatory Notice 15-02 and any changes or proposed changes to, or the implementation of, the United States Department of Labor’s proposed amendments to the definition of “fiduciary” and related proposals, including the Best Interest Contract Exemption and Exemption for Principal Transactions in Certain Debt Securities, (G) changes in GAAP or authoritative interpretation thereof, (H) the taking of any specific action expressly required or expressly permitted by, or the failure to take any specific action expressly prohibited by, this Agreement, (I) any change in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that this clause (I) shall not prevent a Party from asserting that any effect, change, development, occurrence or event that may have contributed to such failure and that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect), and (J) the negotiation, execution, delivery, announcement, pendency or performance of this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with investors, employees, customers, suppliers or partners and including any litigation arising in connection with or relating to this Agreement or the transactions contemplated hereby.

“Company Non-Employee Director Stock Plans” means the Company’s 2012 Non-Employee Director Deferred Stock Plan, the Company’s 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan, and the Company’s 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan.

“Company Stock Plans” means the Company’s Amended and Restated Omnibus Equity Compensation Plan, the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan, the Company’s 2002 Key Employee Stock Option Plan, the Company’s 1999 Key Employee Stock Option Plan and the Company’s 1997 Key Employee Stock Option Plan.

“Competition Laws” means the Sherman Antitrust Act, as amended, the Clayton Antitrust Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other U.S. Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Confidentiality Agreement” means, the Confidentiality Agreement, dated May 3, 2016, by and between the Company and Parent.

“Contract” means any written or oral agreement, arrangement, contract, understanding, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other commitment.

“control” (including its correlative meanings “controlled” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person

(whether through ownership of 50% or more of such Person’s securities or partnership or other ownership interests, or by Contract or otherwise).

“Disclosure Letter” means, as the context requires, the Company Disclosure Letter and/or the Parent Disclosure Letter.

“Diversified Income Fund” means Resource Real Estate Diversified Income Fund.

“Environmental Claim” means any claim, action, suit, proceeding, Order, demand or notice (written or oral) alleging potential or actual Liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances; (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances; or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations relating to or required by Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is or has been at any relevant time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“FCA” means the Financial Conduct Authority of the United Kingdom of Great Britain and Northern Ireland.

“FCA Approval” means each required notification from the FCA, pursuant to Section 189(4)(a) of the FSMA, that the FCA approves of Parent (and any other potential controllers in Parent’s group, to the extent required) acquiring control of any Subsidiaries of the Company or Joint Venture that is registered with the FCA, to the extent required by applicable Law, or shall have been treated as giving such approval pursuant to Section 189(6) of the FSMA.

“FINRA” means the Financial Industry Regulatory Authority.

“FINRA Approval” means the written approval from FINRA pursuant to NASD Rule 1017 (or such other applicable rule promulgated by FINRA) in connection with the Merger.

“FSMA” means the Financial Services and Markets Act (2000) of the United Kingdom of Great Britain and Northern Ireland.

“Fund SEC Documents” means the reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by any Public Fund or

Managed REIT with, or furnished to, the SEC (together with any exhibits and schedules thereto and other information incorporated therein).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, merger control authority, (ii) any federal, state, local or foreign court, tribunal or arbitrator, (iii) any national securities exchange, or (iv) other governmental entity or quasi-governmental entity or self-regulatory body or authority created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority (including FINRA), including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any licenses, approvals, clearances, permits, certificates, waivers, amendments, consents, exemptions, variances, expirations and terminations of any waiting period requirements, other actions by, and notices, filings, registrations, qualifications, declarations and designations with, and other authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Law or Order relating to pollution, waste, the environment, or the protection of human health and safety; or (ii) can form the basis of any Liability under any Law or Order relating to pollution, waste, the environment, or the protection of human health and safety.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Innovation Office REIT” means Resource Innovation Office REIT, Inc., a Maryland corporation.

“Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights throughout the world, including all (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of patents, trademarks, service marks, trade dress, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, data, computer software programs and applications, and (iv) trade secrets and other tangible or intangible proprietary or confidential information and materials.

“Intervening Event” means an effect, change, development, occurrence or event that was not known to the Company Board as of or prior to the date of this Agreement or, if known, the material consequences of which (based on facts known to the Company Board as of the date of this Agreement) were not known by the Company Board; provided, however, that in no event will any of the following constitute an Intervening Event: (i) the receipt, existence or terms of a Company Acquisition Proposal; and (ii) changes in market price or trading volume of the Company Stock, in and of itself.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“JFSC” means the Jersey Financial Services Commission.

“JFSC Approval” means the written approval from the JFSC that the JFSC approves of Parent (and any other potential controller in Parent’s group to the extent required) acquiring control of any Joint Venture that is registered with the JFSC, to the extent required by applicable Law.

“Joint Venture” means any Person in which the Company or any of its Subsidiaries holds (or holds the right or option to acquire) 50% or less of the equity interests therein that is governed by the terms of a joint venture agreement, alliance agreement, partnership agreement, limited partnership agreement, limited liability company operating agreement (or the equivalent) pursuant to which the Company or any of its Subsidiaries is a party (it being understood that LEAF Commercial Capital, Inc. and its Subsidiaries shall be deemed Joint Ventures of the Company).

“Joint Venture Agreement” means any joint venture agreement, alliance agreement, partnership agreement, limited partnership agreement, limited liability company operating agreement (or the equivalent), together with all amendments, amendment and restatements, addendums and joinders in respect of which any Joint Venture is governed.

“Joint Venture Partner” means any Person, other than the Company or a Subsidiary of the Company, which holds (or holds the right or option to acquire) an equity interest in a Joint Venture.

“knowledge” means (i) with respect to the Company, the actual knowledge of each of the individuals listed in Section 1.01(b) of the Company Disclosure Letter and (ii) with respect to Parent, the actual knowledge of each of the individuals listed in Section 1.01(b) of the Parent Disclosure Letter.

“Laws” means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“Liability” means any and all liabilities, obligations, debts and commitments of any kind, character or description, whether known or unknown, asserted or not asserted, absolute or continent, fixed or unfixed, matured or unmatured, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, due or to become due, determined, determinable or otherwise, whenever or however incurred or arising.

“Licensed Intellectual Property Rights” means any and all material Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such property or asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Managed REIT” means each of RCC, Opportunity REIT, Opportunity REIT II, Apartment REIT III and Innovation Office REIT.

“Minimum Net Capital Requirement” means the then current minimum net capital any Broker-Dealer is required to have and maintain pursuant to SEC Rule 15c3-1.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Opportunity REIT” means Resource Real Estate Opportunity REIT, Inc., a Maryland corporation.

“Opportunity REIT II” means Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation.

“Order” means any order, writ, injunction, decree, consent decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent to the Company in connection with, and upon the execution of, this Agreement.

“Parent Material Adverse Effect” means any effect, change, development, occurrence or event that would prevent, materially delay or materially impair the consummation by Parent or Merger Sub of the Merger and other transactions contemplated by this Agreement in accordance with the terms of this Agreement (including payment of the Merger Consideration hereunder).

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Balance Sheet, (ii) Liens in favor of carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or other encumbrances arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings or that are otherwise not material, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation arising in the ordinary course of business, (iv) Liens reflected in the Company Balance Sheet, (v) non-exclusive licenses of Intellectual Property Rights in the ordinary course of business, the written terms and conditions of the license applicable thereto being made available to Parent, (vi) purchase money security interests, equipment leases, or similar financing arrangements with respect to equipment or other assets acquired for use in the business of the Company and its Subsidiaries, (vii) with respect to any Real Property Lease, Liens that do not materially impair the value or use of such Real Property Lease or are being contested in the ordinary course of business in good faith, or (viii) with respect to real property, (A) Liens imposed or promulgated by operation of applicable Law, (B) zoning regulations, permits, licenses and similar Liens imposed or promulgated by any Governmental Authority, (C) title defects or irregularities, (D) easements, covenants, rights of way and other similar restrictions of record, provided that in the case of the foregoing subclauses (A) through (D), such Liens would not, individually or in the aggregate, reasonably be expected to impair the continued use and operation of the applicable real property for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ businesses.

“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority, or group (within the meaning of Section 13(d)(3) of the 1934 Act).

“Private Fund” means any pooled investment vehicle for which the Company or any of its Subsidiaries acts as investment adviser, investment sub-adviser, general partner, managing member, manager, sponsor or in a similar capacity that is not registered under the Investment Company Act or the securities of which are not and have not been offered under a registration statement under the 1933 Act.

“Proceeding” means any suit, action, claim, proceeding, arbitration, mediation, audit or hearing (in each case, whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Public Fund” means any pooled investment vehicle (including each portfolio or series thereof, if any) for which the Company or any of its Subsidiaries acts as investment adviser, investment sub-adviser, general partner, managing member, sponsor, manager or in a similar capacity, and which is registered as an investment company under the Investment Company Act, including Diversified Income Fund and Resource Credit Income Fund.

“RCC” means Resource Capital Corporation, a Maryland corporation.

“REIT” means a real estate investment trust within the meaning of Section 856 et. seq. of the Code.

“REIT Election Year” means (i) with respect to RCC, the taxable year ended December 31, 2005, (ii) with respect to Opportunity REIT, the taxable year ended December 31, 2010, (iii) with respect to Opportunity REIT II, the taxable year ended December 31, 2014, (iv) with respect to Apartment REIT III, the taxable year ending December 31, 2016 and (v) with respect to Innovation Office REIT, the taxable year ending December 31, 2016.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) more than 50% of the equity interests therein (it being understood that LEAF Commercial Capital, Inc. and its Subsidiaries shall not be deemed direct or indirect Subsidiaries of the Company or the Company’s Subsidiaries).

“Superior Proposal” means a bona fide written Company Acquisition Proposal from any Person (other than Parent and its Subsidiaries or Affiliates) (with all references to “25% or more” in the definition of Company Acquisition Proposal being deemed to reference “50% or more”) providing for a transaction which the Company Board determines in its good faith judgment is more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement after taking into account the likelihood and timing of consummation (as compared to the transactions contemplated hereby) and such other matters that the Company Board deems relevant, including legal, financial (including the financing terms of any such Company Acquisition Proposal), regulatory and other aspects of such Company Acquisition Proposal.

“Tax” means any tax, customs, duty, fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax, customs, duty, fee, assessment or charge (domestic or foreign).

“Tax Return” means any report, return, document, declaration or other information or filing (including any amendment thereof) required to be supplied to any Taxing Authority with respect to Taxes, including elections, information returns, schedules or claims for refund, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreements” means all existing agreements binding a party or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than Parent, the Company or any of their respective Affiliates.

“Trapeza” means Trapeza Capital Management, LLC and its Subsidiaries.

“Treasury Regulations” means the regulations promulgated under the Code.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
1933 Act	Section 1.01(a)
1934 Act	Section 1.01(a)
2016 Bonus Amount	Section 7.04(c)
Acceptable Confidentiality Agreement	Section 8.03(a)
Acceptable Interim IAA	Section 6.04(a)
Action	Section 7.03(a)
Advisers Act	Section 1.01(a)
Advisory Client	Section 1.01(a)
Advisory Contract	Section 1.01(a)
Affiliate	Section 1.01(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 8.03(a)
Apartment REIT III	Section 1.01(a)
Appraisal Shares	Section 2.07
Bonus Plan Participant	Section 7.04(c)
Book-Entry Shares	Section 2.05(c)
Broker-Dealer	Section 1.01(a)
Business Day	Section 1.01(a)
Capitalization Date	Section 4.05(a)
Cause	Section 7.04(a)
CDO Issuer	Section 1.01(a)
Certificate	Section 2.05(c)
Certificate of Merger	Section 2.03
Change of Control Consents	Section 4.04(b)
Closing	Section 2.02
Closing Date	Section 1.01(a)
CMA	Section 8.01(a)
Code	Section 1.01(a)
Company	Preamble
Company Acquisition Proposal	Section 1.01(a)
Company Adverse Recommendation Change	Section 1.01(a)
Company Balance Sheet	Section 1.01(a)
Company Balance Sheet Date	Section 1.01(a)
Company Benefit Plan	Section 1.01(a)
Company Board	Recitals
Company Board Recommendation	Section 4.02(b)
Company Deferred Stock Unit	Section 2.10(c)
Company Disclosure Letter	Section 1.01(a)
Company Equity Awards	Section 2.10(c)
Company Indemnified Party	Section 7.03(a)
Company Material Adverse Effect	Section 1.01(a)
Company Material Contract	Section 4.20(a)
Company Non-Employee Director Stock Plans	Section 1.01(a)
Company Option	Section 2.10(a)
Company Real Property	Section 4.14(a)
Company Restricted Stock Award	Section 2.10(b)
Company SEC Documents	Section 4.07(a)

Company Securities	Section 4.05(b)
Company Stock	Recitals
Company Stock Plans	Section 1.01(a)
Company Stockholder Approval	Section 4.02(a)
Company Stockholder Meeting	Section 6.02
Company Subsidiary Securities	Section 4.06(b)
Company Termination Fee	Section 10.03(a)
Competition Laws	Section 1.01(a)
Confidentiality Agreement	Section 1.01(a)
Consents and Approvals	Section 4.03
Continuation Period	Section 7.04(a)
Continuing Employee	Section 7.04(a)
Contract	Section 1.01(a)
control	Section 1.01(a)
D&O Insurance	Section 7.03(c)
DGCL	Recitals
Disclosure Letter	Section 1.01(a)
Diversified Income Fund	Section 1.01(a)
Effective Time	Section 2.03
Employment Agreement Amendments	Recitals
Employment Agreements	Recitals
End Date	Section 10.01(b)(i)
Environmental Claim	Section 1.01(a)
Environmental Law	Section 1.01(a)
Environmental Permits	Section 1.01(a)
ERISA	Section 1.01(a)
ERISA Affiliate	Section 1.01(a)
FCA	Section 1.01(a)
FCA Approval	Section 1.01(a)
FINRA	Section 1.01(a)
FINRA Approval	Section 1.01(a)
FSMA	Section 1.01(a)
Fund SEC Documents	Section 1.01(a)
GAAP	Section 1.01(a)
Governmental Authority	Section 1.01(a)
Governmental Authorization	Section 1.01(a)
Hazardous Substance	Section 1.01(a)
HSR Act	Section 1.01(a)
Innovation Office REIT	Section 1.01(a)
Intellectual Property Rights	Section 1.01(a)
internal controls	Section 4.07(f)
Intervening Event	Section 1.01(a)
Investment Company Act	Section 1.01(a)
JFSC	Section 1.01(a)
JFSC Approval	Section 1.01(a)
Joint Venture	Section 1.01(a)
Joint Venture Agreement	Section 1.01(a)
Joint Venture Partner	Section 1.01(a)
knowledge	Section 1.01(a)
Laws	Section 1.01(a)
Liability	Section 1.01(a)
Licensed Intellectual Property Rights	Section 1.01(a)

Lien	Section 1.01(a)
Managed Entities	Section 8.10(a)
Managed REIT	Section 1.01(a)
Material Advisory Contracts	Section 4.27
Material Broker-Dealer	Section 4.31
Merger	Recitals
Merger Consideration	Section 2.05(b)
Merger Fund	Section 2.08(a)
Merger Sub	Preamble
Minimum Net Capital Requirement	Section 1.01(a)
Multiemployer Plan	Section 1.01(a)
New IAA	Section 6.04(a)
Opportunity REIT	Section 1.01(a)
Opportunity REIT II	Section 1.01(a)
Order	Section 1.01(a)
Owned Intellectual Property Rights	Section 1.01(a)
Owned Real Property	Section 4.14(a)
Parent	Preamble
Parent Disclosure Letter	Section 1.01(a)
Parent Material Adverse Effect	Section 1.01(a)
Parent Plans	Section 7.04(b)
Parties	Preamble
Party	Preamble
Paying Agent	Section 2.08(a)
Permitted Liens	Section 1.01(a)
Person	Section 1.01(a)
Premium Cap	Section 7.03(c)
Private Fund	Section 1.01(a)
Proceeding	Section 1.01(a)
Proxy Date	Section 6.02
Proxy Statement	Section 4.09
Public Fund	Section 1.01(a)
Public Fund Board Approval	Section 6.04(a)
Public Fund Proxy Statement	Section 6.04(b)
Public Fund Shareholder Approval	Section 6.04(a)
Public Fund Shareholder Meeting	Section 6.04(b)
RCC	Section 1.01(a)
Real Property Lease	Section 4.14(a)
REIT	Section 1.01(a)
REIT Election Year	Section 1.01(a)
Release	Section 1.01(a)
Release of Claims	Section 7.04(a)
Representatives	Section 8.06(a)
Resignations	Section 8.10(a)
Sarbanes-Oxley Act	Section 1.01(a)
SEC	Section 1.01(a)
Section 262	Section 2.07
Subsidiary	Section 1.01(a)
Superior Proposal	Section 1.01(a)
Surviving Corporation	Section 2.01
Tax	Section 1.01(a)
Tax Return	Section 1.01(a)

Tax Sharing Agreements	Section 1.01(a)
Taxing Authority	Section 1.01(a)
Third Party	Section 1.01(a)
Transaction Litigation	Section 8.09
Trapeza	Section 1.01(a)
Treasury Regulations	Section 1.01(a)
Voting Agreement	Recitals

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Contract are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. References to “the transactions contemplated by this Agreement” or words with a similar import shall be deemed to include the Merger. References to any Person include the successors and permitted assigns of such Person. References herein to “$” or dollars will refer to United States dollars, unless otherwise specified. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The phrase “made available” shall be deemed to include any documents filed or furnished with the SEC. This Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

THE MERGER; EFFECT ON THE CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub will cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.02 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York on the second Business Day following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 9 (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the Party entitled to waive such conditions), unless another date, time or place is agreed to in writing by Parent and the Company.

Section 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 2.04 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub and be subject to all of the obligations, liabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

Section 2.05 Effect of the Merger on Capital Stock of the Company and Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any securities of the Company or Merger Sub:

(a) All shares of Company Stock that are owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled in accordance with Section 2.05(a), (ii) subject to the provisions of Section 2.07, Appraisal Shares, or (iii) shares subject to Company Restricted Stock Awards, which are subject to the provisions of Section 2.10(b)) shall at the Effective Time be converted into the right to receive $9.78 in cash, without interest (the “Merger Consideration”), less any withholding in accordance with Section 2.08(b)(i).

(c) As of the Effective Time, all shares of Company Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.05 shall automatically be cancelled and shall cease to exist, and each holder of (1) a certificate that immediately prior to the Effective Time represented any such shares of Company Stock (a “Certificate”) or (2) shares of Company Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except (subject to Section 2.07) the right to receive the Merger Consideration.

(d) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.06 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the Effective Time or (ii) any termination of this Agreement in accordance with Article 10, the outstanding shares of Company Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Merger Consideration shall be appropriately adjusted to provide the holders of Company Stock (including Company Equity Awards) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.06 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.07 Appraisal Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.05, but rather the holders of Appraisal Shares shall be entitled to payment by the Surviving Corporation of the “fair value” of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration as provided in Section 2.05. The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Stock, withdrawals of such demands and any other instruments served pursuant to Section 262 received by the Company. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.08 Payment of Merger Consideration. (a) Prior to the Effective Time, Parent shall (i) enter into a customary exchange agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), and (ii) deposit with the Paying Agent for the benefit of the holders of shares of Company Stock cash in an aggregate amount necessary to pay the Merger Consideration (such cash provided to the Paying Agent, hereinafter referred to as the “Merger Fund”). The Paying Agent shall deliver the Merger Consideration to be issued pursuant to Section 2.05 out of the Merger Fund. Except as provided in Section 2.08(g), the Merger Fund shall not be used for any other purpose.

(b) Payment Procedures.

(i) Certificates. Parent shall instruct the Paying Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day following the Closing Date, to each holder of record of a Certificate whose shares of Company Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.05, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent and the Company reasonably agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, the aggregate Merger Consideration in respect thereof, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. Except with respect to Appraisal Shares, until surrendered as contemplated by this Section 2.08(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Stock theretofore represented by such Certificate have been converted pursuant to Section 2.05(b). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article 2. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.05 shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver, the Merger Consideration with respect to such Book-Entry Shares as promptly as practicable after the Effective Time. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(c) The Merger Consideration paid in accordance with the terms of this Article 2 upon the surrender of the Certificates (or, immediately, in the case of the Book-Entry Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Stock. At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further recording or registration of transfers of shares of Company Stock. If, after the Effective Time, any Certificates formerly representing shares of Company Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2.

(d) Any portion of the Merger Fund that remains undistributed to the former holders of Company Stock for one year after the Effective Time shall be returned to Parent, upon demand, and any former holder of Company Stock who has not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of its claim for the Merger Consideration.

(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Company Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

(g) The Paying Agent shall invest the Merger Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Company Stock. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Stock; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Company Stock pursuant to this Article 2. If for any reason (including losses) the cash in the Merger Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Merger Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(h) Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration or amounts otherwise payable to any former holder of Company

Stock or holder of Company Equity Awards pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. Any amount deducted or withheld pursuant to this Section 2.08(h) and paid over to the relevant Taxing Authority shall be treated as having been paid to the holder of Company Stock or Company Equity Awards in respect of which such deduction or withholding was made. Parent or the applicable withholding agent shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under applicable Law.

Section 2.09 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.10 Treatment of Company Equity Awards.

(a) Company Options. As of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase shares of Company Stock granted under any Company Stock Plan (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time shall become fully vested (to the extent not vested) and be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company Stock subject to such Company Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Any Company Option for which the exercise price per share equals or exceeds the Merger Consideration shall be cancelled as of immediately prior to the Effective Time for no consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Options (through the applicable payroll system, if practical) the cash amounts described in this Section 2.10(a), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.

(b) Company Restricted Stock Awards. As of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding award of restricted Company Stock granted under any Company Stock Plan (each, a “Company Restricted Stock Award”) shall become fully vested (with any performance-based vesting conditions deemed fully satisfied), and shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company Stock subject to such Company Restricted Stock Award multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Restricted Stock Awards (through the applicable payroll system, if practical) the cash amounts described in this Section 2.10(b), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.

(c) Deferred Stock Units. Prior to the Effective Time, the Company shall take all actions necessary (including adopting any necessary resolutions of the Company Board (or any appropriate committee thereof) and providing all required notices in connection therewith) to terminate each of the Company Non-Employee Director Stock Plans, effective as of the Effective Time and subject to the occurrence of the Effective Time. As of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each deferred stock unit (each, a “Company Deferred Stock Unit” and, together with the Company Options and the Company Restricted Stock Awards, the “Company Equity Awards”) that is granted under any Company Non-Employee Director Stock Plan and outstanding immediately prior the Effective Time shall become fully vested (to the extent unvested) and shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company Stock subject to such Company Deferred Stock Unit multiplied by (ii) the Merger Consideration. The Surviving Corporation or one of its Subsidiaries, as applicable, shall pay to the holders of Company Deferred Stock Units (through the applicable payroll system, if practical) the cash amounts described in this Section 2.10(c), less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within five (5) Business Days following the Effective Time.

(d) Certain Tax Considerations. The actions contemplated by this Section 2.10 shall be taken in accordance with Section 409A of the Code.

(e) Company Actions. Prior to the Effective Time, the Company shall take all actions necessary to effectuate the actions contemplated by this Section 2.10.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01 Surviving Corporation Matters. (a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, but as amended as set forth on Exhibit B hereto, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with applicable Law.

(b) At the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety as the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except the references to Merger Sub’s name shall be replaced by references to “Resource America, Inc.” until further amended in accordance with the provisions thereof and applicable Law.

(c) From and after the Effective Time, until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal: (i) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and (ii) the initial officers of the Surviving Corporation shall be those individuals designated by Parent.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents publicly filed or furnished by the Company to the SEC on or after December 31, 2014 and prior to the date of this Agreement (other than any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” or “market risk” disclaimer or other forward-looking disclosures that are cautionary or predictive in nature) or (b) subject to Section 11.05, as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its assets and carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and the certificate of incorporation and bylaws (or similar organizational or governing documents) of each Subsidiary of the Company, in each case as amended to date and as in effect on the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of, or in conflict with, or in default under, its certificate of incorporation or bylaws (or similar organizational or governing documents).

Section 4.02 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and, subject to receipt of the Company Stockholder Approval, the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate power and authority and have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger, (i) the Company Stockholder Approval and (ii) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State. This Agreement, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b) At a meeting duly called and held, as of the date of this Agreement, the Company Board unanimously has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved to recommend adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (iv) compliance with any applicable requirements of the NASDAQ Global Select Market, (v) any required consent, non-objection, approval, order or authorization of, or registration, declaration or filing with or from, FINRA, the FCA or the JFSC (clauses (i), (ii), (iii), (iv) and (v), collectively the “Consents and Approvals”) and (vi) any actions or filings the absence of which have not had and would not reasonably be expected, individually or in the aggregate, to (x) have a Company Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

Section 4.04 Non-contravention. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (i) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the equivalent organizational or governing documents of any Subsidiary of the Company, (ii) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, contravene, conflict with or result in a violation or breach of any provision of any Law or Order, (iii) assuming the authorizations, consents and approvals referred to in Section 4.03 and the Company Stockholder Approval are obtained, require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon the Company, any of its Subsidiaries or Trapeza, any obligation to which the Company, any of its Subsidiaries or Trapeza is a party or by which the Company or any of its Subsidiaries or any of their respective assets may be bound or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries, or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any of the Company’s Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has obtained the written consent or waiver of each of the Managed REITs under its Advisory Contract in connection with the Merger, in each case, a true, correct and complete copy of which has been delivered to Parent (the “Change of Control Consents”). Each Change of Control Consent is valid and binding and in full force and effect, and the Company has not waived or released any right, claim or benefit thereunder.

Section 4.05 Capitalization. (a) The authorized capital stock of the Company consists of 49,000,000 shares of Company Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company. As of May 20, 2016 (the “Capitalization Date”), there were outstanding 20,830,289 shares of Company Stock (including 1,684,761 shares subject to Company Restricted Stock Awards (assuming any performance-based vesting conditions are fully satisfied)). As of the Capitalization Date, (i) there were (A) outstanding Company Stock Options to purchase an aggregate of 134,000 shares of Company Stock, (B) 318,770 shares of Company Stock subject to outstanding Company Deferred Stock Units, (C) no shares of preferred stock of the Company outstanding, and (D) no shares of other series of common stock of the Company outstanding, and (ii) 470,352 shares of Company Stock were available for issuance of future awards under the Company Stock Plans and 112,475 shares of Company Stock were available for issuance of future awards under the Company Non-Employee Director Stock Plans.

(b) Except (x) as set forth in Section 4.05(a), and (y) for any Company Equity Awards that are granted in accordance with the terms of this Agreement, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or other ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).

(c) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Company Securities. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company or any Company Securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

(d) Section 4.05(d) of the Company Disclosure Letter sets forth for each holder of Company Equity Awards outstanding as of the date of this Agreement (i) the name of the holder of each Company Equity Award, (ii) the maximum number of shares of Company Stock underlying or issuable in respect of such Company Equity Award, (iii) the date of grant of such Company Equity Award, and (iv) the vesting schedule and/or performance metrics, as applicable, for such Company Equity Award.

Section 4.06 Subsidiaries. (a) Each Subsidiary of the Company is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the laws of its jurisdiction of incorporation or organization, except, in the case of any such Subsidiary, where the failure to be so incorporated, organized, existing or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company has all corporate, limited liability company or comparable power and authority to own, lease and operate its assets and carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Letter (such Section 4.06(a) to include the type of and percentage of voting, equity, profits, capital and other beneficial interest held by the Company in such Subsidiary), each Subsidiary of the Company is directly or indirectly wholly owned by the Company.

(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Subsidiary of the Company that are owned by the Company, directly or indirectly, are so owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than (w) Liens existing under the terms of the certificate of incorporation, limited liability company agreement, limited partnership agreement, bylaws or other organizational documents of such Subsidiary (x) statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, (y) transfer and other restrictions under applicable federal and state securities Laws and (z) in the case of Subsidiaries that are immaterial to the Company and its Subsidiaries, taken as a whole, immaterial Liens. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act. (a) The Company has timely filed with or furnished to the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the 1934 Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since December 31, 2014 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Company SEC Document complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date of this Agreement), each Company SEC Document filed or furnished pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement or prospectus, including any financial statements or schedules included or incorporated by reference therein, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or prospectus was filed or became effective, as applicable, or, if amended or supplemented, and as of the date of such amendment or supplemental filing made at least two (2) Business Days prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect. As of the date hereof, none of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are reasonably designed to ensure that: material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, and that all such information is communicated in a timely fashion to the Company’s principal executive officer and principal financial officer to allow timely decisions regarding the disclosure of such information in the Company’s periodic and current reports required under the 1934 Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) The Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal control prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

(g) Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer of the Company (as defined in Rule 3b-7 under the 1934 Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(h) Since the Company Balance Sheet Date, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC prior to the date of this Agreement.

(i) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(j) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NASDAQ Global Select Market, and the statements contained in any such certifications are complete and correct in all material respects.

Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (a) fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, stockholders’ equity and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the 1934 Act).

Section 4.09 Disclosure Documents. The information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the definitive proxy statement to be sent to the Company stockholders in connection with the Merger and the other transactions contemplated by this Agreement (including a letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement and any amendments or supplements thereto, the “Proxy Statement”), at the date it is first mailed to the Company stockholders or at the time of the Company Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 4.09, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement which were not supplied by or on behalf of the Company.

Section 4.10 Absence of Certain Changes. (a) From the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects, (ii) there has not been any effect, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) neither the Company nor its Subsidiaries has taken any action that, if taken after the date of this Agreement, would have required the consent of Parent under clauses (d), (e), (g), (h), (k), (o), (p) or (q) of Section 6.01.

(b) Since the date of this Agreement, there has not been any effect, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby; and

(d) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12 Compliance with Laws and Court Orders; Governmental Authorizations.

(a) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is and since December 31, 2014 has been in compliance with, and to the knowledge of the Company, is not under investigation by a Governmental Authority with respect to, any Law or Order. This section does not relate to Intellectual Property Rights matters, Tax matters, employee benefits matters or environmental matters, each of which are the subjects of Sections 4.15, 4.16, 4.17 and 4.19, respectively.

(b) Except as has not had and would not reasonably be expected to, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, the Company and each of its Subsidiaries has all Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries is and since December 31, 2014, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and (ii) since December 31, 2014, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization.

Section 4.13 Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected, individually or in the aggregate, to prevent the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, (a) there is no Proceeding pending against, or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or their respective assets or properties, and (b) there are no investigations or inquiries pending or, to the knowledge of the Company, threatened by Governmental Authorities against the Company or any of its Subsidiaries or any malfeasance of any other Person for whom the Company or any of its Subsidiaries may be liable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary, nor any of the Company’s or any Company Subsidiary’s respective property, is subject to any outstanding Order.

Section 4.14 Properties. (a) The Company or one of its Subsidiaries owns good and marketable fee simple title or valid leasehold interest (as applicable) to the real properties owned by the Company or any of its Subsidiaries as of the date of this Agreement (the “Owned Real Property”) and the leases, subleases, licenses or other occupancies to which the Company or any of its Subsidiaries is a party as tenant for real property (the “Real Property Lease”, together with the Owned Real Property, the “Company Real Property”) and all

property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, in each case, free and clear of all Liens, except (i) for Permitted Liens, (ii) for the property and assets that have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 4.14(a) of the Company Disclosure Letter sets forth a true and complete list (including addresses) of all Company Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company, any Company Subsidiary or any Owned Real Property is in default under any agreement evidencing any Lien or other agreement affecting the Owned Real Property.

(b) With respect to each Real Property Lease under which the Company or any of its Subsidiaries leases, subleases, licenses or otherwise occupies any real property (i) such Real Property Lease is valid, binding and in full force and effect, (ii) there are no written disputes with respect to any Real Property Lease and (iii) neither the Company or any of its Subsidiaries, as applicable, nor, to the knowledge of the Company, any other party to the Real Property Lease is in breach or default under such Real Property Lease, and, to the knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, except in each case of clauses (i) through (iii) as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of all Real Property Leases, in each case as in effect as of the date hereof, together with all material amendments, modifications, supplements, renewals, extensions and associated guarantees relating thereto, have been made available to Parent.

Section 4.15 Intellectual Property. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own or have a valid and enforceable license to use all Intellectual Property Rights necessary to, or material and used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted, and the Company and its Subsidiaries are currently taking commercially reasonable actions that are reasonably necessary to maintain and protect each material Owned Intellectual Property Right that they own.

(b) Neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (B) alleging that any Owned Intellectual Property Right or Licensed Intellectual Property Right is invalid or unenforceable, or (C) alleging that the use of any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights or that the conduct of the business of the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) None of the material Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, all issued or registered material Owned Intellectual Property Rights are valid and enforceable in all respects, except where the failure to be valid or enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any material Owned Intellectual Property Right, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.16 Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)  (i) Each income or franchise Tax Return and each other Tax Return required to be filed with any Taxing Authority by the Company or any of its Subsidiaries have been filed when due (taking into account extensions) and is true and complete;

(ii) the Company and each of its Subsidiaries have timely paid to the appropriate Taxing Authority all Taxes due and payable (whether or not shown, or required to be shown, on any Tax Return);

(iii) the Company and each of its Subsidiaries have complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, except, in each case of clauses (ii) and (iii), with respect to matters contested in good faith and for which adequate accruals or reserves have been established, in accordance with GAAP, on the Company Balance Sheet;

(iv) there is no Proceeding pending or, to the Company’s knowledge, threatened against, and there is no written claim or deficiency asserted, with respect to the Company or any of its Subsidiaries in respect of any Tax; and

(v) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(b) During the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) Neither the Company nor any of its Subsidiaries is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(d) Neither the Company nor any of its Subsidiaries is, or was, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries) and no Person has raised in writing, or to the knowledge of the Company, threatened to raise, a claim against the Company or any of its Subsidiaries for any breach of any Tax Sharing Agreement and none of the transactions contemplated by this Agreement will give rise to any obligation to make any payments for Taxes after the Effective Time.

(e) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined or unitary group filing a consolidated federal, state, local or foreign income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries).

(f) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

(g) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction,” or to the knowledge of the Company, any “reportable transactions,” within the meaning of Treasury Regulations Section 1.6011-4(b).

(h) During the past six (6) years, no jurisdiction in which neither the Company nor any of its Subsidiaries files income or franchise Tax Returns has asserted that the Company or any of its Subsidiaries is or may be liable for income or franchise Tax in that jurisdiction.

Section 4.17 Employee Benefit Plans. (a) Section 4.17 of the Company Disclosure Letter contains a correct and complete list identifying each material Company Benefit Plan. The Company has made available to Parent the following with respect to each material Company Benefit Plan (to the extent applicable): (i) copies of such material Company Benefit Plan, all material amendments thereto and all related trust documents, (ii) the most recent annual report (Form 5500), if any, required under ERISA or the Code in connection with such Company Benefit Plan, (iii) the most recent actuarial report and audited financial statements for such Company Benefit Plan, (iv) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, and (v) the most recent Internal Revenue Service determination or opinion letter issued with respect to any such Company Benefit Plan intended to be qualified under Section 401(a) of the Code. No Company Benefit Plan is mandated by a government other than the United States or subject to the Laws of a jurisdiction outside of the United States.

(b) No Company Benefit Plan to which the Company, any of its Subsidiaries, any of their respective ERISA Affiliates made, or was required to make, contributions, or which any of them maintained or sponsored, during the past six (6) years, is (or was) subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code. None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes to, or has during the past six (6) years contributed to, a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it may rely regarding its tax-qualified status under the Code and, to the Company’s knowledge, no event has occurred that would reasonably be expected to cause the loss of such qualification, (ii) all payments required to be paid by the Company or any of its Subsidiaries pursuant to the terms of a Company Benefit Plan or by applicable Law with respect to all prior periods have been made or provided for by the Company or its Subsidiaries or their respective ERISA Affiliates in accordance with GAAP, the provisions of such Company Benefit Plan or applicable Law, (iii) no proceeding has been instituted or, to the Company’s knowledge, is threatened against or involving any of the Company Benefit Plans (other than non-material routine claims for benefits and appeals of such claims), (iv) each Company Benefit Plan complies in form and has been administered, maintained and operated in all material respects in accordance with its terms and applicable Law, including, without limitation, ERISA and the Code, (v) no Company Benefit Plan is under, and neither the Company nor its Subsidiaries has received any written notice of, an audit or investigation by the Internal Revenue Service, U.S. Department of Labor, Pension Benefit Guaranty Corporation or any other Governmental Authority, (vi) no Company Benefit Plan provides any employer premium subsidies with respect to post-retirement health and/or welfare benefits to any current or former employee of the Company or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable state or local Law, (vii) there is no binding promise or commitment to create any additional Company Benefit Plan or modify any existing Company Benefit Plan, and (viii) no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred.

(d) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or other transactions contemplated by this Agreement will (whether alone or together with any other event) (i) entitle any current or former employee, officer or director of the Company or its Subsidiaries to severance or termination pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, any Company Benefit Plan, (iii) increase the amount payable or trigger any other financial or material obligation pursuant to any Company Benefit Plan or (iv) result in any amounts payable to any “disqualified individual” (within the meaning of Section 280G of the Code) failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, officer or director of the Company or any of its Subsidiaries for any Tax incurred by such individual under Section 409A or 4999 of the Code.

(e) Assuming the Closing occurs on or prior to December 31, 2016, the maximum amount of cash severance payable, as a result of the Merger, to each of the executives whose names are set forth in Section 4.17(e) of the Company Disclosure Letter under their respective employment agreements (as set forth in Section 4.17(e) of the Company Disclosure Letter) is set forth in Section 4.17(e) of the Company Disclosure Letter.

Section 4.18 Labor Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no labor organizational campaigns, petitions or demands for recognition at the Company or any of its Subsidiaries; (ii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union matters before the National Labor Relations Board or other labor board of Governmental Authority in respect of employees of the Company and its Subsidiaries; and (iii) there currently are not, and since December 31, 2014 there have not been, or, to the Company’s knowledge, threatened, any strikes, slowdowns, lockouts, organized labor disputes or work stoppages.

Section 4.19 Environmental Matters. (a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or, to the knowledge of the Company, against any Person whose Liability for such Environmental Claims the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are and, since December 31, 2014, have been in compliance with all Environmental Laws and have obtained, maintained and been in compliance with all Environmental Permits, and all such Environmental Permits are in good standing.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has caused, and to the knowledge of the Company, no other Person has caused any release of a Hazardous Substance that would be required to be investigated or remediated by the Company or its Subsidiaries under any Environmental Law and (ii) there is no site to which the Company or any of its Subsidiaries has transported or arranged for the transport of Hazardous Substances which, to the knowledge of the Company, is the subject of any Action under Environmental Law.

Section 4.20 Material Contracts. (a) Section 4.20(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each of the following types of Contracts (excluding any Company Benefit Plans) to which the Company, any of its Subsidiaries or, in the case of clause (iv) below, Trapeza, is a party or by which any of their respective properties or assets is bound and which:

(i)  (A) contains any exclusivity or similar provision that is binding on the Company or any of its Subsidiaries or (B) otherwise limits or restricts the Company or any of its Subsidiaries from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region or (3) obtaining products or services from any Person;

(ii) includes (A) any arrangement under which the Company grants any “most favored nation” terms and conditions, right of first refusal or right of first offer or similar right to a Third Party or (B) other than leases entered into in the ordinary course of business, any arrangement between the Company and a Third Party that limits or purports to limit in any respect the ability of the Company or its Subsidiaries to own, operate, sell, license, transfer, pledge or otherwise dispose of any assets or business;

(iii) is a Joint Venture Agreement;

(iv) is an Advisory Contract with a Managed REIT, a Private Fund, a Public Fund or a CDO Issuer;

(v) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and its Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $1,000,000 individually;

(vi) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its wholly owned Subsidiaries) with a fair value in excess of $1,000,000;

(vii) is a material Contract with respect to Licensed Intellectual Property Rights (other than commercially available software or hardware);

(viii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement pursuant to which (A) the Company reasonably expects that it is required to pay total consideration including assumption of debt after the date of this Agreement to be in excess of $1,000,000, (B) any other Person has the right to acquire any material assets of the Company or any of its Subsidiaries after the date of this Agreement with a purchase price of more than $1,000,000 or (C) any other Person has the right to acquire any interests in the Company or any of its Subsidiaries, excluding, in the case of clauses (A) and (B), acquisitions or dispositions of supplies, inventory, merchandise or products in the ordinary course of business or of supplies, inventory, merchandise, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or its Subsidiaries;

(ix) is a Contract (or series of related Contracts) for the acquisition or disposition of assets or equity interests of any Person pursuant to which the Company or any Subsidiary has continuing “earn-out” or similar obligation, or for which an indemnification claim has been made in writing, that would reasonably be expected to result in the Company or any of its Subsidiaries making payments in excess of $1,000,000 in the aggregate;

(x) is a Contract (or series of related Contracts) that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $1,000,000 in the aggregate after the date of this Agreement;

(xi) is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract providing for or securing indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $1,000,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xii) other than the organizational documents of the Company and its Subsidiaries, is a Contract which obligates the Company or any of its Subsidiaries to indemnify any past or present directors, officers or trustees of the Company or any of its Subsidiaries or has any current, or ongoing obligations to, or rights in favor of such Persons;

(xiii) is a settlement or similar Contract with any Governmental Authority or Order of a Governmental Authority to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole;

(xiv) is a Contract (other than employment-related Contracts) containing change in control provisions or other similar payment obligations that would reasonably be expected to involve aggregate payments by the Company and its Subsidiaries in excess of $1,000,000 in connection with the consummation of the transactions contemplated hereby;

(xv) is a Contract involving aggregate payment(s) by the Company in excess of $2,000,000 and which cannot be cancelled by the Company without penalty upon notice of 60 days or less;

(xvi) is a dealer-manager agreement, selling agreement or similar Contract with a Material Broker-Dealer or between a Subsidiary of the Company that is a Broker-Dealer, on the one hand, and a Public Fund or Managed REIT, on the other hand; and

(xvii) is a Contract that would be required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the 1934 Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xvii), and each Employment Agreement or Employment Agreement Amendment, is referred to herein as a “Company Material Contract”).

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is valid and binding and in full force and effect and, to the Company’s knowledge, enforceable against the other party or parties thereto in accordance with its terms. The Company and/or its Subsidiaries party thereto, as applicable, and, to the knowledge of the Company, each other party thereto, has performed its obligations required to be performed by it, as and when required, under each Company Material Contract, except for failures to perform that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge any other party to a Company Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Parent prior to the date of this Agreement.

Section 4.21 Finders’ Fees, etc. Except for Evercore Group L.L.C., there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.22 Opinion of Financial Advisor. The Company Board has received the opinion of Evercore Group L.L.C., financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Stock entitled to receive such Merger Consideration pursuant to this Agreement is fair to such holders from a financial point of view.

Section 4.23 Related Party Transactions. No current director, officer or Affiliate of the Company or any of its Subsidiaries is a party to, or directly or indirectly benefits from, any Contract, arrangement, transaction or understanding with the Company or any of its Subsidiaries of a type that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act.

Section 4.24 Antitakeover Statutes. The Company has taken all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from Section 203 of DGCL, and, accordingly, neither such provision of the DGCL nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement, the Voting Agreements or any of the transactions contemplated hereby or thereby.

Section 4.25 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the insurance policies and self-insurance programs and arrangements relating to the business, assets and operations of the Company is in full force and effect, (b) neither the Company nor any of its Subsidiaries is in breach or default of any of the insurance policies (including any breach or default with respect to the payment of premiums), and (c) such policies provide coverage in such amounts and against such risks as are consistent with the past business practice of the Company and its Subsidiaries and with applicable Law. Since December 31, 2014, through the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible: (x) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or (y) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of its Subsidiaries since December 31, 2014, no insurance carrier has issued a denial of coverage or a reservation of rights with respect to any such Proceeding or investigation, or informed any of the Company nor any of its Subsidiaries of its intent to do so, other than a denial or reservation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.26 Broker-Dealer and Other Regulated Subsidiaries. (a) The Company and each of its Subsidiaries that is required to be registered as a Broker-Dealer with the SEC under the 1934 Act is so registered, and, to the knowledge of the Company is duly registered, licensed or qualified where it is required to be so registered under applicable state Laws, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) The Company and each of its Subsidiaries that is engaged in the investment advisory or investment management activities is, to the extent required under the Advisers Act, duly registered as an investment adviser under the Advisers Act.

(c) The Company and each of its Subsidiaries that is required to be registered under the FSMA is duly registered with the FCA.

(d) Each applicable Subsidiary of the Company has publicly filed or made available to Parent prior to the date hereof true, correct and complete copies of (i) the Uniform Application for Broker-Dealer Registration on Form BD and the Uniform Application for Investment Adviser Registration on Form ADV, as filed with FINRA or the SEC, respectively, by each such applicable Subsidiary of the Company, and (ii) each application for FCA authorization, approval of such application and any scope of permission or similar notices. To the knowledge of the Company, such forms are in compliance with all applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e) Each of the applicable Subsidiaries of the Company is a member in good standing of FINRA and each other Governmental Authority where the conduct of its business requires membership or association.

(f) Each of the applicable Subsidiaries of the Company has established, maintains and enforces written compliance and supervisory policies and procedures and maintains books and records in compliance with all applicable Laws, and each of the applicable Subsidiaries of the Company has been and remains in compliance with such policies and procedures, in each case, except where the failure to establish, maintain, enforce or comply would not, individually or in the aggregate, has not had and reasonably be expected to have a Company Material Adverse Effect.

(g) To the knowledge of the Company, the directors, officers, employees, “associated persons” (as defined in the 1934 Act) and independent contractors of each of the applicable Subsidiaries of the Company who are required to be registered, licensed or qualified with any Governmental Authority as a registered principal, registered representative or registered investment adviser representative is duly and properly registered, licensed or qualified as such, and has been so registered, licensed or qualified at all times while in the employ or under contract with such applicable Subsidiary, and such licenses are in full force and effect, or are in the process of being registered as such within the time periods required by applicable Law, except where the failure to be so registered, licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(h) Each of the applicable Subsidiaries of the Company has timely made or given all required filings, applications, notices and amendments with or to each Governmental Authority that regulates such applicable Subsidiary or its business and all such filings, applications, notices and amendments are accurate, complete and up to date, except where the failure to do so has not had and would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(i) No disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened against the Company, its applicable Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees, independent contractors, registered representatives or “associated persons” (as defined in the 1934 Act). None of FINRA, the SEC or any other Governmental Authority has commenced or to the knowledge of the Company, threatened any action or proceeding to revoke, limit, suspend or qualify any such membership, registration, license or qualification. The Company and each of its applicable Subsidiaries is in compliance with all applicable regulatory net capital requirements, including the Minimum Net Capital Requirements applicable to each Subsidiary of the Company that is a Broker-Dealer, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its applicable Subsidiaries is in compliance with all applicable regulatory requirements for the protection of customer funds and securities, except where such failure to do so would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(j) Except as disclosed on the Form BD or Form U4 or U5 or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company’s Subsidiaries that is required to be registered as a Broker-Dealer nor any of their respective directors, officers, employees, independent contractors, registered representatives or “associated persons” (as defined in the 1934 Act) is ineligible to serve as a Broker-Dealer or an associated person of a Broker-Dealer under Section 15(b) of the 1934 Act (including being subject to any “statutory disqualification,” as defined in Section 3(a)(39) of the 1934 Act).

Section 4.27 Material Advisory Contracts. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Advisory Contract with each Managed REIT and Diversified Income Fund (collectively, the “Material Advisory Contracts”) is valid and binding and in full force (except for the automatic termination of the Material Advisory Contract with Diversified Income Fund that will occur under the Investment Company Act as a result of the Closing) and effect and, to the knowledge of the Company, enforceable against the other party or parties thereto in accordance with its terms. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and/or its Subsidiaries party thereto, as applicable, and, to the knowledge of the Company, each other party thereto, has performed its obligations required to be performed by it in all material respects, as and when required, under each Material Advisory Contract, (b) neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any other party to a Material Advisory Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Advisory Contract or give rise to a right of termination by the counterparty to such Material Advisory Contract (except for an automatic termination of the Material Advisory Contract with Diversified Income Fund that occurs under the Investment Company Act as a result of the Closing, if applicable), and (c) as of the date hereof, neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Advisory Contract.

Section 4.28 Joint Ventures. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) all of the capital obligations of the

Company and its Subsidiaries and, to the knowledge of the Company, all of the capital obligations of any Joint Venture Partner, with respect to any Joint Venture, have been fully funded, (ii) to the knowledge of the Company, there are no pending capital calls, and (iii) as of the date of this Agreement, no right of first offer or similar right under any Joint Venture Agreement as to or affecting any equity interests in any Joint Venture has been exercised by the Company or any of its Subsidiaries, on the one hand, or any Joint Venture Partner, on the other hand, nor is the exercise of any such right now pending or proposed, and no such right would become exercisable as a result of the entry into this Agreement or the consummation of the transactions contemplated hereby.

Section 4.29 Funds and Managed REITs.

(a) Each Public Fund is, and at all times required under applicable Law has been, duly registered with the SEC as an investment company under the Investment Company Act. No Private Fund is required to register as an investment company under the Investment Company Act. Neither the Company nor any of its Subsidiaries acts as investment adviser, investment sub-adviser, general partner, managing member, sponsor or manager of any pooled investment vehicle other than the Public Funds, the Private Funds listed on Section 4.29(a) of the Company Disclosure Letter and the Managed REITs.

(b) Each Public Fund, Private Fund and Managed REIT is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, company, partnership power and authority or similar power and authority, to own its properties and to carry on its business conducted as of the date of this Agreement, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law, except for such failures to have such power and authority or to be so qualified that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, (x) to the knowledge of the Company, a material adverse effect with respect to the applicable Public Fund, Private Fund or Managed REIT or (y) a Company Material Adverse Effect, (i) each Public Fund, Private Fund and Managed REIT is, and since December 31, 2014 has been, in compliance with, and to the knowledge of the Company, is not under investigation by a Governmental Authority with respect to, any Law or Order, (ii) as of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Company, threatened against any Public Fund, Private Fund or Managed REIT or any of their respective assets or properties, and (iii) as of the date hereof, no Public Fund, Private Fund or Managed REIT, and none of their respective assets or properties, is subject to any outstanding Order.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, (x) to the knowledge of the Company, a material adverse effect with respect to the applicable Public Fund or the Managed REIT or (y) a Company Material Adverse Effect, (i) each Public Fund and Managed REIT has, since December 31, 2014, filed all Fund SEC Documents in compliance with applicable Law, and (ii) since December 31, 2014, each Public Fund’s and Managed REIT’s Fund SEC Documents did not at the time they were filed (if required to be filed), and did not during the period of their authorized use, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

Section 4.30 Anti-Corruption. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have been and are in compliance with all applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.), and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries acting on its behalf has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, bribe, gift, contribution, expenditure or other advantage: (i) which would violate any applicable Law; or (ii) to or for a public official with the intention of: (A) improperly influencing any act or decision of such public official; (B) inducing such public official to do or omit to do any act in violation of his lawful duty; or (C) securing any improper advantage, in each case in order to obtain or retain business or any business advantage.

Section 4.31 Material Broker-Dealers. (a) Section 4.31 of the Company Disclosure Letter sets forth (i) a true and complete list of the top ten (10) Third Party Broker-Dealers for sales of securities of each Managed REIT and Diversified Income Fund, by dollar volume, since the date of inception of each such entity through April 30, 2016 on an entity-by-entity basis (each, a “Material Broker-Dealer”), and (ii) the total dollar volume of sales of securities of each such entity by each Material Broker-Dealer.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received written notice as of the date hereof that it has breached, violated or defaulted under any Company Material Contract of the type described in Section 4.20(a)(xvi).

Section 4.32 REIT Status. To the knowledge of the Company:

(a)  (i) RCC, for all of its taxable years, commencing with its REIT Election Year and through and including its taxable year ended December 31, 2015, has been subject to taxation as a REIT and has satisfied all the requirements to qualify as a REIT, and has so qualified, for U.S. federal Tax purposes, for such taxable years, (ii) RCC has been organized and operated since January 1, 2016 to the date hereof, and intends to continue to operate, in such a manner so as to continue to qualify as a REIT for U.S. federal income Tax purposes, and (iii) each Subsidiary of RCC has been since the later of its acquisition or formation, and continues to be, treated for U.S. federal and state income Tax purposes as (A) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (B) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or (C) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code;

(b) each of Opportunity REIT and Opportunity REIT II for all of its taxable years, commencing with its REIT Election Year and through and including its taxable year ended December 31, 2015, has been subject to taxation as a REIT and has satisfied all the requirements to qualify as a REIT, and has so qualified, for U.S. federal Tax purposes, for such taxable years;

(c) each Managed REIT (other than RCC, which is addressed in Section 4.32(a)) has been organized and operated since January 1, 2016 to the date hereof, and intends to continue to operate, in such a manner so as to qualify or continue to qualify as a REIT for U.S. federal income Tax purposes; and

(d) each Subsidiary of each Managed REIT (other than RCC, which is addressed in Section 4.32(a)) has been since the later of its acquisition or formation, and continues to be, treated for U.S. federal and state income Tax purposes as (i) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or (iii) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code.

Section 4.33 CDO Issuers. Section 4.33 of the Company Disclosure Letter sets forth a true and complete list of all CDO Issuers. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries and, to the knowledge of the Company, Trapeza has complied with the terms of each Advisory Contract with a CDO Issuer.

Section 4.34 No Additional Representations. Except for the representations and warranties made by Parent and Merger Sub in Article 5, the Company acknowledges that none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that none of Parent, Merger Sub or any other Person makes any representation or warranty with respect to (a) Parent or its Subsidiaries or any of their respective businesses, affairs, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Parent or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by Parent or any other Person, including in any “data rooms” or management presentations. The Company has not relied on any such information or any representation or warranty not set forth in Article 5.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Letter, Parent and Merger Sub represent and warrant to the Company as follows:

Section 5.01 Corporate Existence and Power. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all limited liability or corporate power and authority, as applicable, to own, lease and operate its assets and carry on its business as now conducted and is duly qualified to do business as a foreign limited liability company or corporation, as applicable, and is in good standing in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

Section 5.02 Corporate Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the limited liability or corporate power, as applicable, and authority of Parent and Merger Sub have been duly authorized by all necessary limited liability or corporate action, as applicable, on the part of Parent and Merger Sub. No other limited liability company or corporate proceeding on the part of Parent or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the Merger, the filing of the certificate of merger with respect to the Merger with the Delaware Secretary of State. This Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any non-U.S. Competition Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (iv) any required consent, non-objection, approval, order or authorization of, or registration, declaration or filing with or from, FINRA and (v) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent and Merger Sub, (ii) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, contravene, conflict with or result in a violation or breach of any Law or Order or (iii) assuming the authorizations, consents and approvals referred to in Section 5.03 are obtained, require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and any of its Subsidiaries, in the case of each of clauses (ii) and (iii), which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05 Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 5.06 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.06, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement which were not supplied by or on behalf of Parent or Merger Sub.

Section 5.07 Sufficient Funds. As of the date hereof, Parent has, and through Closing, Parent will have, immediately available to it unrestricted funds, including cash and other liquid assets, sufficient to consummate the Merger and the other transactions contemplated hereby and required for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the full Merger Consideration and the consideration in respect of the Company Equity Awards under Article 2, to fund any required refinancings or repayments of any existing indebtedness and to pay all related fees and expenses.

Section 5.08 Financial Statements. The audited consolidated financial statements (including all related notes thereto) delivered by Parent to the Company’s Representative by e-mail on May 9, 2016 (the “Parent Financial Statement”) fairly present in all material respects, in conformity with applicable accounting practices applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the date thereof and their consolidated results of operations and cash flows for the period then ended.

Section 5.09 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (a) the fair saleable value (determined on a going-concern basis) of the assets of Parent and its Subsidiaries, taken as a whole, will be greater than the total amount of their liabilities, taken as a whole (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) Parent and its Subsidiaries will be able to pay their debts and obligations in the ordinary course of business as they become due; and (c) Parent and its Subsidiaries will have adequate capital to carry on their businesses and all businesses in which they are about to engage.

Section 5.10 Litigation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no Proceeding pending against, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries.

Section 5.11 No Member Vote Required. No vote of the members of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the certificate of formation or limited liability company agreement of Parent in order for Parent to consummate the Merger.

Section 5.12 Finders’ Fees, etc. Except as set forth on Section 5.12 of the Parent Disclosure Letter, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 5.13 No Additional Representations. Except for the representations and warranties expressly made by the Company in Article 4, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person makes any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that neither the Company nor any other Person makes any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, affairs operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to the Company or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any other Person, including in any “data rooms” or management presentations. Neither Parent nor Merger Sub has relied on any such information or any representation or warranty not set forth in Article 4.

ARTICLE 6

COVENANTS OF THE COMPANY

Section 6.01 Conduct of the Company. (a) From the date of this Agreement until the Effective Time, except as expressly required or expressly permitted pursuant to this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts (i) to conduct its business in the ordinary course consistent with past practice, (ii) to the extent consistent with the foregoing, to preserve intact its business operations, organization and ongoing businesses and relationships with Third Parties, (iii) to obtain the renewal and prevent the termination or non-renewal of any Advisory Contract, if applicable (except for an automatic termination of an Advisory Contract with a Public Fund that occurs under the Investment Company Act as a result of the Closing, if applicable) and (iv) not to take any action, or fail to take any action, that would reasonably be expected to cause any Managed REIT to fail to qualify as a REIT; provided, that (A) no action by the Company or its Subsidiaries with respect to matters expressly permitted in the subclauses of the next sentence shall be deemed a breach of this sentence unless such action would constitute a breach of such subclauses and (B) the failure to obtain the renewal of an Advisory Contract shall not in and of itself be deemed to be a violation of this Section 6.01. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except as expressly required or expressly permitted pursuant to this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any of its Subsidiaries to:

(b) amend (or, in the case of any material Subsidiary of the Company, materially amend) the certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) of the Company or any of its material Subsidiaries;

(c) split, combine or reclassify any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity interests of the Company or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, directly or indirectly, any Company Securities or any Company Subsidiary Securities, except for (i) the declaration, setting aside or payment of any dividends or other distributions by any of its Subsidiaries payable solely to the Company or any of its wholly owned Subsidiaries, (ii) repurchases of shares of Company Stock in the ordinary course of business consistent with past practices (including as to volume) at then prevailing market prices pursuant to any existing share repurchase program disclosed in the Company SEC Documents; provided, that the price paid per share of Company Stock shall not exceed the Merger Consideration, (iii) regular quarterly cash dividends on the Company Stock and Company Equity Awards of not more than $0.06 per share per quarter, consistent with past practice as to timing of declaration, record date and payment date, and (iv) acquisitions, or deemed acquisitions, of Company Stock in connection with (A) the forfeiture of Company Equity Awards pursuant to the terms thereof, (B) the payment of the exercise price of Company Stock Options and (C) Tax withholding obligations in connection with the exercise, vesting or settlement of Company Equity Awards;

(d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of any shares of the Company Stock upon the exercise of Company Stock Options or the settlement of Company Equity Awards that are outstanding at the date of this Agreement and (B) the issuance, delivery or sale of any shares of Company Subsidiary Securities to the Company or any of its Subsidiaries, or (ii) amend any term of any Company Security (in each case, whether by merger, consolidation or otherwise);

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, in excess of $1,000,000 in the aggregate, other than (i) supplies and materials in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice and (ii) pursuant to Contracts in effect on the date of this Agreement that are set forth in Section 6.01(e) of the Company Disclosure Letter;

(f) sell, license, lease or otherwise transfer, or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses in excess of $1,000,000 in the aggregate, other than (i) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales, leases or transfers that are pursuant to Contracts in effect as of the date of this Agreement that are set forth in Section 6.01(f) of the Company Disclosure Letter, (iii) Permitted Liens, or (iv) sales, licenses, leases or other transfers to the Company or any of its wholly owned Subsidiaries; provided, that, nothing in this Section 6.01(f), including the exclusions contained in subclauses (i) through (iv) of this Section 6.01(f), shall be deemed to permit any action prohibited by Section 6.01(s);

(g) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances or capital contributions to, or investments in, the Company or any of its wholly owned Subsidiaries;

(h) create, incur or assume any indebtedness for borrowed money or guarantees thereof or issue or sell any debt securities in an amount in excess of $1,000,000 in the aggregate, except for (i) indebtedness under the Company’s and its Subsidiaries’ revolving working capital credit facilities that are in effect at the date of this Agreement, (ii) guarantees of indebtedness of the Company or any of its wholly owned Subsidiaries (which indebtedness is in effect as of the date of this Agreement or is entered into in compliance with this Section 6.01) and (iii) indebtedness or guarantees between or among the Company and any of its wholly owned Subsidiaries or between or among any of the Company’s wholly owned Subsidiaries;

(i) except as otherwise permitted by the other subclauses of this Section 6.01, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except wholly owned Subsidiaries of the Company;

(j) except as otherwise permitted by the other subclauses of this Section 6.01 or the capital expenditure budget attached as Section 6.01(j) of the Company Disclosure Letter, incur or commit to any capital expenditures in an amount in excess of $1,000,000 in the aggregate;

(k) settle or compromise any suit, action, claim, proceeding or investigation, in each case made or pending against the Company or any of its Subsidiaries, other than, in each case, a settlement solely for monetary damages (without any admission of liability) not in excess of $500,000 individually or $1,000,000 in the aggregate;

(l) enter into any new line of business that is materially different from the Company’s and its Subsidiaries’ businesses;

(m) form any Subsidiary (other than a wholly owned Subsidiary) or new fund;

(n) other than as may be reasonably necessary to comply with the terms of this Agreement or in connection with any matter to the extent specifically permitted by another subsection of this Section 6.01(n), (i) terminate any Company Material Contract or Contract that would be a Company Material Contract if entered into after the date hereof (except an automatic termination of any such Contract in accordance with its terms, other than an Advisory Contract that automatically terminates, which shall be subject to Section 6.01(iii)) or (ii) other than in the ordinary course of business consistent with past practice in the case of Company Material Contracts or Contracts that would be a Company Material Contract if entered into after the date hereof of the type described in clauses (vii) and (xvi) of Section 4.20(a), (A) amend or modify (other than immaterial amendments or modifications) any Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract or (B) enter into (other than renewals consistent with the terms thereof) any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement;

(o) except (x) as required pursuant to a Company Benefit Plan in effect on the date of this Agreement and made available to Parent, or (y) as otherwise required by applicable Law, (i) except as provided in the ordinary course of business consistent with past practice with respect to non-management level employees of the Company or its Subsidiaries, grant, pay or provide any severance or termination payments or benefits to any employee, individual independent contractor or director of the Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any employee, individual independent contractor or director of the Company or any of its Subsidiaries, (iii) other than in the ordinary course of business consistent with past practice (including employee promotions) and other than the Company’s annual increases in base salaries or hourly base wage rates, as applicable, for non-management level employees having an annual base salary rate under $200,000, increase the compensation or benefits payable to any employee, individual independent contractor or director of the Company or any of its Subsidiaries, (iv) enter into, amend or terminate any employment agreement or enter into any severance or retention agreement (excluding offer letters that provide for at-will employment and no severance, termination or change in control payments or benefits) with any employee, individual independent contractor, officer or director of the Company or any of its Subsidiaries, (v) adopt, enter into, terminate or amend any Company Benefit Plan (or any plan, agreement, program, policy or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement), (vi) hire any person to be an employee with a title of “Vice President” or above or having an annual base salary rate of $200,000 or more (other than any person to fill, in the ordinary course of business consistent with past practice, any position that is existing as of the date hereof that is currently, or subsequently becomes, vacant), or (vii) terminate the employment (other than for cause) of any employee of the Company or any of its Subsidiaries having an annual base salary rate of $200,000 or more;

(p) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make, change or rescind any material election with respect to Taxes, (ii) change any material method of Tax accounting, other than as required by any Governmental Authority or applicable Law, (iii) amend any material Tax Return, or (iv) agree or settle any material claim or assessment in respect of Taxes for an amount materially in excess of the amount accrued or reserved with respect thereto on the Company Balance Sheet;

(r) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any of its Subsidiaries;

(s) sell, transfer or otherwise dispose of all or any portion of the equity interests in any Subsidiary of the Company that is a party to a Material Advisory Contract or assign or transfer any Material Advisory Contract, in each case, by merger, consolidation, sale of equity interests, share exchange or otherwise;

(t) amend or modify the compensation payable by the Company or any other material obligations of the Company contained in the engagement letter with Evercore Group, L.L.C., or engage other financial advisers in connection with the transactions contemplated by this Agreement, in any such case, other than in connection with a Company Acquisition Proposal that is made to the Company or otherwise publicly disclosed after the date of this Agreement; or

(u) agree, resolve or commit to do any of the foregoing.

Section 6.02 Company Stockholder Meeting. As promptly as practicable (and in any event, within five (5) Business Days) after the date the Proxy Statement is cleared by the SEC, the Company shall (i) acting through the Company Board, in accordance with applicable Law and its certificate of incorporation and bylaws, give notice of a meeting of its stockholders for the purpose of voting on the approval and adoption of this Agreement in accordance with DGCL (the “Company Stockholder Meeting”), and (ii) in accordance with applicable Law, cause the Proxy Statement to be disseminated to the Company Shareholders as of the record date established by the Company Board for the Company Stockholder Meeting (the date of such dissemination, the “Proxy Date”). In connection with the Company Stockholder Meeting, the Company shall subject to Section 8.03(b) and Section 8.03(c), recommend approval and adoption of this Agreement and the other transactions contemplated hereby by the Company’s stockholders in the Proxy Statement. Subject to Section 8.03(b) and Section 8.03(c), the Company shall duly call, convene and hold the Company Shareholders’ Meeting as promptly as reasonably practicable following the Proxy Date and use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the adoption of this agreement by the Company’s stockholders. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting; provided, however, that the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting (i) if on a date on which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Stock to obtain the Company Stockholder Approval, whether or not a quorum is present or (ii) to the extent necessary to ensure that any amendment or supplement to the Proxy Statement is timely provided to the holders of Company Stock. Regardless of whether there is a Company Adverse Recommendation Change, the Company Stockholder Meeting shall be held in accordance with the terms hereof unless this Agreement is terminated in accordance with Article 10.

Section 6.03 Cooperation. (a) In the event Parent and Merger Sub seek to obtain any debt or equity financing in connection with the transactions contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to, provide all reasonable cooperation necessary for the arrangement of such financing as may be reasonably requested by Parent and Merger Sub. Each of Parent and Merger Sub expressly acknowledges and agrees that its obligation to consummate the transactions contemplated by this Agreement is not subject to any condition or contingency with respect to any financing or funding.

(b) At Parent’s request, the Company shall reasonably cooperate with Parent in coordinating introductions to and meetings with Third Party Broker-Dealers with which the Company and its Subsidiaries have ongoing business relationships.

(c) Notwithstanding anything in this Section 6.03 to the contrary, neither the Company nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 6.03 that would: (i) require the Company, its Subsidiaries or any Persons who are directors of the Company or its Subsidiaries to pass resolutions or consents to approve or authorize the execution of the financing or execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (iii) require the Company, any of its Subsidiaries, or any of its or their stockholders, agents or other Representatives to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the financing prior to the Closing or have any obligation under any agreement, certificate, document or instrument be effective until the Closing, (iv) cause any director, officer or employee, stockholder, agent or other Representative of the Company or any of its Subsidiaries to incur any personal liability, (v) conflict with, result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, the organizational documents of the Company or its Subsidiaries or any Laws, (vi) reasonably be expected to materially conflict with, result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which the Company or any of its Subsidiaries is a party, (vii) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries; (viii) prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice, (ix) require the Company or any of its Subsidiaries to enter into any instrument or agreement, or require the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees, stockholders, attorneys, accountants or other Representatives to deliver any certificate, document or instrument, that is effective prior to the occurrence of the Closing or that would be effective if the Closing does not occur or (x) unreasonably interfere with the ongoing operation of the Company and its Subsidiaries. Nothing contained in this Section 6.03 or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the financing. Each of the Company and its Subsidiaries hereby consents to the reasonable use of its logos in connection with the financing, provided that such use is disclosed to the Company or its Subsidiaries, as applicable, in writing prior to the time that it is so used, such logos are used in a manner that could not reasonably be expected to harm or disparage the Company, its Subsidiaries or their marks and on such other customary terms and conditions as the Company or applicable Subsidiary shall reasonably impose. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries or their respective Representatives in connection with such cooperation and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the financing, any action taken by them at the request of Parent pursuant to this Section 6.03 and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically in connection with its obligations pursuant to this Section 6.03); provided, that Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 6.04 Public Fund Advisory Contract Consents; Public Fund Proxy Statements. (a) With respect to each Public Fund, the Company shall, and shall cause its Subsidiaries to, in accordance with applicable Law, use reasonable best efforts to: (i) as promptly as practicable after the date of this Agreement, and to the extent required by applicable Law or the terms of any Contract or any organizational document of such Public Fund, (x) obtain the approval of a majority of the trustees of such Public Fund and a majority of the trustees of such Public Fund who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of such Public Fund (“Public Fund Board Approval”) of a new investment advisory agreement between such Public Fund and the applicable Subsidiary of the Company (a “New IAA”) that (A) becomes effective as of the later of the Closing Date or approval of such New IAA by the vote of a “majority of the outstanding voting securities” (as defined in the Investment Company Act) of such Public Fund (“Public Fund Shareholder Approval”) and (B) contains terms substantially the same as (but with identical advisory fees as set forth in the applicable Advisory Contract) the Advisory Contract between such Subsidiary and such Public Fund as in effect on the date of this Agreement (or, if amended after the date hereof as permitted by this Agreement, as in effect on the date of such amendment), and (y) cause such Public Fund’s board of trustees to recommend approval of such New IAA to the shareholders of such Public Fund; (ii) cause the board of trustees of such Public Fund to call a meeting of the shareholders of such Public Fund to approve the New IAA for such Public Fund, such meeting to occur as soon as practicable, subject to the requirements of applicable Law, following the date of this Agreement; (iii) as promptly as practicable after the date of this Agreement, and to the extent required by applicable Law or the terms of any Contract or any organizational document of a Public Fund, obtain Public Fund Board Approval of an “interim contract” (within the meaning of Rule 15a-4 under the Investment Company Act) between such Public Fund and the applicable Subsidiary of the Company that (x) becomes effective upon the Closing in the event the Closing occurs prior to Public Fund Shareholder Approval of such New IAA and (y) contains terms substantially the same as (but with identical advisory fees as set forth in the applicable Advisory Contract) the Advisory Contract between such Subsidiary and such Public Fund as in effect on the date of this Agreement (or, if amended after the date hereof as permitted by this Agreement, as in effect on the date of such amendment thereof) (an “Acceptable Interim IAA”); and (iv) cooperate with Parent in connection with taking the actions and obtaining the approvals described in clauses (i) through (iii) above and in Section 8.10(a), including making the directors, officers and employees of the Company and its Subsidiaries reasonably available for presentations to such Public Fund’s board of trustees and for assisting in the preparation of the proxy statements, any presentations or other materials, or any communications to be made to such Public Fund’s board of trustees in furtherance of taking the actions and obtaining the approvals described in clauses (i) through (iii) above and Section 8.10(a).

(b) As promptly as reasonably practicable following the receipt of each Public Fund Board Approval, the Company or one of its Subsidiaries shall (in coordination with each Public Fund) use reasonable best efforts to: (i) prepare and file proxy materials for a shareholder meeting of such Public Fund (A) for the purpose of voting on the approval of the New IAA for such Public Fund and (B) with respect to Diversified Income Fund, to elect each of the trustees thereof appointed by the board of trustees of Diversified Income Fund (other than any individual resigning as a trustee effective as of immediately prior to the Effective Time, as set forth on Section 8.10(a) of the Parent Disclosure Letter) (such proxy materials, a “Public Fund Proxy Statement” and such shareholder meeting, a “Public Fund Shareholder Meeting”); (ii) in accordance with applicable Law, cause a Public Fund Proxy Statement to be mailed to the shareholders of such Public Funds as of the record date established by the Public Fund’s board of trustees for such Public Fund Shareholder Meeting; and (iii) duly call, convene and hold such Public Fund’s Public Fund Shareholder Meeting as promptly as reasonably practicable following the mailing of the Public Fund Proxy Statement. The Company shall use its reasonable best efforts to solicit from the shareholders of each Public Fund proxies in favor of the approval of its New IAA and, with respect to Diversified Income Fund, elect each of the existing trustees thereof appointed by the board of trustees of Diversified Income Fund (other than any individual resigning as a trustee effective as of immediately prior to the Effective Time, as set forth on Section 8.10(a) of the Parent Disclosure Letter), and take all other actions reasonably necessary or advisable to secure the Public Fund Shareholder Approval of such New IAA and the election of such trustees. The Company shall provide Parent with a reasonable opportunity to review and comment on the Public Fund Proxy Statements, or any amendment or supplement thereto, prior to their filing with the SEC. The Company shall use its reasonable best efforts to notify Parent reasonably promptly of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Public Fund Proxy Statement and shall provide Parent with (i) copies of all correspondence between the Company, any of its Subsidiaries or the Public Funds, on the one hand, and the SEC, on the other hand, with respect to the Public Fund Proxy Statements, and (ii) a reasonable opportunity to review and comment on the response to those comments and requests. The Company (in coordination with the applicable Public Fund) shall use its reasonable best efforts to resolve, and Parent agrees to consult and cooperate with the Company in resolving, all SEC comments with respect to the Public Fund Proxy Statements as promptly as reasonably practicable after receipt thereof.

(c) Parent shall cooperate with the Company and its Subsidiaries in taking the actions and obtaining the approvals described in Section 6.04(a) and in Section 8.10(a) and shall furnish to the Company, its Subsidiaries and respective Representatives such information and assistance as the Company, its Subsidiaries and their respective Representatives may reasonably request in connection with seeking the Public Fund Board Approval and the Public Fund Shareholder Approval for each Public Fund, including making the directors, officers and employees of Parent and its Subsidiaries reasonably available for presentations to such Public Fund’s board of trustees and for assisting, at the Company’s, its Subsidiaries’ or their respective Representatives’ request, in the preparation of the proxy statements, any presentations or other materials, or any communications to be made to such Public Fund’s board of trustees in furtherance of taking the actions and obtaining the approvals described in Section 6.04(a) and in Section 8.10(a). Each Party agrees that none of the information supplied by or on behalf of it in writing expressly for use in the proxy statement to be filed with the SEC in connection with obtaining the Public Fund Shareholder Approvals, as amended or supplemented by any amendment or supplement filed with the SEC, will, at the date it is first mailed to the shareholders of the Public Funds or at the time of the shareholder meeting of the Public Funds held to obtain the Public Fund Shareholder Approvals, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE 7

COVENANTS OF PARENT AND MERGER SUB

Section 7.01 Conduct of Parent. From the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to Article 10, neither Parent nor Merger Sub shall take or agree to take any action (including entering into any agreements with respect to any acquisitions, mergers, consolidations or business combinations) which would reasonably be expected to result, individually or in the aggregate, in (a) a Parent Material Adverse Effect or (b) the imposition of a material condition or conditions on any Consents and Approvals.

Section 7.02 Obligations of Merger Sub. Parent shall cause Merger Sub to perform when due its obligations under this Agreement and to consummate the Merger pursuant to the terms and subject to the conditions set forth in this Agreement.

Section 7.03 Director and Officer Indemnification. (a) From and after the Effective Time, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation of each former and present director or officer of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee, fiduciary or employee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding or investigation with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) as in effect on the date of this Agreement or in any agreement, a true and complete copy of which agreement has been provided by the Company to Parent prior to the date of this Agreement, to which the Company or any of its Subsidiaries is a party, shall survive the Merger and continue in full force and effect in accordance with their terms. For a period of no less than six (6) years after the Effective Time, Parent and the Company shall cause to be maintained in effect the provisions in the certificates of incorporation and bylaws and comparable organizational documents of the Surviving Corporation and each Subsidiary of the Company (or in such documents of any successor to the business of the Surviving Corporation) regarding exculpation, indemnification and advancement of expenses in effect as of immediately prior to the Effective Time or in any agreement to which the Company or any of its Subsidiaries is a party, in each case in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Corporation’s certificate of incorporation and bylaws set forth in Exhibit B in any manner that would adversely affect the rights thereunder of any individual who immediately before the Effective Time was a Company Indemnified Party; provided, however, that all rights to indemnification in respect of any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each, an “Action”) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b) For a period of no less than six (6) years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless (and advance funds in respect of the foregoing) each Company Indemnified Party to the fullest extent permitted under applicable Law against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Company Indemnified Party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, but subject to Parent’s and the Surviving Corporation’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party in the defense of any such Action. Notwithstanding anything to the contrary set forth in this Agreement, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(c) Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to either (i) continue to maintain in effect for a period of no less than six (6) years after the Effective Time the Company’s directors’ and officers’ insurance policies (the “D&O Insurance”) in place as of the date of this Agreement or (ii) purchase comparable D&O Insurance for such six (6)-year period from a carrier with comparable or better credit ratings to the Company’s existing directors’ and officers’ insurance policies, in each case, with coverage for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time; provided, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount is set forth in Section 7.03(c) of the Company Disclosure Letter (the “Premium Cap”); and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Premium Cap. At the Company’s option, the Company may purchase, prior to the Effective Time, a prepaid “tail policy” for a period of no more than six (6) years after the Effective Time with coverage for the persons who are covered by the Company’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable to the insured individuals as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time, in which event Parent shall cease to have any obligations under the first sentence of this Section 7.03(c); provided, that the aggregate premium for such policies shall not exceed the Premium Cap. In the event the Company elects to purchase such a “tail policy,” the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to use commercially reasonable efforts to) maintain such “tail policy” in full force and effect and continue to honor its obligations thereunder.

(d) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, and in each such case, Parent or the Surviving Corporation shall cause proper provision to be made so the successors and assigns of Parent or the Surviving Corporation, as the case may be, succeed to or assume the applicable obligations of such Party set forth in this Section 7.03.

(e) The provisions of this Section 7.03 shall survive consummation of the Merger, are intended to be for the benefit of, and will be enforceable by, each indemnified or insured person hereunder (including the Company Indemnified Parties), his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract, at Law or otherwise.

Section 7.04 Employee Matters. (a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor all Company Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time. During the one-year period following the Effective Time (the “Continuation Period”), Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (each, a “Continuing Employee”), with (i) a base salary or hourly rate that is at least equal to the base salary or hourly rate provided to each such Continuing Employee immediately prior to the Closing Date, (ii) commission, cash bonus and long-term incentive opportunities, as applicable, that are no less favorable than the commission, cash bonus and long-term incentive opportunities provided to each such Continuing Employee immediately prior to the Closing Date (except that no equity-based compensation shall be considered or taken into account for purposes of determining whether opportunities are no less favorable), and (iii) employee benefits that are no less favorable in the aggregate than the employee benefits provided to each such Continuing Employee immediately prior to the Closing Date. In addition and notwithstanding anything to the contrary in the foregoing two sentences, during the Continuation Period (or such longer period as may be required by applicable Law), Parent shall provide, or shall cause to be provided, to each Continuing Employee identified on Section 7.04(a) of the Company Disclosure Letter whose employment is terminated without Cause (as defined in Section 7.04(a) of the Company Disclosure Letter) during such period with the severance benefits set forth in Section 7.04(a) of the Company Disclosure Letter; provided that the receipt of any such severance shall be conditioned upon and subject to the execution (and non-revocation) by such employee of a customary release of claims in favor of Parent and its Affiliates (in substantially the form used by the Company as of the date hereof with respect to terminations of employment, a copy of which has been made available to Parent prior to the date hereof) (a “Release of Claims”).

(b) If any Continuing Employee becomes eligible to participate in any “employee benefit plan,” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries (collectively, the “Parent Plans”), then, for purposes of determining eligibility to participate, vesting and benefit accrual, service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary) prior to the Effective Time shall be treated as service with Parent or any of its Subsidiaries solely to the extent recognized by the Company and its Subsidiaries prior to the Effective Time under the comparable Company Benefit Plan; provided, however, that (A) such service shall not be recognized to the extent that such recognition would result in any duplication of benefits, (B) no recognition of service shall be required under any newly established plan for which prior service of similarly situated employees of Parent is not taken into account, and (C) Parent shall not be required to provide service credit for any equity or equity-based compensation under any Parent Plan or any benefit accrual purposes under any Parent Plan that is a defined benefit pension plan. In addition, subject to the terms of the applicable Parent Plan and applicable Law, Parent shall use commercially reasonable efforts to (i) waive, or caused to be waived, all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Continuing Employees under any Parent Plan that is a welfare benefit plan in which such Continuing Employees may be eligible to participate after the Effective Time solely to the extent such conditions and exclusions and waiting periods were satisfied or did not apply to such employees under the corresponding welfare plan maintained by the Company prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Closing Date during the plan year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plans that are welfare plans in which such Continuing Employee is eligible to participate after the Effective Time solely to the extent credited under the corresponding welfare plan maintained by the Company prior to the Effective Time.

(c) The Company shall pay, or Parent shall cause the Surviving Corporation or an Affiliate thereof to pay, as applicable, annual bonuses in respect of the 2016 fiscal year as follows:

(i) Prior to the Effective Time, the Company shall establish a bonus amount pursuant to the Company’s annual bonus or revenue-sharing plans or arrangements for each participant therein (each, a “Bonus Plan Participant”) for the portion of the 2016 fiscal year that ends on the earlier of December 31, 2016 and the Closing Date (the “2016 Bonus Amount”) in an amount no greater than the product of (i) the annual cash bonus received by such Bonus Plan Participant in respect of the 2015 fiscal year multiplied by (ii) either (A) one (1) (if the Closing Date occurs on or after December 31, 2016) or (B) a fraction, the numerator of which is the number of days during the 2016 fiscal year through and including the Closing Date and the denominator of which is 366 (if the Closing Date occurs prior to December 31, 2016).

(ii) If the Effective Time occurs prior to the time the Company would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then no later than March 15, 2017, Parent shall cause the Surviving Corporation or an Affiliate thereof to pay to each Bonus Plan Participant who is continuously employed through the payment date, an annual bonus in respect of the entire 2016 fiscal year, which amount shall be no less than such person’s 2016 Bonus Amount; provided, however, that if, prior to the payment of annual bonuses in respect of the 2016 fiscal year, a Bonus Plan Participant’s employment is terminated without Cause or such Bonus Plan Participant’s employment terminates in a manner entitling such Bonus Plan Participant to severance or termination payments under an employment or other agreement with the Company or any of its Affiliates, then Parent shall cause the Surviving Corporation or an Affiliate thereof to pay to such Bonus Plan Participant a prorated bonus in respect of the 2016 fiscal year in an amount equal to the product of (A) the annual cash bonus earned by such Bonus Plan Participant in respect of the 2015 fiscal year multiplied by (B) a fraction, the numerator of which is the number of days the Participant was employed by the Company, the Surviving Corporation or an Affiliate thereof during the 2016 fiscal year and the denominator of which is 366. Any such prorated bonus shall be paid to the Bonus Plan Participant within sixty (60) days following such Bonus Plan Participant’s termination of employment, subject to such Bonus Plan Participant’s execution of a Release of Claims that becomes effective and non-revocable under applicable law within the sixty (60)-day period following such termination of employment.

(iii) If the Effective Time has not occurred by the time the Company would pay annual bonuses in respect of the 2016 fiscal year in the ordinary course of business, then the Company shall pay each Bonus Plan Participant an annual bonus in respect of the 2016 fiscal year in an amount equal to his or her 2016 Bonus Amount in the ordinary course of business.

(d) Nothing contained in this Section 7.04, expressed or implied, shall (i) be treated as the establishment, amendment or modification of any Company Benefit Plan or Parent Plan or constitute a limitation on rights to amend, modify, merge or terminate after the Effective Time any Company Benefit Plan or Parent Plan, (ii) give any current or former employee, officer, director or other independent contractor of the Company and its Subsidiaries (including any beneficiary or dependent thereof) any third-party beneficiary or other rights, or (iii) obligate Parent or any of its Affiliates to (A) maintain any particular Company Benefit Plan or Parent Plan or (B) retain the employment or services of any current or former employee, officer, director or other independent contractor.

Section 7.05 Section 15(f) of the Investment Company Act. From and after the Effective Time, Parent and Merger Sub shall use reasonable best efforts to assure that (a) for a period of not less than three (3) years following the Effective Time, at least seventy five percent (75%) of the members of the board of trustees of each Public Fund are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the investment adviser of the Public Fund, (b) for a period of not less than two (2) years following the Effective Time, there is not imposed on any Public Fund an “unfair burden” (within the meaning of Section 15(f) of the Investment Company Act) as a result of the transaction contemplated by the Merger Agreement, including the Merger, or any express or implied terms, conditions or understandings applicable thereto; provided, however, that if Parent or any of its Affiliates obtains an order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act, then this covenant shall be deemed to be modified to the extent necessary to permit Parent, Merger Sub and their Affiliates to act in accordance with the representations and conditions contained in the application upon which such order was granted. Notwithstanding anything to the contrary contained herein, the covenants of the Parties contained in this Section 7.05 are intended only for the benefit of Persons who are “affiliated persons” (as such term is defined in Section 2(a)(3) of the Investment Company Act) of the Company or its Subsidiaries as of immediately prior to the Effective Time and for no other Person.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

Section 8.01 Efforts. (a) Subject to Section 8.01(b) and Section 8.01(c) and the terms and conditions set forth in this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable Law or Order to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable (and in any event no later than the End Date). Without limiting the generality of the foregoing, subject to Section 8.01(b) and Section 8.01(c) and the terms and conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall cooperate with the other and use, and shall cause each of its respective Subsidiaries to use, their respective reasonable best efforts to (i) prepare and file as promptly as practicable, and in any event within the time prescribed by any applicable Law or Competition Law, all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, or renewed with, any Governmental Authority (including the Consents and Approvals), in each case in order to consummate as promptly as practicable the transactions contemplated by this Agreement, (ii) furnish as promptly as practicable all information to any Governmental Authority as may be required by such Governmental Authority in connection with the foregoing, (iii) obtain all consents, registrations, approvals, permits and authorizations necessary, proper or advisable to be obtained from, or renewed with, any other Person (including the Consents and Approvals), in each case in order to consummate as promptly as practicable the transactions contemplated by this Agreement; provided, that under no circumstances shall the Company or any of its Subsidiaries be required to make any payment to any Person to secure such Person’s consent and (iv) obtain all consents, approvals and authorizations that are necessary or advisable as a result of the transactions contemplated hereby under (A) any Contract to which the Persons listed on Section 8.01(a)(iv)(A) of the Company Disclosure Letter is a party and (B) if requested by Parent, any Contract to which the Persons listed on Section 8.01(a)(iv)(B) of the Company Disclosure Letter is a party; provided, further, that, the failure to obtain any of the consents, registrations, approvals, permits or authorizations referenced in clauses (iii) or (iv) above (other than any consents, approvals or events required pursuant to Section 9.01(c) and Section 9.01(d)) shall not constitute the failure to satisfy a condition to the obligation of either Party to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing and without limiting the generality thereof: (x) the Parties shall (A) prepare and file a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice within ten (10) Business Days from the date hereof, (B) seek early termination of any waiting periods under the HSR Act and (C) to the extent required by applicable Law or pursuant to an Advisory Contract, inform each Advisory Client (and other required Persons) in writing of the transactions contemplated by this Agreement by sending such Advisory Client a notice thereof, in form and substance reasonably satisfactory to Parent, and use reasonable best efforts to seek such Advisory Client’s (and other required Persons’) consent to the continuation of its applicable Advisory Contract (except for any approvals of the board of trustees or shareholders of the Public Funds, which are addressed in Section 6.04); provided, however, that, to the extent consistent with applicable Law or SEC pronouncements or unless affirmative consent is required by the applicable Advisory Contract, such consent may take the form of a so-called implied or negative consent; (x) the Parties shall, and shall cause their respective Subsidiaries and Representatives to, and the Company shall use reasonable best efforts to cause its applicable Joint Ventures to, prepare and, as promptly as practicable following the date of this Agreement, submit or cause to be submitted to the FCA each required FSMA Section 178 Notification with respect to the transactions contemplated by this Agreement (provided, that the Company shall not be required to cause any such Joint Venture to take any action to the extent the Company does not have the right to cause such Joint Venture to take such action pursuant to the terms of the applicable Joint Venture Agreement); (y) the Parties shall, and shall cause their respective Subsidiaries and Representatives to, and the Company shall use reasonable best efforts to cause its applicable Joint Ventures to, prepare and, as promptly as practicable following the date of this Agreement, submit or cause to be submitted any and all filings with the JFSC to obtain the JFSC Approval with respect to the transactions contemplated by this Agreement (provided, that the Company shall not be required to cause any such Joint Venture to take any action to the extent the Company does not have the right to cause such Joint Venture to take such action pursuant to the terms of the applicable Joint Venture Agreement); and (z) the Company shall prepare and, as promptly as practicable following the date of this Agreement, submit or cause to be submitted to FINRA for each Subsidiary of the Company that is a Broker-Dealer, a substantially complete Continuing Membership Application (“CMA”) for approval of a change in control or ownership pursuant to FINRA (NASD) Rule 1017(a)(4) satisfying the standards of FINRA (NASD) Rule 1014. The Parties acknowledge and agree that nothing contained in this Agreement shall obligate the Company prior to the Closing to make or cause to be made for any Subsidiary of the Company that is a Broker-Dealer an application to FINRA for approval of a material change in business pursuant to FINRA (NASD) Rule 1017(a)(5), except to the extent required by FINRA.

(b) Each Party shall furnish to the other such necessary information and assistance as the other Party may reasonably request in connection with the preparation of any necessary filings or submissions for any Governmental Authority. Except as required by law or regulation and subject to Section 8.01(c), each Party or its attorneys shall provide the other Party or its attorneys the opportunity to review and make copies of all correspondence, filings, communications or memoranda setting forth the substance thereof between such Party or its representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated in this Agreement (omitting any information that constitutes a competitively sensitive or transaction related business secret of either Party). Parent will pay all filing fees in connection with any filings in connection with approvals of Governmental Entities to the transactions contemplated hereby; provided, that Parent shall pay only 50% of the costs and expenses associated with any Continuing Membership Application pursuant to FINRA (NASD) Rule 1017 in connection with the consummation of the transactions contemplated hereby.

(c) Notwithstanding anything to the contrary set forth herein and subject to the terms and conditions set forth in this Agreement, without in any way limiting the generality of the undertakings under this Section 8.01, each of the Company, Parent and Merger Sub shall each use their respective reasonable best efforts to: (i) promptly provide to each and every Governmental Authority such information and documents as may be requested by such Governmental Authority in connection with obtaining the consents and approvals set forth in this Section 8.01 or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) promptly take any and all actions necessary to avoid or eliminate each and every impediment under any applicable Law so as to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably possible (and in any event no later than the End Date); and (iii) promptly take any and all actions necessary to avoid or overcome the entry of any action, including any administrative or judicial action, Order, decision or determination (in each case, whether temporary, preliminary or permanent) that would materially delay, restrain, restrict, prevent, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby on or prior to the End Date; provided, that, notwithstanding anything to the contrary contained herein, the Company and its Subsidiaries shall not be obligated to make any changes to their respective business or operations pursuant to clauses (ii) and (iii) of this Section 8.01(c) unless such actions are conditional or contingent on the Closing occurring in accordance with the terms of this Agreement.

(d) In the event that any Governmental Authority requires any acts, omissions or restrictions in connection with obtaining the consents and approvals contemplated by Section 8.01, no adjustment shall be made to the aggregate Merger Consideration.

(e) Subject to applicable Law, Competition Law, applicable Orders and all privileges, including attorney-client privileges, each Party shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including: (i) prior to submitting any document or information (whether formally or informally, in draft form or final form) to any Governmental Authority with respect to the Competition Law of such Governmental Authority applicable to this Agreement, the FINRA Approval, any FCA Approval or the JFSC Approval sending reasonably in advance to the other Party a copy of such document or information (omitting any information that constitutes a competitively sensitive or transaction related business secret of the other Party); (ii) promptly sending to the other Party a copy of all documents, information, correspondence or other communications relating to this Agreement sent to, or received by the Party (or its Representatives) from, any third-party or Governmental Authority relating to the Competition Law of such Governmental Authority, the FINRA Approval, any FCA Approval, the JFSC Approval or the transactions contemplated by this Agreement; (iii) promptly informing the other Party of any communications, conversations or telephonic calls received from any Governmental Authority with respect to the Competition Law of such Governmental Authority applicable to this Agreement, the FINRA Approval, any FCA Approval or the JFSC Approval, and not initiating any of the foregoing without giving reasonable prior notice to the other Party and reasonable opportunity to participate in any such communication, conversation or telephonic call; (iv) sending reasonably in advance to the other Party any undertaking or agreement (whether oral or written) that it or any of its Subsidiaries proposes to make or enter into with any Governmental Authority with respect to the transactions contemplated by this Agreement; (v) allowing the other Party and its Representatives to attend and participate at any meeting with, or hearing organized by, any Governmental Authority relating to the transactions contemplated by this Agreement, to the extent permitted by such Governmental Authority and to the extent reasonably practicable; and (vi) in connection with the FINRA Approval, any FCA Approval and the JFSC Approval, provide the other Party with a reasonable opportunity to review and comment on each CMA or other applicable filing and any response to any additional information in connection with any CMA or other applicable filing, in each case prior to the submission thereof (including the proposed final version thereof).

Section 8.02 Proxy Statement. (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare (with Parent’s cooperation) and file with the SEC the Proxy Statement to be sent to the stockholders of the Company relating to the Company Stockholder Meeting. The Company shall use its reasonable best efforts to ensure that the Proxy Statement complies as to form with the rules and regulations promulgated by the SEC under the 1934 Act. Subject to Section 8.03, the Proxy Statement shall include (i) a statement to the effect that the Company Board has determined that this Agreement and the Merger are advisable and (ii) the recommendation of the Company Board in favor of adoption of this Agreement by the Company’s stockholders. As promptly as reasonably practicable after the Proxy Statement shall have been cleared by the SEC, the Company shall cause the Proxy Statement to be mailed to its stockholders entitled to vote at the Company Stockholder Meeting.

(b) Each of the Company and Parent shall furnish all information concerning such Person and its Subsidiaries to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments received from the SEC. The Company shall provide Parent, Merger Sub and their counsel reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto, in each case prior to the filing thereof with the

SEC. If at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Subsidiaries, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(c) The Company shall notify Parent promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall provide Parent with (A) copies of all correspondence between the Company or any of its Affiliates, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement and (B) a reasonable opportunity to participate in the response to those comments and requests. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the Proxy Statement. The Company shall use its reasonable best efforts to resolve, and Parent agrees to consult and cooperate with the Company in resolving, all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company Shareholders as promptly as reasonably practicable following filing with the SEC.

Section 8.03 No Solicitation. (a) The Company and its controlled Affiliates shall, and the Company shall instruct its Representatives to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal. From and after the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with Article 10, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors shall, and the Company shall instruct its and its Subsidiaries’ Affiliates and other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing any non-public information), or knowingly take any other action designed to facilitate, any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) subject to Section 8.03(b), approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal, (iii) subject to Section 8.03(b), approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or a Superior Proposal (each an “Alternative Acquisition Agreement”), (iv) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (v) publicly announce an intention to do any of the foregoing; provided, however, that if, prior to obtaining the Company Stockholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Superior Proposal and that was unsolicited and made after the date of this Agreement in circumstances not otherwise involving a breach of this Agreement, the Company may, in response to such Company Acquisition Proposal and subject to compliance with Section 8.03(b), furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (A) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 8.03 and (y) contains confidentiality provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (it being understood that an Acceptable Confidentiality Agreement need not contain any standstill or non-

solicitation provision), and (B) promptly (but in any event within twenty-four (24) hours) following furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives).

(b) Except as permitted pursuant to this Section 8.03(b) or Section 8.03(c), the Company Board shall not (i) effect a Company Adverse Recommendation Change or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary in this Agreement, if (A) a written Company Acquisition Proposal that was not solicited in violation of this Agreement is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn and (B) the Company Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Superior Proposal, then prior to receipt of the Company Stockholder Approval, and subject to compliance with this Section 8.03(b), the Company Board may (x) effect a Company Adverse Recommendation Change or (y) cause the Company to terminate this Agreement in accordance with the procedures set forth in Section 10.01(d)(ii) if the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with the procedures set forth in Section 10.1(d)(ii) would be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws; provided, however, that, prior to making any Company Adverse Recommendation Change or terminating this Agreement:

(i) the Company Board shall provide Parent at least four (4) Business Days’ prior written notice of its intention to take such action, which notice shall include the information with respect to the Superior Proposal that is specified in this Section 8.03(b) and the material terms and conditions thereof (including the identity of the Third Party making the Superior Proposal, as well as a complete copy of the Superior Proposal that is the basis of such action);

(ii) during the four (4) Business Days following such written notice (or such shorter period as is specified below), the Company Board and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Parent in response to such Superior Proposal; and

(iii) at the end of such four (4) Business Days, the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed in writing by Parent), that the Company Acquisition Proposal continues to be a Superior Proposal and that the failure to make such Company Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with the procedures set forth in Section 10.1(d)(ii) would still be reasonably likely to be inconsistent with its fiduciary duties under applicable Laws.

Any material amendment or modification to any Superior Proposal (including any change to the financial terms thereof) will be deemed to be a new Company Acquisition Proposal for purposes of this Section 8.03, and the Company shall promptly (and in any event within 24 hours of occurrence) notify Parent of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 8.03(b) with respect thereto, but with references therein to “4 Business Days” deemed to be references to “3 Business Days”; provided, that in the event there is a Company Adverse Recommendation Change made in compliance with this Section 8.03(b) with respect to a Superior Proposal, the Company shall only enter into an Alternative Acquisition Agreement with respect thereto by terminating this Agreement in accordance with Section 10.01(d)(ii).

(c) Notwithstanding anything to the contrary in this Agreement, following the occurrence of an Intervening Event, if the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Laws, then prior to receipt of the Company Stockholder Approval, and subject to compliance with this Section 8.03(c), the Company Board may effect a Company Adverse Recommendation Change; provided, however, that, prior to making any Company Adverse Recommendation Change:

(i) the Company Board shall provide Parent at least four (4) Business Days’ prior written notice of its intention to take such action, which notice shall include the reasons underlying the Board’s decision to make a Company Adverse Recommendation Change, including a description of the Intervening Event that is the basis of such action;

(ii) during the four (4) Business Days following such written notice, the Company Board and its Representatives shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Parent in response to such Intervening Event; and

(iii) at the end of such four (4) Business Days, the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the Intervening Event continues to warrant an Adverse Recommendation Change and that the failure to make a Company Adverse Recommendation Change would still reasonably be expected to be inconsistent with its fiduciary duties under applicable Laws (after taking into account any revisions to this Agreement made or irrevocably committed to in writing by Parent during such four (4) Business Days if such revisions were to be given effect).

(d) In addition to the obligations of the Company and Parent set forth in Section 8.03(a), Section 8.03(b) and Section 8.03(c), the Company shall (i) promptly (and in any event within 48 hours) notify Parent orally and in writing of any proposal, indication of interest or offer which constitutes a Company Acquisition Proposal that are received by, or any discussions or negotiations are sought to be initiated regarding a Company Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the proposal, indication of interest or offer and the material terms and conditions of any such proposal, indication of interest or offer (including, if applicable, copies of any written proposals or offers, including proposed agreements), (ii) keep Parent reasonably informed, on a reasonably prompt basis (and in any event within 48 hours) of the status of any discussions or negotiations with respect to any such proposals or offers and the details of any material changes to the status or material terms of any such proposal, indication of interest or offer (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of definitive agreements) and (iii) indicate to Parent promptly (and in any event within 48 hours) whether the Company has furnished nonpublic information to such Person or group of Persons.

(e) Nothing contained in this Section 8.03 or Section 8.04 shall prohibit the Company Board from (i) disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act or from making a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside counsel, that the failure to make such disclosure would reasonably be likely to be inconsistent with the directors’ exercise of theirs fiduciary obligations to the Company’s stockholders under applicable Laws; provided, however, that in no event shall the Company Board effect a Company Adverse Recommendation Change except in accordance with the provisions of this Section 8.03.

(f) Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 8.03 by any Representative or controlled Affiliate of the Company acting on behalf of the Company or its Affiliates shall be deemed to be a breach of this Section 8.03 by the Company.

Section 8.04 Public Announcements. The initial press release with respect to the execution of this Agreement and the transactions contemplated hereby shall be in a form reasonably acceptable to Parent and the Company. Thereafter, Parent and the Company (unless the Company Board has made a Company Adverse Recommendation Change) shall consult with the other Party before (a) participating in any media interviews, (b) engaging in meetings or calls with analysts, institutional investors or other similar Persons and (c) providing any statements (including press releases) which are public or are reasonably likely to become public, in any such case to the extent relating to the transactions contemplated hereby. None of the limitations set forth in this Section 8.04 shall apply to any disclosure of any information concerning this Agreement or the transactions contemplated by this Agreement (i) which the Company deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including to securities analysts and institutional investors and in press interviews; and (ii) in connection with any dispute between the Parties regarding this Agreement or the transactions contemplated by this Agreement.

Section 8.05 Notices of Certain Events. Each of the Company and Parent shall promptly notify and provide copies to the other of (i) any written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, (ii) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Merger or the other transactions contemplated by this Agreement, and (iii) the occurrence of any event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby or (B) result in the failure of any condition to the Merger set forth in Article 9 to be satisfied; provided, that the delivery of any notice pursuant to this Section 8.05 shall not (i) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of any Party hereunder or (ii) update any section of the Company Disclosure Letter or the Parent Disclosure Letter, and provided, further, that the failure to comply with this Section 8.05 shall not constitute a breach or noncompliance of a covenant by such Party for determining the satisfaction of the conditions set forth in Section 9.02 or Section 9.03.

Section 8.06 Access to Information. (a) Upon reasonable notice, and subject to applicable Law, the Company shall (and shall cause its Subsidiaries to) afford to Parent, its Subsidiaries and its and their respective officers, agents, employees, financing sources, consultants, professional advisers (including attorneys, accountants and financial advisors) (“Representatives”) reasonable access during normal business hours, under direct supervision of a designated employee of the Company, and upon reasonable prior notice to the Company during the period prior to the Effective Time, to all its and its Subsidiaries’ properties, books, contracts, commitments, records, officers and employees and, during such period as Parent may from time to time reasonably request, and during such period the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information concerning it, its Subsidiaries and each of their respective businesses, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access and the disclosure of information to the extent that, in the reasonable good faith judgment of the Company, (i) any Law applicable to the Company or its Subsidiaries requires the Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a Third Party, (iii) such disclosure would result in disclosure of any trade secrets of Third Parties, (iv) disclosure of any such information or document would reasonably be expected to result in the loss of attorney-client privilege (provided, that, with respect to the matters set forth in subclauses (i) to (iv) herein, the Company and/or its counsel shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not violate any Law or obligations to a Third Party or result in the loss of attorney client privilege (as applicable)) or (v) such access would unreasonably disrupt the operations of the Company or any of its Subsidiaries.

(b) With respect to the information disclosed pursuant to Section 8.06(a), each of Parent and the Company shall comply with, and shall cause such party’s Representatives to comply with, all of its obligations under the Confidentiality Agreement, which agreement shall remain in full force and effect in accordance with its terms.

Section 8.07 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act, to the extent permitted by applicable Law.

Section 8.08 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ Global Select Market to enable the de-listing by the Surviving Corporation of the Company Stock from the NASDAQ Global Select Market and the deregistration of the Company Stock and other securities of the Company under the 1934 Act as promptly as practicable after the Effective Time.

Section 8.09 Stockholder Litigation. Each Party hereto shall promptly notify the other Parties hereto in writing of any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement that is brought, or, to the knowledge of such Party, threatened in writing, against such Party and/or its directors (any such litigation, a “Transaction Litigation”) and shall keep such other Party reasonably informed on a current basis with respect to the status thereof. Subject to the fiduciary duties of each Party’s board of directors and except in any litigation or proceeding where the Parties may be adverse to each other, each Party shall give the other Party the opportunity to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any Transaction Litigation, and no Party shall settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such Transaction Litigation, without the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned).

Section 8.10 Managed Entities.

(a) With respect to each Managed REIT and each of the entities set forth on Section 8.10 of the Company Disclosure Letter (collectively, the “Managed Entities”), the Company shall, and shall cause its controlled Affiliates to: (i) obtain resignations from each of the individuals set forth on Section 8.10(a) of the Parent Disclosure Letter as a director, trustee and/or officer of each of the Managed Entities, which shall become effective immediately prior to the Effective Time (collectively, the “Resignations”) and (ii) use reasonable best efforts to cause the appointment of those individuals set forth on Section 8.10(b) of the Parent Disclosure Letter selected by Parent to fill the vacancies thereby created, to be effective immediately prior to the Effective Time.

(b) The Company shall notify Parent in writing promptly if, to the knowledge of the Company, the Company or any of its Affiliates receives a bona fide proposal or offer made by any Person relating to a merger, consolidation, asset acquisition, share exchange, business combination or similar transaction or the acquisition of fifty percent (50%) or more of the equity interests in any of the Managed Entities, whether in one transaction or a series of related transactions, and to keep Parent reasonably informed of the status and material terms of any such bona fide proposals or offers on a current basis.

(c) The Company shall use reasonable best efforts to permit the attendance of a representative of Parent, solely in an observer status, at each meeting of the investment committee for any Advisory Client and provide such representative with the same information that is provided to the members of such investment committee in connection with any such meeting, subject to clauses (i) through (v) of the proviso set forth in Section 8.06(a).

Section 8.11 Closing Payment by Parent. At the Closing, Parent shall, or shall cause one of its Subsidiaries to, pay to the Company, by wire transfer of immediately available funds to the account designated by the Company at least three (3) Business Days prior to the Closing Date, the amount set forth on Section 8.11 of the Company Disclosure Letter, which amount shall be used to make the payments required or permitted to be made by the Company at the Closing in connection with the consummation of the transactions contemplated by this Agreement, as agreed by the Parties (it being understood that if such payment is made to the Company prior to the Effective Time and the Closing does not occur for any reason, then the entire amount of such payment shall be promptly returned to Parent).

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01 Conditions to Obligations of Each Party. The obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the mutual consent of Parent and the Company):

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Statutes and Injunctions. No Law, Order (whether temporary, preliminary or permanent) or other legal restraint or prohibition entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal, enjoins, prevents or prohibits the consummation of the Merger.

(c) HSR Act. The waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

(d) FINRA Approval. The FINRA Approval shall have been obtained and be in full force and effect. Notwithstanding the foregoing, this condition will, subject to the following proviso, be deemed satisfied and the Closing may occur prior to obtaining the FINRA Approval; provided, that (i) the Closing does not occur prior to the 31st day following the date on which FINRA has deemed the CMA to be substantially complete, as indicated in a written notice (which may be by electronic mail) delivered by FINRA to the Company; and (ii) this condition will not be satisfied if at any time prior to the Closing FINRA has advised the Company or Parent that it has imposed or will impose substantial operating restrictions on any Subsidiary of Parent or the Company that is a Broker-Dealer prior to or following the Closing.

(e) FCA Approvals. The FCA Approvals shall have been obtained and be in full force and effect.

(f) JFSC Approval. The JFSC Approval shall have been obtained and be in full force and effect.

Section 9.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by Parent):

(a) (i) the representations and warranties of the Company contained in Section 4.04(b) (Change of Control Consents) and Section 4.10(b) (Absence of Certain Changes), shall be true and correct in all respects, in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing, (ii) the representations and warranties of the Company contained in Section 4.05(a) (Capitalization) shall be true and correct in all but de minimis respects, in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all but de minimis respects only at and as of such time), (iii) the representations and warranties of the Company contained (A) in the first sentence of Section 4.01 (Corporate Existence and Power), (B) in Section 4.02 (Corporate Authorization), Section 4.17(e) (Employee Benefits), Section 4.21 (Finders’ Fees), Section 4.22 (Opinion of Financial Advisor), Section 4.24 (Antitakeover Statutes), and Section 4.31(a) (Material Broker-Dealer) and (C) Section 4.32(a) (REIT Status for RCC) shall be true and correct in all material respects, in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all material respects only at and as of such time), and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any “materiality,”

Company Material Adverse Effect or “all material respects” qualifications set forth therein), in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only at and as of such time), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing;

(c) Parent and Merger Sub shall have received a certificate signed by an executive officer of the Company certifying that the conditions set forth in Section 9.02(a) and Section 9.02(b) have been satisfied;

(d) the Company shall have received, and Parent shall have been furnished with copies of, the Resignations;

(e) No Material Advisory Contract shall have terminated (except for the automatic termination of the Material Advisory Contract with Diversified Income Fund that will occur under the Investment Company Act as a result of the Closing) or, if applicable, not renewed, and each such Material Advisory Contract shall be in full force and effect in accordance with its terms; and

(f) Diversified Income Fund shall have entered into an Acceptable Interim IAA and such Acceptable Interim IAA shall be in full force and effect; provided, that this condition will be deemed to be satisfied in the event that Public Fund Shareholder Approval of a New IAA with Diversified Income Fund has been obtained and such New IAA is in full force and effect.

Section 9.03 Conditions to the Obligations of the Company . The obligation of the Company to consummate the Merger is subject to the satisfaction on or prior to the Closing Date of the following conditions (which may be waived in whole or in part by the Company):

(a)(i) the representations and warranties of Parent and Merger Sub contained in the first two sentences of Section 5.01 (Corporate Existence and Power) and in Section 5.02 (Corporate Authorization) and Section 5.12 (Finders’ Fees) shall be true and correct in all material respects, in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all material respects only at and as of such time), and (ii) all other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any “materiality,” Parent Material Adverse Effect or “all material respects” qualifications set forth therein), in each case at and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than any such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects only at and as of such time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) each of Parent and Merger Sub shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing; and

(c) the Company shall have received a certificate signed by an executive officer of Parent certifying that the conditions set forth in Section 9.03(a) and Section 9.03(b) have been satisfied.

ARTICLE 10

TERMINATION

Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as otherwise stated below):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger is not consummated on or before February 22, 2017 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.01(b)(i) shall not be available to a Party if the failure of the Merger to be consummated on or before such date was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Merger and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 10.01(b)(ii) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(iii) if any Law shall have been promulgated, entered enacted or issued or be applicable to the Merger by any Governmental Authority that prohibits, prevents, or makes illegal the consummation of the Merger; or

(iv) if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by Parent:

(i) if, prior to the receipt of the Company Stockholder Approval, a Company Adverse Recommendation Change shall have occurred; or

(ii) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.02(a) or Section 9.02(b) if such conditions were tested as of the date of such breach or failure to perform and (ii) is incapable of being cured by the Company by the End Date, or, if capable of being cured, is not cured within forty-five (45) days of receipt of written notice from Parent; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) if Parent is then in breach of any of its representations, warranties, covenants or agreements under this Agreement such that the conditions set forth in either Section 9.03(a) or Section 9.03(b) would not be satisfied;

(d) by the Company:

(i) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 9.03(a) or Section 9.03(b) if such conditions were tested as of the date of such breach or failure to perform and (ii) is incapable of being cured by Parent by the End Date, or, if capable of being cured, is not cured within forty-five (45) days of receipt of written notice from the Company; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements under this Agreement such that the conditions set forth in either Section 9.02(a) or Section 9.02(b) would not be satisfied; or

(ii) prior to the Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the terms of Section 8.03; provided that (A) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for a Superior Proposal that did not result from a breach of this Agreement and (B) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds the Company Termination Fee.

Section 10.02 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company as provided in Section 10.01, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision hereof pursuant to which such termination is made. In the event of the termination of this Agreement in compliance with Section 10.01, this Agreement shall be terminated and this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party), other than Section 8.04, this Section 10.02, Section 10.03, and Article 11, which provisions shall survive such termination; provided, however, that nothing in this Section 10.02 shall relieve any Party from Liability for any fraud or willful or intentional breach of this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement.

Section 10.03 Termination Fees. (a) In the event that this Agreement is terminated (x) by Parent pursuant to Section 10.01(c)(i) (or by the Company pursuant to Section 10.01(b)(iv) and at the time of such termination Parent would have been permitted to terminate this Agreement pursuant to Section 10.01(c)(i)) or (y) by the Company pursuant to Section 10.01(d)(ii), then the Company shall pay, by wire transfer of immediately available funds, to Parent a fee in the amount of $6,725,000 (the “Company Termination Fee”) at or prior to the termination of this Agreement in the case of a termination pursuant to Section 10.01(d)(ii) or as promptly as practicable (and, in any event, within two Business Days following such termination) in the case of a termination pursuant to Section 10.01(c)(i).

(b) In the event that this Agreement is terminated (i) by the Company or Parent pursuant to Section 10.01(b)(iv) or (ii) by Parent pursuant to Section 10.01(c)(ii) as a result of (A) a breach of or failure to perform any covenant or agreement contained in this Agreement or (B) a willful breach of any representation or warranty contained in this Agreement and, in any such case, (I) at any time after the date of this Agreement and prior to the taking of a vote to adopt this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof, a Company Acquisition Proposal shall have been publicly announced or publicly made known and (II) within nine (9) months after such termination, the Company shall have entered into an agreement with respect to any Company Acquisition Proposal, or any Company Acquisition Proposal shall have been consummated, then the Company shall pay, by wire transfer of immediately available funds, to Parent the Company Termination Fee on the earlier to occur of the Company entering into an agreement with respect to such Company Acquisition Proposal or the consummation of such Company Acquisition Proposal; provided, however, that for purposes of the definition of “Company Acquisition Proposal” in this Section 10.03(b), references to “25%” shall be replaced by “50%.”

(c) In the event that this Agreement is terminated (x) by the Company or Parent pursuant to Section 10.01(b)(iv) or Section 10.01(c)(ii) as a result of a breach of or failure to perform any covenant or agreement contained in this Agreement and, (y) prior to such termination, the Company shall have materially breached any of its obligations under Section 8.03, which material breach, if curable by the Company, shall not have been cured within five (5) Business Days following the Company’s receipt of written notice of such material breach and (z) which material breach shall have resulted in a Company Acquisition Proposal being publicly made, then the Company shall pay, by wire transfer of immediately available funds, to Parent the Company Termination Fee as promptly as practicable (and, in any event, within two Business Days following such termination).

(d) The Parties acknowledge that the agreements contained in this Section 10.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 10.03, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any amount due pursuant to this Section 10.03, the Company shall pay Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 10.03 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. All payments under this Section 10.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent. In no event shall a Company Termination Fee be payable more than once.

(e) Each Party agrees that notwithstanding anything in this Agreement to the contrary (other than with respect to claims for, or arising out of or in connection with fraud) (A) in the event that this Agreement is terminated under circumstances where the Company Termination Fee would be payable pursuant to this Section 10.03, the payment of the Company Termination Fee shall be the sole and exclusive remedy of Parent, its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives against the Company or any of its Representatives or Affiliates for, (B) in no event will Parent seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 11.12 hereof) based on a claim in law or equity with respect to, (1) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (2) the termination of this Agreement, (3) any liabilities or obligations arising under this Agreement or (4) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (C) upon payment of any Company Termination Fee in accordance with this Section 10.03, no Party nor any Affiliates or Representatives of any Party shall have any further Liability or obligation to another Party relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE 11

MISCELLANEOUS

Section 11.01 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 11.01 shall not limit Section 10.02, Section 10.03 or any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 11.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company or Parent contemplated hereby, by written agreement of the Parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained. A termination of this Agreement pursuant to Section 10.01 or an amendment or waiver of this Agreement pursuant to Section 11.02 or Section 11.03 shall, in order to be effective, require, in the case of Parent, Merger Sub and the Company, action by their respective board of directors (or a committee thereof) or sole member, as applicable.

Section 11.03 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the first proviso of Section 11.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the stockholders of either Parent or the Company. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 11.04 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred by the Company or any of its Subsidiaries in connection with the Merger (including any real property transfer tax and any similar Tax) shall be borne and paid by the Company (or the applicable Subsidiary) when due, and the Company (or the applicable Subsidiary) shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, the Company (or the applicable Subsidiary) shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 11.05 Disclosure Letter References. Each item disclosed in a Party’s Disclosure Letter shall, for all purposes in this Agreement, constitute an exception to, or as applicable, disclosure for the purposes of, the representations and warranties (or covenants, as applicable) to which it makes express reference and shall also be deemed to be disclosed or set forth for the purposes of every other part in such Party’s Disclosure Letter relating to such Party’s representations and warranties set forth in this Agreement to the extent a cross-reference within such Disclosure Letter is expressly made to such other part in such Disclosure Letter or the relevance of such item as an exception to, or as applicable, disclosure for purposes of, such other section of this Agreement is reasonably apparent on the face of such disclosure.

Section 11.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided, that receipt of electronic e-mail transmission is requested and received) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11.06):

if to Parent or Merger Sub, to:

C-III Capital Partners LLC

717 Fifth Avenue

New York, New York 10022

Attention: Jeffrey P. Cohen

Email: jcohen@islecap.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Attention:    Daniel I. Ganitsky, Esq.

   Michael E. Ellis, Esq.

Email:         dganitsky@proksauer.com

   mellis@proskauer.com

if to the Company, to:

Resource America, Inc.

One Crescent Drive, Suite 203, Navy Yard Corporate Center

Philadelphia, PA 19112

Attention: Jeffrey F. Brotman

Email:     jbrotman@resourceamerica.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David K. Lam, Esq.

Email:      dklam @wlrk.com

Section 11.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

Section 11.08 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits and Schedules hereto), the Confidentiality Agreement and the Voting Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, that notwithstanding the foregoing clause (b), following the Effective Time, (i) the provisions of Article 2 with respect to the holders of Company Stock to receive the Merger Consideration shall be enforceable by such holders, (ii) the provisions of Section 7.03 shall be enforceable by each Person entitled to indemnification hereunder and his or her heirs and his or her representatives and (iii) the provisions of Section 7.05 shall be enforceable by each Person who is an “affiliated person” (as such term is defined in Section 2(a)(3) of the Investment Company Act) of the Company or its Subsidiaries as of immediately prior to the Effective Time.

Section 11.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party hereto. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, that Parent may designate, prior to the Effective Time, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a party to the Merger in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Merger Sub as of the date of this Agreement) and all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall also be made with respect to such other Subsidiary as of the date of such designation; provided, that such assignment shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of any other party hereto or due to Parent or such other Subsidiary. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 11.11 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 11.12 Enforcement; Exclusive Jurisdiction. (a) The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. In the event a claim or action should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party waives the defense, that there is an adequate remedy under applicable Law or than an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) In addition, each of the Parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.06.

Section 11.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

RESOURCE AMERICA, INC.

By:	/s/ Jonathan Z. Cohen
Name:	Jonathan Z. Cohen
Title:	Chief Executive Officer

C-III CAPITAL PARTNERS LLC

By: Island C-III Manager LLC, its manager

By:	/s/ Jeffrey P. Cohen
Name:	Jeffrey P. Cohen
Title:	President

REGENT ACQUISITION INC.

By:	/s/ Jeffrey P. Cohen
Name:	Jeffrey P. Cohen
Title:	President

[Signature page to Merger Agreement]

Annex B

May 22, 2016

The Board of Directors of

Resource America, Inc.

Navy Yard Corporate Center

Philadelphia, PA 19112

Members of the Board of Directors:

We understand that Resource America, Inc, a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, to be dated as of May 22, 2016 (the “Merger Agreement”), with C-III Capital Partners LLC, a Delaware limited liability company (“Parent”) and Regent Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”).

As a result of the Merger, among other things, each outstanding share of common stock, par value $0.01 per share, of the Company, other than shares owned, directly or indirectly, by Parent, Merger Sub, the Company, Appraisal Shares (as defined in the Merger Agreement) and shares subject to Company Restricted Stock Awards (as defined in the Merger Agreement) (the “Company Stock”), will be converted into the right to receive $9.78 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

(ii)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial data relating to the Company prepared and furnished to us by management of the Company;

(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;

(v)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(vi)	reviewed the reported prices and the historical trading activity of the Company Stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(ix)	reviewed a draft of the Merger Agreement, dated May 22, 2016, which we have assumed is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis;

(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the business assumptions reflected therein. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based. We have also relied, at your direction, without independent verification, upon the assessment of the management of the Company as to the value of certain investment and operating assets and liabilities.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of Company Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of the Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to pay us a quarterly retainer fee, reimburse our expenses and indemnify us against certain liabilities arising out of

B-2

our engagement. We will also be entitled to receive a success fee if the Merger is consummated. Prior to this engagement, we, Evercore Group L.L.C. and its affiliates provided certain financial advisory services to the Company for which no compensation was or is expected to be received. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Parent pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to Parent in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Stock entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Jane Gladstone
Jane Gladstone
Senior Managing Director

B-3

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF

RESOURCE AMERICA, INC.

AUGUST 25, 2016

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL

FOR THE MEETING TO BE HELD ON AUGUST 25, 2016:

The proxy statement is available at

http://phx.corporate-ir.net/phoenix.zhtml?c=73519&p=meeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20330300000000001000 2	060216

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Resource America board of directors recommends you vote FOR proposals 1, 2 and 3:
		1.	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 22, 2016, BY AND AMONG RESOURCE AMERICA, INC., C-III CAPITAL PARTNERS LLC AND REGENT ACQUISITION INC.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	●	2.

PROPOSAL TO APPROVE, ON A NONBINDING ADVISORY BASIS, CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO RESOURCE AMERICA’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH, OR FOLLOWING, THE CONSUMMATION OF THE MERGER.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
3.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR the proposal to adopt the merger agreement, FOR the nonbinding compensation proposal and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you do not specify how you want to vote your shares on the proposal concerning other business properly brought before the meeting, your votes will be counted as abstentions.

			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

RESOURCE AMERICA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF RESOURCE AMERICA, INC.

The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on July 13, 2016, at the Special Meeting of Stockholders of Resource America, Inc. to be held on August 25, 2016 and at any and all adjournments thereof as follows:

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢

SPECIAL MEETING OF STOCKHOLDERS OF

RESOURCE AMERICA, INC.

AUGUST 25, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL

FOR THE MEETING TO BE HELD ON AUGUST 25, 2016:

The proxy statement is available at

http://phx.corporate-ir.net/phoenix.zhtml?c=73519&p=meeting

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢	20330300000000001000 2	060216

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Resource America board of directors recommends you vote FOR proposals 1, 2 and 3:
		1.	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 22, 2016, BY AND AMONG RESOURCE AMERICA, INC., C-III CAPITAL PARTNERS LLC AND REGENT ACQUISITION INC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

PROPOSAL TO APPROVE, ON A NONBINDING ADVISORY BASIS, CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO RESOURCE AMERICA’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH, OR FOLLOWING, THE CONSUMMATION OF THE MERGER.

				FOR ☐	AGAINST ☐	ABSTAIN ☐
3.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR the proposal to adopt the merger agreement, FOR the nonbinding compensation proposal and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you do not specify how you want to vote your shares on the proposal concerning other business properly brought before the meeting, your votes will be counted as abstentions.

●

			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢